Filed pursuant to Rule 424(b)(3)

Registration No. 333-231086

PROSPECTUS SUPPLEMENT NO. 2

(to prospectus dated May 13, 2019)

ToughBuilt Industries, Inc.

5,582,560 shares of common stock

This prospectus supplement relates to Registration Statement on Form S-1 (File No. 333-231086) declared effective by the Securities and Exchange Commission on or about May 9, 2019 and does not cover securities beyond those covered by the existing Registration Statement. There are no additional securities being offered under this prospectus supplement – this is merely a document required under the securities laws to update information previously filed in the original prospectus and prior prospectus supplements thereto.

The selling stockholders may offer and sell the shares covered by the prospectus at prevailing prices quoted on the Nasdaq Capital Market or at privately negotiated prices. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will bear any applicable sales commissions, transfer taxes and similar expenses. We will pay all other expenses incident to the registration of the shares. See “Plan of Distribution” in the prospectus for more information on this topic.

We are filing this prospectus supplement to supplement and amend the information previously included in the prospectus, with the information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2019. Accordingly, we have attached our Quarterly Report on Form 10-Q to this prospectus supplement. You should read this prospectus supplement together with the prospectus and any prior prospectus supplements thereto, which is to be delivered with this prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “TBLT.” On August 19, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.555 per share.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of the prospectus beginning at page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is August 20, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2019

OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____to_____

COMMISSION FILE NUMBER 001-38739

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	46-0820877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630

(Address of principal executive offices) (Zip Code)

(949) 528-3100

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [  ]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (.§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). YES [X] NO [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES [  ] NO [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

As of August 16, 2019, the registrant had 25,663,763 shares of common stock, $0.0001 par value per share outstanding.

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PART I. FINANCIAL INFORMATION

ITEM 1. CONDENSED FINANCIAL STATEMENTS

TOUGHBUILT INDUSTRIES, INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current Assets
Cash	$1,023,913	$5,459,884
Accounts receivable, net	1,795,397	985,854
Factor receivables, net	1,391,840	1,542,835
Inventory	1,166,597	379,915
Prepaid assets	297,848	222,000
Total Current Assets	5,675,595	8,590,488

Property and equipment, net	398,839	224,196
Other assets	39,551	36,014
Total Assets	$6,113,985	$8,850,698
Liabilities and Shareholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$1,805,899	$1,962,901
Accrued expenses	403,192	927,569
Deferred revenue	74,111	107,776
Factor loan payable	1,085,530	1,304,512
Warrant derivative	1,757,408	23,507,247
Total Current Liabilities	5,126,140	27,810,005
Total Liabilities	5,126,140	27,810,005

Shareholders’ Equity (Deficit)
Series C Preferred Stock, $.0001 par value, 4,268 and 0 shares authorized, issued, and outstanding at June 30, 2019 and December 31, 2018, respectively. No liquidation preference.	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 23,186,931 and 9,870,873 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	2,319	987
Additional paid-in capital	39,590,292	20,152,107
Accumulated deficit	(38,604,766)	(39,112,401)
Total Shareholders’ Equity (Deficit)	987,845	(18,959,307)
Total Liabilities and Shareholders’ Equity (Deficit)	$6,113,985	$8,850,698

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues, net of allowances
Metal goods	$2,274,978	$1,756,860	$3,916,250	$3,858,840
Soft goods	2,479,362	2,780,494	5,860,561	4,606,639
Total revenues, net of allowances	4,754,340	4,537,354	9,776,811	8,465,479

Cost of Goods Sold
Metal goods	1,680,762	1,428,120	2,974,433	3,056,697
Soft goods	1,896,656	2,024,219	4,447,742	3,358,333
Total cost of goods sold	3,577,418	3,452,339	7,422,175	6,415,030

Gross profit	1,176,922	1,085,015	2,354,636	2,050,449

Operating expenses:
Selling, general and administrative expenses	2,528,461	1,414,755	5,258,003	2,743,820
Litigation expense	-	1,192,488	-	1,192,488
Research and development	666,448	470,007	1,130,043	855,424
Total operating expenses	3,194,909	3,077,250	6,388,046	4,791,732

Loss from operations	(2,017,987)	(1,992,235)	(4,033,410)	(2,741,283)

Other income (expense)
Interest expense	(86,275)	(724,020)	(168,538)	(1,387,658)
Change in fair value of warrant derivative	2,111,684	-	4,709,583	-
Total other income (expense)	2,025,409	(724,020)	4,541,045	(1,387,658)

Net income (loss)	7,422	(2,716,255)	507,635	(4,128,941)

Common stock deemed dividend	-	-	(2,137,190)	-

Net income (loss) attributable to common stockholders	$7,422	$(2,716,255)	$(1,629,555)	$(4,128,941)

Basic and diluted net loss per share attributed to common stockholders
Basic net loss per common share	$0.00	$(0.74)	$(0.11)	$(1.12)
Basic weighted average common shares outstanding	19,042,699	3,679,500	15,388,342	3,679,500

Diluted net loss per common share	$0.00	$(0.74)	$(0.41)	$(1.12)
Diluted weighted average common shares outstanding	19,042,699	3,679,500	15,516,181	3,679,500

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TOUGHBUILT INDUSTRIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2019 and 2018

(UNAUDITED)

	Series C Preferred Stock			Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount		Shares	Amount	Capital	Deficit	(Deficit)
Balance - January 1, 2018	-	$		3,679,500	$368	$1,711,197	$(11,460,989)	$(9,749,424)
Stock based compensation	-		-	-	-	28,054	-	28,054
Issuance of warrants	-		-	-	-	304,395	-	304,395
Net loss	-		-	-	-	-	(1,412,686)	(1,412,686)
Balance - March 31, 2018	-	$		3,679,500	$368	$2,043,646	$(12,873,675)	$(10,829,661)
Stock based compensation	-		-	-	-	28,054	-	28,054
Issuance of warrants	-		-	-	-	263,055	-	263,055
Net loss	-		-	-	-	-	(2,716,255)	(2,716,255)
Balance - June 30, 2018	-	$		3,679,500	$368	$2,334,755	$(15,589,930)	$(13,254,807)

Balance - January 1, 2019	-	$		9,870,873	$987	$20,152,107	$(39,112,401)	$(18,959,307)
Issuance of common stock upon exercise of Series A Warrants, net of issuance cost	-		-	424,116	42	2,172,638	-	2,172,680
Issuance of common stock as inducement to exercise Series A Warrants	-		-	508,940	51	(51)	-	-
Issuance of common stock upon exercise of Series B warrants	-		-	3,629,045	363	5,635,406	-	5,635,769
Issuance of common stock upon exercise of Placement Agent Warrants	-		-	4,004	-	16,818	-	16,818
Stock based compensation expense	-		-	-	-	105,642	-	105,642
Net income	-		-	-	-	-	500,213	500,213
Balance - March 31, 2019	-		$-	14,436,978	$1,443	$28,082,560	$(38,612,188)	$(10,528,185)
Issuance of Series C preferred stock upon exchange of Series A and Series B warrants	4,268			-	-	3,671,024	-	3,671,024
Issuance of common stock upon exercise of Series B warrants	-		-	8,749,953	876	7,732,587	-	7,733,463
Stock based compensation expense	-		-	-	-	104,121	-	104,121
Net income	-		-	-	-	-	7,422	7,422
Balance - June 30, 2019	4,268		$-	23,186,931	$2,319	$39,590,292	$(38,604,766)	$987,845

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$507,635	$(4,128,941)
Adjustments to reconcile from net income (loss) to net cash used in operating activities:
Depreciation	101,911	62,014
Amortization of debt discount and debt issuance cost	-	853,552
Change in fair value of warrant derivative	(4,709,583)	-
Stock-based compensation expense	209,763	56,108
Changes in operating assets and liabilities
Accounts receivable, net	(809,543)	(1,176,140)
Factor receivables, net	150,995	169,482
Inventory	(786,682)	(29,232)
Prepaid assets	(75,848)	5,500
Other assets	(3,537)	8,553
Accounts payable	(157,002)	828,609
Accrued expenses	(524,377)	1,112,928
Accrued litigation	-	1,192,488
Accrued interest	-	(271,821)
Deferred revenue	(33,665)	(12,950)
Net cash used in operating activities	(6,129,933)	(1,329,850)

Cash flows from investing activities:
Purchases of property and equipment	(276,554)	-
Net cash used in investing activities	(276,554)	-

Cash flows from financing activities:
Proceeds from exercise of Series A warrants	2,172,680	-
Proceeds from exercise of Placement Agent warrants	16,818	-
Proceeds from sale of convertible preferred stock, net of costs	-	1,201,157
Cash payment for debt modification	-	(25,000)
Proceeds from note payable	-	100,000
Proceeds from factor loan payable	1,809,884	2,988,874
Repayments of factor loan payable	(2,028,866)	(2,927,834)
Net cash provided by financing activities	1,970,516	1,337,197

Net (decrease) increase in cash	(4,435,971)	7,347
Cash, beginning of period	5,459,884	44,348
Cash, end of period	$1,023,913	$51,695

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of convertible preferred stock as debt issuance cost	$-	$404,524
Issuance of warrants to investors	$-	$540,429
Issuance of warrants as compensation for capital raise	$-	$27,021
Conversion of Series B warrants into common stock	$13,369,232	$-
Issuance of convertible preferred stock in exchange for warrants	$3,671,024	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

6

TOUGHBUILT INDUSTRIES, INC.

Notes to the Condensed Financial Statements

June 30, 2019 and 2018

(Unaudited)

NOTE 1: NATURE OF OPERATIONS AND BASIS OF PRESENTATION

General

The unaudited condensed financial statements of ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 should be read in conjunction with the financial statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities Exchange Commission (“SEC”) on March 29, 2019 and can also be found on the Company’s website (www.toughbuilt.com). ToughBuilt was incorporated under the laws of the State of Nevada on April 9, 2012 under the name Phalanx, Inc., and on December 29, 2015, Phalanx, Inc. changed its name to ToughBuilt Industries, Inc.

Nature of Operations

In these notes, the terms “we”, “our”, “ours”, “us”, “it”, “its”, “ToughBuilt”, and the “Company” refer to ToughBuilt Industries, Inc.

The Company designs and distributes what it believes to be innovative and superior quality tools and accessories to the home improvement community and the building industry. The Company aspires to augment brand loyalty in part from the enlightened creativity of its end users throughout the global tool market industry. The Company holds exclusive patents and licenses to develop, manufacture, market and distribute various home improvement and construction product lines for both Do-it-Yourself (“DIY”) and professional trade markets under the TOUGHBUILT® brand name.

TOUGHBUILT distributes products in the following categories, all designed and engineered in the United States and manufactured by third party vendors in China:

●	tool belts, tool bags and other personal tool organizer products;
●	complete line of knee pads for various construction applications; and
●	job-site tools and material support products consisting of a full line of miter-saws and table saw stands, saw horses/job site tables and roller stands.

On November 14, 2018, the Company completed its initial public offering (“IPO”), pursuant to which it sold 2,670,000 Class A Units (“Class A Unit”), each Unit consisting of one share of common stock, par value $0.0001 per share, one Series A Warrant to purchase one share of common stock (“Series A Warrant”) and one Series B Warrant to purchase one share of common stock (“Series B Warrant”) at a purchase price of $5.00 per Class A Unit. The Company received net proceeds from the IPO of $12,415,500 after deducting underwriting discounts and commission of $934,500. The Company incurred $743,765 in expenses related to the IPO.

On December 17, 2018, pursuant to the Underwriting Agreement dated November 8, 2018, by and between the Company and the underwriters named therein (the “Representative”), the Representative on behalf of the underwriters agreed to partially exercise the over-allotment option to purchase an additional 25,000 shares of common stock, par value $0.0001, at a price of $4.98 per share, 400,500 Series A Warrants, at a price of $0.01 per warrant and 400,500 Series B Warrants, at a price of $0.01 per warrant. The Company received net proceeds from the exercise of over-allotment option of $121,909 after deducting commission and expenses of $10,601.

On January 24, 2019, the Company entered into exchange agreements with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock, for total cash proceeds to the Company of $2,172,680, net of costs of $159,958. Those investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.67, and the warrants are not exercisable until the six-month anniversary of the date of issuance thereof (see Note 6).

7

On April 11, 2019, an investor exchanged its Series A Warrant to purchase up to 1,189,560 shares of common stock of the Company and a Series B Warrant to purchase up to 1,005,760 shares of common stock, which Series B Warrants are subject to certain anti-dilution provisions embedded in such Series B Warrants for 4,268 shares of Company’s Series C Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, filed by the Company with the Secretary of State of Nevada. The shares of Series C Convertible Preferred Stock are convertible into 4,268,000 shares of the Company’s common stock, and rights to convert into common stock are subject to limitations on ownership at any one time of Company common stock up to 9.9% of the issued and outstanding shares of common stock of the Company; otherwise, the Series C Convertible Preferred Stock has no rights not awarded to holders of common stock of the Company.

On April 16, 2019, the Company formed a wholly-owned subsidiary named ToughBuilt Technologies, Inc. dedicated to the continued advancement, production and marketing of Company’s mobile solutions.

Liquidity

The Company has incurred approximately $4.0 million of operating loss and approximately $6.1 million of cash outflow from operations during the six months ended June 30, 2019. As of June 30, 2019, the Company’s principal sources of liquidity consisted of approximately $1.0 million in cash, future cash generated from operations and future financing activities (including the convertible note financing with net proceeds of $5,000,000 (for the first tranche) consummated on August 19, 2019 (see Note 9)). The Company believes its current cash balances coupled with anticipated cash flow from operating and financing activities will be sufficient to meet its working capital requirements for at least one year from the date of the issuance of the accompanying interim condensed financial statements. The Company continues to control its cash expenses as a percentage of expected revenue on an annual basis and thus may use its cash balances in the short-term to invest in revenue growth. Based on current internal projections, the Company believes it has and/or will generate sufficient cash for its operational needs, including any required debt payments, for at least one year from the date of issuance of the accompanying interim condensed financial statements. Management is focused on growing the Company’s existing product offering, as well as its customer base, to increase its revenues. Management is also focused on entering into asset backed borrowing facilities and raising capital in the near future. The Company cannot give assurance that it can increase its cash balances or limit its cash consumption and thus maintain sufficient cash balances for its planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. The Company may need to raise additional capital in the future. However, the Company cannot assure that it will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, management believes that the Company will have sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying interim condensed financial statements.

Basis of Presentation

These interim condensed financial statements are unaudited and were prepared by the Company in accordance with generally accepted accounting principles in the United States of America (GAAP) and with the SEC’s instructions to Form 10-Q and Article 10 of Regulation S-X.

The preparation of interim condensed financial statements requires management to make assumptions and estimates that impact the amounts reported. These interim condensed financial statements, in the opinion of management, reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company’s results of operations, financial position and cash flows for the interim periods ended June 30, 2019 and 2018; however, certain information and footnote disclosures normally included in our audited annual financial statements, as included in the Company’s interim condensed financial statements on Form 10-Q, have been condensed or omitted pursuant to such SEC rules and regulations and accounting principles applicable for interim periods. It is important to note that the Company’s results of operations and cash flows for interim periods are not necessarily indicative of the results of operations and cash flows to be expected for a full fiscal year or any other interim period. The information included in this Quarterly Report on Form 10-Q should be read in connection with the financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

8

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Reverse Stock Split

On September 13, 2018, the Company effected a reverse stock split (the “Reverse Split”) of its issued and outstanding common stock, preferred stock, warrants and options (collectively, the “Equity Instruments”). As a result of the Reverse Split, each (2) units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into one (1) unit of Equity Instrument. The Reverse Split did not change the number of authorized shares or the par value of its common stock or preferred stock. All share amounts, per share data, share prices, exercise prices or conversion rates have been retroactively adjusted for the effect of the Reverse Split.

Cash

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents at June 30, 2019 and December 31, 2018.

Accounts Receivable

Accounts receivable represent income earned from the sale of tools and accessories for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. At June 30, 2019 and December 31, 2018, no allowance for doubtful accounts was recorded.

The Company accounts for the transfer of accounts receivable to a third party under a factoring type arrangement in accordance with Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing”. ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though the Company has isolated the transferred (sold) assets and has the legal right to transfer its assets (accounts receivable), it does not meet the third test of effective control since its accounts receivable sales agreement with a third-party factor requires it to be liable in the event of default by one of its customers. Because it does not meet all three conditions, it does not qualify for sale treatment of its accounts receivable, and its debt thus incurred is presented as a secured loan liability, entitled “Factor loan payable”, on its balance sheet. The Company recorded a sales discount of $13,000 at June 30, 2019 and $13,000 at December 31, 2018.

Inventory

Inventory is valued at the lower of cost or net realizable value using the first-in, first-out method. The reported net value of inventory includes finished saleable products that will be sold or used in future periods. The Company reserves for obsolete and slow-moving inventory. At June 30, 2019 and 2018, there were no reserves for obsolete and slow-moving inventory.

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Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives of the assets which range from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets when they are placed into service. The Company evaluates property and equipment for impairment periodically to determine if changes in circumstances or the occurrence of events suggest the carrying value of the asset or asset group may not be recoverable. Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the three and six months ended June 30, 2019 and 2018, respectively.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adheres to ASC 820, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

●	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

●	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

●	Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity.

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In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The fair value of the Company’s warrant derivative recorded in the Company’s financial statements was determined using the Monte Carlo simulation valuation methodology and the quoted price of the Company’s common stock in an active market, a Level 3 measurement. Volatility was based on the actual market activity of the Company’s peer group. The expected life was based on the remaining contractual term of the warrants, and the risk-free interest rate was based on the implied yield available on U.S. Treasury Securities with a maturity equivalent to the warrants’ expected life.

The Company calculated the estimated fair value of warrants on the date of issuance and at each subsequent reporting date using the following assumptions:

Six Months Ended
June 30, 2019
Risk-free interest rate	2.09% - 2.46%
Contractual term (year)	0.37
Expected volatility	40%

Level 3 Fair Value Sensitivity

Warrant derivative

From time to time, the Company sells common stock warrants that are derivative instruments. The Company does not enter into speculative derivative agreements and does not enter into derivative agreements for the purpose of hedging risks.

The fair value of the warrant derivative includes the estimated volatility and risk-free rate. The higher/lower the estimated volatility, the higher/lower the value of the debt conversion feature liability. The higher/lower the risk-free interest rate, the higher/lower the value of the debt conversion feature liability.

The table below provides a reconciliation of the beginning and ending balances for the warrant derivative which is measured at fair value using significant unobservable inputs (Level 3):

Balance, December 31, 2018	$23,507,247
Series B Warrants exercised during the three months ended March 31, 2019	(5,635,769)
Change in the fair value of warrant derivative	(2,597,899)
Balance, March 31, 2019	$15,273,579

Series B Warrants exercised during the three months ended June 30, 2019	(7,733,463)
Series B Warrants exchanged for Series C Preferred Stock	(3,671,024)
Change in the fair value of warrant derivative	(2,111,684)
Balance, June 30, 2019	$1,757,408

Revenue Recognition

The Company recognizes revenues when product is delivered to the customer, and the ownership is transferred. The Company’s revenue recognition policy is based on the revenue recognition criteria established under the Financial Accounting Standards Board – Accounting Standards Codification 606 “Revenue From Contracts With Customers” which has established a five-step process to govern contract revenue and satisfy each element is as follows: (1) Identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as you satisfy a performance obligation. The Company records the revenue once all the above steps are completed. See Note 7 for further information on revenue recognition.

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Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with the ASC 740 “Income Taxes.” Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company applies the accounting guidance issued to address the accounting for uncertain tax positions. This guidance clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements as well as provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company classifies interest and penalty expense related to uncertain tax positions as a component of income tax expense. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the period in which related temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in its assessment of a valuation allowance.

Stock Based Compensation

The Company accounts for employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the comparable companies and estimates the expected term for employee stock options using the simplified method for employees and directors and the contractual term. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

The Company recognizes forfeitures as they occur rather than applying a prospective forfeiture rate in advance.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of Class A and B warrants, Series A and B warrants, convertible preferred stock and convertible debentures. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

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	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator for diluted loss per share:
Net loss attributable to common stockholders	$7,422	$(2,716,255)	$(1,629,555)	$(4,128,941)
Less: Change in fair value of Series B warrant derivative	-	-	(4,709,583)	-
Numerator for diluted loss per share	$7,422	$(2,716,255)	$(6,339,138)	$(4,128,941)

Denominator for diluted loss per share:
Weighted average common shares	19,042,699	3,679,500	15,388,342	3,679,500
Warrants	-	-	127,839	-
Denominator for diluted loss per share	19,042,699	3,679,500	15,516,181	3,679,500

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Preferred shares	3,752,000	378,260	1,886,000	322,428
Warrants	5,526,841	364,859	3,299,569	364,859
Options	1,063,419	125,000	1,063,419	125,000
Total anti-dilutive weighted average shares	10,342,260	868,119	6,248,988	812,287

No Segment Reporting

The Company does not operate with business segments as it has a single business which is distribution of products in the following categories, all designed and engineered in the United States and manufactured by third party vendors in China:

●	tool belts, tool bags and other personal tool organizer products;
●	complete line of knee pads for various construction applications; and
●	job-site tools and material support products consisting of a full line of miter-saws and table saw stands, saw horses/job site tables and roller stands.

A single management team, that reports to the Chief Executive Officer, comprehensively manages the business.

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on its financial statements.

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In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3: FACTOR RECEIVABLES, LETTERS OF CREDIT PAYABLE AND LOAN PAYABLE

In April 2013, the Company entered into a financing arrangement with a third-party purchase order financing company (the “Factor”), whereby the Company assigned to the Factor selected sales orders from its customers in exchange for opening a letter of credit (“LC”) with its vendors to manufacture its products. The Company paid an initial fixed fee of 5% of the cost of products it purchased from the vendor upon opening the LC, and 1% each 30 days thereafter, after the LC is funded by the Factor until such time as the Factor receives the payment from the Company’s customers. The factoring agreement provides for full recourse against the Company for factored accounts receivable that are not collected by the Factor for any reason, and the collection of such accounts receivable is fully secured by substantially all of the receivables of the Company. The factoring advances for the LCs at June 30, 2019 and December 31, 2018 have been treated as a loan payable to third party in the accompanying balance sheets, and total outstanding accounts receivable factored, net of allowance for sales returns, discounts and rebates of $13,000 (for December 31, 2019 only) as of June 30, 2019 and December 31, 2018, respectively, are set forth below.

Factor loan payable activity

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Factor loan payable beginning balance	$1,206,069	$1,484,821	$1,304,512	$1,078,941
Advances received	916,050	1,425,499	1,809,884	2,988,874
Advances repaid	(1,036,589)	(1,770,339)	(2,028,866)	(2,927,834)
Ending balance - Factor loan payable	$1,085,530	$1,139,981	$1,085,530	$1,139,981

Factor interest and fees paid	$86,275	$134,637	$168,538	$215,831

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NOTE 4: PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	June 30, 2019	December 31, 2018
Furniture	$101,580	$61,722
Computers	192,352	88,615
Production equipment	75,233	75,233
Tooling and molds	249,690	249,690
Website design	138,459	9,850
Leasehold Improvements	42,249	37,899
Less: accumulated depreciation	(400,724)	(298,813)
Property and Equipment, net	$398,839	$224,196

Depreciation and capitalized costs with respect thereto consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Depreciation expense	$65,614	$31,007	$101,911	$62,014
Capitalized costs	160,606	-	276,554	-

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On January 3, 2017, the Company executed a non-cancellable operating lease for its principal office with the lease commencing February 1, 2017 for a five (5) year term. The Company paid a security deposit of $29,297. The lease required the Company to pay its proportionate share of direct costs estimated to be 22.54% of the total property, a fixed monthly direct cost of $6,201 for each month during the term of the lease, and monthly rental pursuant to the lease terms.

On August 30, 2018, the Company entered into an agreement with a customer to pay a slotting allowance of $1,000,000 payable in three annual installments of $333,334 on March 1, 2019, $333,333 on March 1, 2020 and $333,333 on March 1, 2021.

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Future minimum lease and other commitments of the Company are as follows:

For the years ending December 31,	Slotting Expenses	Building leases	Total
2019 (remaining)	-	87,683	87,683
2020	333,333	180,993	514,326
2021	333,333	187,327	520,660
2022	-	15,655	15,655
	$666,666	$471,658	$1,138,324

The Company recorded rent expense of $43,170 and $42,239 and $83,653 and $82,721 for the three and six months ended June 30, 2019 and 2018, respectively. The Company recorded a slotting expense of $83,334 and $0 and $166,668 and $0 for the three and six months ended June 30, 2019 and 2018, respectively.

Employment Agreements with Officers

On January 3, 2017, the Company entered into an employment agreement with its President and Chief Executive Officer for a five-year term. The officer received a sign-on-bonus of $50,000 and is entitled to an annual base salary of $350,000 to increase by 10% each year commencing on January 1, 2018. The officer was also granted a stock option to purchase 125,000 shares of the Company’s common stock at an exercise price of $10.00 per share.

On January 3, 2017, the Company entered into an employment agreement with its Vice-President of Design and Development for a five-year term. Under the terms of this agreement, the officer received a sign-on-bonus of $35,000 and is entitled to an annual base salary of $250,000 beginning on December 1, 2016 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Operating Officer and Secretary for a three-year term. Under the terms of this agreement, the officer is entitled to an annual base salary of $180,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its former Chief Financial Officer for a three-year term, who resigned effective as of June 14, 2019. Under the terms of this agreement, the officer is entitled to an annual base salary of $250,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018. The Company’s new Chief Financial Officer was appointed on June 14, 2019, with whom the Company has entered into a verbal consulting arrangement at $10,000 per month.

The employment agreements also entitle the officers to receive, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to the Company’s other senior executive officers.

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Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our Chief Executive Officer, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian. The motion was denied. On September 13, 2018, the Company and Panosian satisfied the Judgments by the Company making a payment of $252,950 (which included $10,303 post judgment interest) to Minassian and by Mr. Panosian issuing him shares reflecting a 7% ownership stake in the Company. On October 18, 2018, the Company and Mr. Panosian filed a Notice of Appeal from the Order denying their motion for relief from the default judgment. The appeal is still pending.

The Company has recorded legal expense of $24,980 and $157,140 and $70,220 and $228,697 for the three and six months ended June 30, 2019 and 2018, respectively.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 6: STOCKHOLDERS’ EQUITY (DEFICIT)

At June 30, 2019, the Company had 100,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized, both with a par value of $0.0001 per share.

On September 13, 2018, the Company effected a reverse stock split (the “Reverse Split”) of its issued and outstanding common stock, preferred stock, warrants and options (collectively the “Equity Instruments”). As a result of the Reverse Split, each two units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into one unit of Equity Instrument.

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Common Stock and Class A Units

On January 24, 2019, the Company entered into an exchange agreement with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock for cash proceeds of $2,172,680 to the Company, net of costs of $159,958. The two investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. The Company recognized an inducement cost of $2,137,190 and $0 for the Series A Warrants conversion for the six months ended June 30, 2019 and 2018, respectively, as an offset against stockholders’ equity. The inducement cost was calculated as being the difference between the fair value of equity instruments surrendered versus equity instruments issued pursuant to the terms of the exchange agreement.

On February 14, 2019, the Company received cash proceeds of $16,818 from three placement agent warrant holders upon their exercise of 1,402 placement agent warrants to purchase 4,004 Class A Units.

As of June 30, 2019 and December 31, 2018, the Company had 23,186,931 and 9,870,873 shares of common stock issued and outstanding, respectively.

Warrants

Placement Agent Warrants

The Company has issued warrants to the placement agents to purchase one share of its common stock at an exercise price of $12.00 per share. The warrants issued in its October 2016 Private Placement shall expire on October 17, 2021, and the warrants issued in its March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing shall expire on September 4, 2023. The exercise price and number of shares of common stock or other securities issuable on exercise of such warrants are subject to customary adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. On February 14, 2019, the Company received cash proceeds of $16,818 from three placement agent warrant holders upon their exercise of 1,402 warrants to purchase 4,004 Class A Units.

As of June 30, 2019 and December 31, 2018, 44,373 warrants and 45,775 warrants, respectively, have been issued to the placement agents and are outstanding and are currently exercisable.

Class B Warrants

The holders of the Class B Warrants did not exercise any of their warrants during the six months ended June 30, 2019. Class B Warrants have an exercise price of $12.00 per share and shall expire between October 17, 2021 and May 15, 2023.

As of June 30, 2019 and December 31, 2018, the Company had 265,500 Class B Warrants issued and outstanding.

Series A Warrants and Series B Warrants

On January 24, 2019, the Company entered into an exchange agreement with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock for total cash proceeds of $2,172,680 to the Company, net of costs of $159,958. The two investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.67, and the warrants are not exercisable until July 24, 2019, the six-month anniversary of the date of issuance.

For the three and six months ended June 30, 2019, the holders of 2,404,692 and 4,156,300 Series B Warrants exercised their rights to convert Series B Warrants into 8,749,953 and 12,379,000 shares of common stock, respectively.

As of June 30, 2019 and December 31, 2018, the Company had 5,190,011 Series A Warrants issued and outstanding.

As of June 30, 2019 and December 31, 2018, the Company had 1,260,368 and 6,379,571 Series B Warrants issued and outstanding, respectively.

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Derivative Financial Instruments

As disclosed elsewhere in these interim condensed financial statements, the Company allocated part of the proceeds of its IPO of the Company’s units consisting of common stock and warrants to the Series B warrants issued in connection with the IPO. The valuations of the Series B warrants issued at the time of the initial closing of the IPO on November 14, 2018 and in the subsequent closing of the “greenshoe” on December 17, 2018 (collectively, the “Warrants”) were determined using Monte Carlo simulation models. These models use inputs such as the underlying price of the shares issued at the measurement date, volatility, risk free interest rate and expected life of the instrument. The Company has classified the Warrants as a current liability due to certain provisions relating to price adjustments with regard to alternate cashless exercises, as well as the holders’ ability to exercise the warrants within twelve months of the reporting date and has accounted for them as derivative instruments in accordance with ASC 815, adjusting the fair value at the end of each reporting period. Additionally, the Company has determined that the warrant derivative should be classified within Level 3 of the fair-value hierarchy by evaluating each input for the Monte Carlo simulation models against the fair-value hierarchy criteria and using the lowest level of input as the basis for the fair-value classification as called for in ASC 820. There are six inputs: closing price of the Company’s stock on the day of evaluation; the exercise price of the warrants; the remaining term of the warrants; the volatility of the Company’s stock over that term; number of warrants; and the risk-free rate of return. Of those inputs, the exercise price of the warrants and the remaining term are readily observable in the warrant agreements, and the number of warrants is publicly reported in the Company’s filings with the SEC. The closing price of the Company’s stock would fall under Level 1 of the fair-value hierarchy as it is a quoted price in an active market (ASC 820-10). The risk-free rate of return is a Level 2 input as defined in ASC 820-10, while the historical volatility is a Level 3 input as defined in ASC 820. Since the lowest level input is a Level 3, the Company determined the warrant derivative is most appropriately classified within Level 3 of the fair value hierarchy.

For the three months ended June 30, 2019, the Company recorded a fair value of Series B Warrants exercised of $7,733,463, a fair value of Series B Warrants exchanged of $3,671,024 and a fair value of pre-tax derivative instrument gain of $2,111,684. The resulting derivative instrument liabilities totaled $1,757,408 at June 30, 2019. By their terms, management of the Company expects that the Warrants will either be exercised (likely pursuant to the further cashless exercise provision) or expire worthless. The Company measured the warrant derivative between December 31, 2018 and June 30, 2019, respectively, by calculating the fair value of the Warrants at December 31, 2018, February 28, 2019 and June 30, 2019.

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board of Directors and approved by the shareholders on July 6, 2016. The awards per 2016 Plan may be granted through July 5, 2026 to the Company’s employees, consultants, directors and non-employee directors provided such consultants, directors and non-employee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The maximum number of shares of our common stock that may be issued under the 2016 Plan is 2,000,000 shares, which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 125,000 shares of common stock in any calendar year under the 2016 Plan pursuant to the grant of awards.

On January 3, 2017, the Board of Directors of the Company approved and granted to the President/Chief Executive Officer of the Company, an option to purchase One Hundred and Twenty-Five Thousand (125,000) shares of the Company’s Common Stock (“Option”) under the Company’s 2016 Plan. The Option will have an exercise price that is no less than $10.00 per share and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the one (1) year anniversary of the date of grant and, the remainder vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Vesting will depend on the Officer’s continued service as an employee with the Company and will be subject to the terms and conditions of the 2016 Plan and the written Stock Option Agreement governing the Option.

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As of December 31, 2018, the Company estimated the fair value of the options using the Black-Scholes option pricing model was $448,861. The Company recorded compensation expense of $28,054 and $28,054 and $56,108 and $56,108, for each of the three and six months ended June 30, 2019 and 2018, respectively. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.60 at the issuance date; a risk-free interest rate of 1.72% and the expected volatility of the Company’s common stock of 315.83% (estimated based on the common stock of comparable public entities). As of June 30, 2019, the unrecognized compensation expense was $168,323 which will be recognized as compensation expense over 1.5 years.

The 2018 Equity Incentive Plan

Effective July 1, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”). This 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan. Awards may be granted under the 2018 Plan through June 30, 2023 to the Company’s employees, officers, consultants, and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). No employee will be eligible to receive more than 200,000 shares of common stock in any calendar year under the 2018 Plan pursuant to the grant of awards. On September 12, 2018, the Board of Directors approved an increase in the number of shares of common stock reserved for future issuance under this Plan from 1,000,000 shares to 2,000,000 shares. On September 14, 2018, 1,000,000 shares of common stock underlying awards under the 2018 Plan were granted to the employees and officers, 25% vesting immediately on the date of grant and 25% vesting each year thereafter on the three subsequent anniversaries of the grant date.

The Company estimated the fair value of the options using the Black-Scholes option pricing model was $1,241,417. The Company recorded compensation expense of $76,067 and $153,655 for the three and six months ended June 30, 2019. The key valuation assumptions used consist, in part, of the price of the Company’s common stock ranging in price from $3.90 to $4.29 at the issuance date; a risk-free interest rate ranging from 2.86% to 2.92%, and the expected volatility of the Company’s common stock ranging from of 29.8% to 31.1% (estimated based on the common stock of comparable public entities). As of June 30, 2019, the unrecognized compensation expense was $603,760 which will be recognized as compensation expense over 2.2 years.

NOTE 7: REVENUE RECOGNITION AND RESERVE FOR SALES RETURNS AND ALLOWANCES

The Company’s contracts with customers only include one performance obligation (i.e., sale of the Company’s products). Revenue is recognized in the gross amount at a point in time when delivery is completed and control of the promised goods is transferred to the customers. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for those goods. The Company’s contracts do not involve financing elements as payment terms with customers are less than one year. Further, because revenue is recognized at the point in time goods are sold to customers, there are no contract asset or contract liability balances. The Company does not disclose remaining performance obligations related to contracts with durations of one year or less as allowed by the practical expedient applicable to such contracts.

The Company disaggregates its revenues by major geographic region. See Note 8, Concentrations, Geographic Data, and Sales by Major Customers, for further information.

The Company offers various discounts, pricing concessions, and other allowances to customers, all of which are considered in determining the transaction price. Certain discounts and allowances are fixed and determinable at the time of sale and are recorded at the time of sale as a reduction to revenue. Other discounts and allowances can vary and are determined at management’s discretion (variable consideration). Specifically, the Company occasionally grants discretionary credits to facilitate markdowns and sales of slow-moving merchandise, and consequently accrues an allowance based on historic credits and management estimates. Further, the Company allows sales returns, consequently records a sales return allowance based upon historic return amounts and management estimates. These allowances (variable consideration) are estimated using the expected value method and are recorded at the time of sale as a reduction to revenue. The Company adjusts its estimate of variable consideration at least quarterly or when facts and circumstances used in the estimation process may change. The variable consideration is not constrained as the Company has sufficient history on the related estimates and does not believe there is a risk of significant revenue reversal.

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The Company also participates in cooperative advertising arrangements with some customers, whereby it allows a discount from invoiced product amounts in exchange for customer purchased advertising that features the Company’s products. Generally, these allowances range from 2% to 5% of gross sales and are generally based upon product purchases or specific advertising campaigns. Such allowances are accrued when the related revenue is recognized. These cooperative advertising arrangements provide a distinct benefit and fair value, and are accounted for as direct selling expenses.

Sales commissions are expensed when incurred as the related revenue is recognized at a point in time and therefore, the amortization period is less than one year. As a result, these costs are recorded as direct selling expenses, as incurred.

The Company has also elected to adopt the practical expedient related to shipping and handling fees which allows the Company to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations. Therefore, shipping and handling activities are considered part of the Company’s obligation to transfer the products and therefore are recorded as direct selling expenses, as incurred

The Company’s reserve for sales returns and allowances amounted to $13,000 as of June 30, 2019, compared to $13,000 as of December 31, 2018.

NOTE 8: CONCENTRATIONS

Concentration of Purchase Order Financing

The Company used a third-party financing company for the quarters ended June 30, 2019 and 2018, respectively, which provided letters of credit to vendors for a fee against the purchase orders received by the Company for sale of products to its customers. The letters of credit were issued to the vendors to manufacture Company’s products pursuant to the purchase orders received by the Company (Note 3).

Concentration of Customers

For the three and six months ended June 30, 2019 and 2018, respectively, the Company had the following concentrations of customers:

	Percentage of revenues for the		Percentage of revenues for the		Percentage of accounts receivables as of
	Three Months Ended June 30,		Six Months Ended June 30,		June 30,	December 31,
	2019	2018	2019	2018	2019	2018
Customer 1	32%	22%	29%	32%	62%	75%
Customer 2	23%	30%	37%	22%	11%	6%
Customer 3	12%	0%	9%	0%	11%	0%
Customer 4	11%	8%	8%	8%	3%	7%
Customer 5	0%	23%	0%	21%	0%	0%

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Concentration of Suppliers

For the three and six months ended June 30, 2019 and 2018, respectively, the Company had the following concentrations of suppliers:

	Percentage of purchases for the		Percentage of purchases for the		Percentage of accounts
	Three Months Ended		Six Months Ended		payable as of
	June 30,		June 30,		June 30,	December 31,
	2019	2018	2019	2018	2019	2018
Supplier 1	42%	64%	32%	64%	20%	43%
Supplier 2	16%	9%	16%	8%	31%	17%
Supplier 3	15%	1%	18%	1%	17%	0%
Supplier 4	11%	18%	12%	19%	14%	38%
Supplier 5	15%	0%	10%	0%	18%	0%
Supplier 6	1%	8%	12%	8%	0%	0%

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2019. The Company’s bank balances exceeded FDIC insured amounts at times during the three and six months ended June 30, 2019. The Company’s bank balance exceeded the FDIC insured amounts during the three and six months ended as of June 30, 2019.

Geographic Concentration

For the three and six months ended June 30, 2019 and 2018, respectively, the Company had the following geographic concentrations:

	Percentage of revenues for the		Percentage of revenues for the		Percentage of accounts receivables as of
	Three Months Ended June 30,		Six Months Ended June 30,		June 30,	December 31,
	2019	2018	2019	2018	2019	2018
Australia	11%	9%	8%	9%	3%	7%
Belgium	3%	1%	2%	0%	3%	1%
Canada	3%	3%	2%	3%	1%	4%
Germany	1%	0%	1%	0%	0%	0%
Russia	0%	2%	1%	1%	0%	6%
South Korea	8%	4%	7%	5%	3%	0%
United Kingdom	12%	5%	9%	4%	11%	0%
United States of America	62%	76%	70%	78%	79%	82%

NOTE 9: SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 19, 2019, the date which the condensed financial statements were issued noting the following items that would impact the accounting for events or transactions in the current period or require additional disclosures.

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of promissory notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The first note (the “Series A Note”) has a face amount of $6.72 million for which the investor paid $5 million in cash. The second note (the “Series B Note” and with the Series A Note, collectively referred to as the “Notes”) has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of a full recourse promissory note issued by the investor to the Company (the “Investor Note”) secured by $4.78 million in cash or cash equivalents of the investor (i.e :an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock (the “Common Stock”) until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

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The Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Notes will be convertible at $1.00 into a fixed number of shares (the “Conversion Shares”). The Notes are convertible at the Holder’s option, in whole or in part, at any time after closing. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

The Company shall repay the Principal Amount of the Notes in 12 installments, with the first installment starting on February 1, 2020 (each, an “Installment Date”). Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in registered Common Stock or a combination of cash and registered Common Stock. However, if the 30-day volume weighted average price of the Common Stock (the “VWAP”) of the Company falls below 50% of the market price of a share of the Company’s common stock or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment (“Installment Shares”) would be valued at a conversion price calculated as the lesser of (i) 85% of the arithmetic average of the three lowest daily VWAPs of the 20 trading days prior to the payment date or (ii) 85% of the VWAP of the trading day prior to payment date (“Installment Price”) with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

Upon completion of a Change of Control, the Holders may require the Company to purchase any outstanding Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Notes shall also be subject to standard events of default and remedies therefor.

The Company shall file within 20 days of closing and have declared effective within 60 days of closing a registration statement (“Effectiveness Date”) on Form S-1 or S-3 covering the resale of the shares underlying the Series A Note, the Series B Note and Warrants. Beginning on the 21st day and 61st day, respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Ayrton 2.0% of the Principal Amount outstanding in cash as liquidated damages provided no liquidated damages shall be applied if such delay is for reasons outside the Company’s control and not due to an action (or inaction) on the Company’s part.

In connection with the granting of the Notes, the Company shall issue detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Notes and have an exercise price of $1.00 per share. To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Until the 3 year anniversary of the maturity date, the investor shall have the right (but not the obligation) to participate in 50% of any subsequent equity or debt issuance. Consummation of the transaction has been subject to certain conditions precedent, including the Company agrees to procure an approval of this transaction at its annual shareholder meeting scheduled no later than 180 days after the Closing Date and agrees to procure voting agreements from principal shareholders prior to closing of the Company.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion of our financial condition and results of operations should be read in conjunction with, and is qualified in its entirety by, the condensed unaudited financial statements and notes thereto included in Item 1 in this Quarterly Report on Form 10-Q. This item contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements.

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

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The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this Quarterly Report on Form 10-Q are based on information available to us on the date of this Quarterly Report on Form 10-Q. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this Quarterly Report on Form 10-Q.

Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our condensed unaudited financial statements and the related notes and other financial information included elsewhere in this Quarterly Report on Form 10-Q. Some of the information contained in this discussion and analysis or set forth elsewhere in this Quarterly Report on Form 10-Q, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this Quarterly Report on Form 10-Q for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All share and per share numbers have been retroactively adjusted to reflect the 1-for-2 reverse stock split effected on September 13, 2018.

Company History

Our Company was formed on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015.

Business Overview

Our Company was formed to design, manufacture and distribute innovative tools and accessories to the building industry. The global tool market industry is a multibillion dollar business.

ToughBuilt’s business is based on development of innovative and state of the art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

ToughBuilt’s current product line includes two major categories related to this field, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

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We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the IPO, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

For the three months ended June 30, 2019 compared to the three months ended June 30, 2018

Revenues

Revenues for the three months ended June 30, 2019 and 2018 were $4,754,340 and $4,537,354, respectively, consisted of metal goods and soft goods sold to customers. Revenues increased in 2019 over 2018 by $216,986, or 4.8%, primarily due to an increase in sales orders for metal goods offset by a decrease in sales of soft goods.

Cost of Goods Sold

Cost of goods sold for the three months ended June 30, 2019 and 2018 was $3,577,418 and 3,452,339, respectively. Cost of goods sold increased in 2019 over 2018 by 125,079 or 3.6%, primarily due to the increase in revenues, increase in materials cost of steel and plastics polyester to manufacture metal goods and soft goods and increase in labor cost in China. Cost of goods sold as a percentage of revenues in 2019 was 75.2% as compared to cost of goods sold as a percentage of revenues in 2018 of 76.1%. We have reduced our cost of goods sold as a percentage of revenue as we have achieved operational efficiencies in production and work with automated state of the art factories to manufacture our product lines.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses and research and development costs. Selling, general and administrative expenses (the “SG&A Expenses”) for the three months ended June 30, 2019 and 2018 were $2,528,461 and $1,414,755, respectively. SG&A Expenses increased in 2019 over 2018 by $1,113,706 or 78.7%, primarily due to hiring additional employees, independent contractors and consultants to grow our existing business and continue our expansion. SG&A expense in 2019 as a percentage of revenues was 53.2% as compared to SG&A expense in 2018 as a percentage of revenues was 31.2%. We expect our SG&A expense will continue to increase as the Company plans to recruit additional sales and operational staff, expend cash to raise capital for new products development, and acquire a new warehouse/storage facility to expand its operations and maintain finished products inventory on hand.

Research and development costs (the “R&D”) for the three months ended June 30, 2019 and 2018 were $666,448 and $470,007, respectively. R&D costs increased in 2019 over 2018 by $196,441 or 41.8%, primarily due to the costs incurred in developing new tools, a ruggedized mobile device, software applications to run on the mobile device related to construction industry, and stock-based compensation expense and bonuses to R&D management team. We expect R&D costs to continue to increase as the Company embarks on developing new tools for the construction industry.

Other Expense

Other expense for the three months ended June 30, 2019 and 2018, respectively, consisted of change in the fair value of warrant derivative and interest expense. The Company recorded a gain of $2,111,684 and $0, for the three months ended June 30, 2019 and 2018, respectively, attributed to the change in the fair value associated with our Series B warrant derivative. The Company recorded interest expense for the three months ended June 30, 2019 of $86,275 and for the three months ended June 30, 2018 of $724,020.

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Net Income

Due to factors set forth above, we recorded net income of $7,422 for the three months ended June 30, 2019 as compared to a net loss of $2,716,255 for the three months ended June 30, 2018.

For the six months ended June 30, 2019 compared to the six months ended June 30, 2018

Revenues

Revenues for the six months ended June 30, 2019 and 2018 were $9,776,811 and $8,465,479, respectively, consisted of metal goods and soft goods sold to customers. Revenues increased in 2019 over 2018 by $1,311,332, or 15.5%, primarily due to an increase in sales orders for metal goods and soft goods.

Cost of Goods Sold

Cost of goods sold for the six months ended June 30, 2019 and 2018 was $7,422,175 and 6,415,030, respectively. Cost of goods sold increased in 2019 over 2018 by 1,007,145 or 15.7%, primarily due to the increase in revenues, increase in materials cost of steel and plastics polyester to manufacture metal goods and soft goods and increase in labor cost in China. Cost of goods sold as a percentage of revenues in 2019 was 75.9% as compared to cost of goods sold as a percentage of revenues in 2018 of 75.8%.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses and research and development costs. Selling, general and administrative expenses (the “SG&A Expenses”) for the six months ended June 30, 2019 and 2018 were $5,258,003 and $2,743,820, respectively. SG&A Expenses increased in 2019 over 2018 by $2,514,183 or 91.6%, primarily due to hiring additional employees, independent contractors and consultants to grow our existing business and continue our expansion. SG&A expense in 2019 as a percentage of revenues was 53.8% as compared to SG&A expense in 2018 as a percentage of revenues was 32.4%. We expect our SG&A expense will continue to increase as the Company plans to recruit additional sales and operational staff, expend cash to raise capital for new products development, and acquire a new warehouse/storage facility to expand its operations and maintain finished products inventory on hand.

Research and development costs (the “R&D”) for the six months ended June 30, 2019 and 2018 were $1,130,043 and $855,424, respectively. R&D costs increased in 2019 over 2018 by $274,619 or 32.1%, primarily due to the costs incurred in developing new tools, a ruggedized mobile device, software applications to run on the mobile device related to construction industry, and stock-based compensation expense and bonuses to R&D management team. We expect R&D costs to continue to increase as the Company embarks on developing new tools for the construction industry.

Other Expense

Other expense for the six months ended June 30, 2019 and 2018, respectively, consisted of change in the fair value of warrant derivative and interest expense. The Company recorded a gain of $4,709,583 and $0, for the six months ended June 30, 2019 and 2018, respectively, attributed to the change in the fair value associated with our Series B warrant derivative. The Company recorded interest expense for the six months ended June 30, 2019 of $168,538 and for the six months ended June 30, 2018 of $1,387,658.

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Net Income

Due to factors set forth above, we recorded net income of $507,635 for the six months ended June 30, 2019 as compared to a net loss of $4,128,941 for the six months ended June 30, 2018.

Liquidity and Capital Resources

We have recently reversed our historical liquidity shortages.

On November 14, 2018, the Company consummated its IPO whereby it sold a total of 2,670,000 Class A Units, each Unit consisting of one share of common stock, par value $0.0001 per share, and a Series A Warrant to purchase one share of common stock and a Series B Warrant to purchase one share of common stock, on an offer price of $5.00 for each unit of a share and a Series A Warrant and a Series B Warrant (“Class A Unit”). The Company received net proceeds from the IPO of $12,415,500 after deducting underwriting discounts and commission of $934,500. The Company incurred $743,765 in expenses related to the IPO.

On December 17, 2018, pursuant to the Underwriting Agreement dated November 8, 2018, by and between the Company and the underwriters named therein (the “Representative”), the Representative, on behalf of the underwriters, agreed to partially exercise the over-allotment option to purchase an additional 25,000 shares of Common Stock, par value $0.0001, at a price of $4.98 per share, 400,500 Series A Warrants, at a price of $0.01 per warrant and 400,500 Series B Warrants, at a price of $0.01 per warrant. The Company received net proceeds from the exercise of over-allotment option of $121,909 after deducting commission and expenses of $10,601.

On January 24, 2019, the Company entered into exchange agreements with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock, for total cash proceeds to the Company of $2,172,680 net of costs of $159,958. Those investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.67, and the warrants are not exercisable until the six-month anniversary of the date of issuance thereof.

Although our sales increased by15.5% during the six months ended June 30, 2019 compared to the same period in 2018, we are continuing to focus our efforts on increased marketing campaigns, and distribution programs to strengthen the demand for our products globally. Management anticipates that our capital resources will improve and our products gain wider market recognition and acceptance resulting in increased product sales.

We had $1,023,913 in cash at June 30, 2019 as compared to $5,459,884 at December 31, 2018.

As of June 30, 2019, the Company’s principal sources of liquidity consisted of approximately $1.02 million of cash and future cash generated from operations. The Company believes its current cash balances coupled with anticipated cash flow from operating activities will be sufficient to meet its working capital requirements for at least one year from the date of the issuance of the accompanying interim condensed financial statements. The Company continues to control its cash expenses as a percentage of expected revenue on an annual basis and thus may use its cash balances in the short-term to invest in revenue growth. Based on current internal projections, the Company believes it has and/or will generate sufficient cash for its operational needs, including any required debt payments, for at least one year from the date of issuance of the accompanying interim condensed financial statements. Management is focused on growing the Company’s existing product offering, as well as its customer base, to increase its revenues. The Company cannot give assurance that it can increase its cash balances or limit its cash consumption and thus maintain sufficient cash balances for its planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. The Company may need to raise additional capital in the future. However, the Company cannot assure that it will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, management believes that the Company has sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying condensed unaudited financial statements.

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CASH FLOWS

Net cash flows used in operating activities for the six months ended June 30, 2019 was $6,129,933, attributable to a net income of $507,635, offset by depreciation expense of $101,911, change in the fair value of warrant derivative of $4,709,583, stock-based compensation expense of $209,763, and net increase in operating assets of $1,681,617, and net decrease in operating liabilities of $558,042. Net cash flows used in operating activities for the six months ended June 30, 2018 was $1,329,850, attributable to net loss of $4,128,941, offset by depreciation expense of $62,014, amortization of original issuance of debt discount and debt issuance cost of $853,552, stock-based compensation expense of $56,108, and net decrease in operating assets of $1,021,837, and net increase in operating liabilities of $2,829,254.

Net cash used in investing activities for the six months ended June 30, 2019 was $276,554 attributed to the purchase of property and equipment. Net cash used in investing activities for the six months ended June 30, 2018 was $0.

Net cash provided by financing activities for the six months ended June 30, 2019 was $1,970,516, primarily attributable to the net cash proceeds of $2,172,680 received from the exercise of Series A Warrants, cash proceeds of $16,818 received from the exercise of placement agent warrants, and net cash received from factor of $1,809,884 net repayment of $2,028,886 of factor loans payable. Net cash provided by financing activities for the six months ended June 30, 2018 was $1,337,197, primarily due to cash received from sale of convertible preferred stock of $1,201,157, cash payment of $25,000 for debt modification, $100,000 in proceeds from a note payable, cash proceeds of $2,988,074 received from loans payable to factor and $2,927,834 paid to factor for repayment of loans payable.

As a result of the activities described above, we recorded a net decrease in cash of $4,435,971 and an increase of $7,347 for the six months ended June 30, 2019 and 2018, respectively.

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Recent Financings

January 2019 Warrant Exchange

On January 24, 2019, the Company entered into exchange agreements with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock, for total cash proceeds to the Company of $2,172,680, net of costs of $159,958. Those investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.67, and the warrants are not exercisable until the six-month anniversary of the date of issuance thereof.

August 2019 Convertible Note Financing

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of promissory notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The first note (the “Series A Note”) has a face amount of $6.72 million for which the investor paid $5 million in cash. The second note (the “Series B Note” and with the Series A Note, collectively referred to as the “Notes”) has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of a full recourse promissory note issued by the investor to the Company (the “Investor Note”) secured by $4.78 million in cash or cash equivalents of the investor (i.e :an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock (the “Common Stock”) until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

The Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Notes will be convertible at $1.00 into a fixed number of shares (the “Conversion Shares”). The Notes are convertible at the Holder’s option, in whole or in part, at any time after closing. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

The Company shall repay the Principal Amount of the Notes in 12 installments, with the first installment starting on February 1, 2020 (each, an “Installment Date”). Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in registered Common Stock or a combination of cash and registered Common Stock. However, if the 30-day volume weighted average price of the Common Stock (the “VWAP”) of the Company falls below 50% of the [Market Price (as defined above)]1 or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment (“Installment Shares”) would be valued at a conversion price calculated as the lesser of (i) 85% of the arithmetic average of the three lowest daily VWAPs of the 20 trading days prior to the payment date or (ii) 85% of the VWAP of the trading day prior to payment date (“Installment Price”) with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

1 Not defined

30

Upon completion of a Change of Control, the Holders may require the Company to purchase any outstanding Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Notes shall also be subject to standard events of default and remedies therefor.

The Company shall file within 20 days of closing and have declared effective within 60 days of closing a registration statement (“Effectiveness Date”) on Form S-1 or S-3 covering the resale of the shares underlying the Series A Note, the Series B Note and Warrants. Beginning on the 21st day and 61st day, respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Ayrton 2.0% of the Principal Amount outstanding in cash as liquidated damages provided no liquidated damages shall be applied if such delay is for reasons outside the Company’s control and not due to an action (or inaction) on the Company’s part.

In connection with the granting of the Notes, the Company shall issue detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Notes and have an exercise price of $1.00 per share. To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Until the 3 year anniversary of the maturity date, the investor shall have the right (but not the obligation) to participate in 50% of any subsequent equity or debt issuance. Consummation of the transaction has been subject to certain conditions precedent, including the Company agrees to procure an approval of this transaction at its annual shareholder meeting scheduled no later than 180 days after the Closing Date and agrees to procure voting agreements from principal shareholders prior to closing of the Company.

Off Balance Sheet Arrangements

None.

Seasonality

Our business is a seasonal business as a result of our China-based production. For the first calendar quarter, we are not able to ship our products from China due to the hiatus as a result of their New Year holidays. We make up the lost sales from the first calendar quarter in the subsequent quarters.

Significant Accounting Policies

See the footnotes to our unaudited financial statements for the quarter ended June 30, 2019, included with this quarterly report.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this item.

ITEM 4. CONTROLS AND PROCEDURES.

DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report.

31

Based on such evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of such period, our disclosure controls and procedures are not effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act and are effective in ensuring that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

As of June 30, 2019, we maintain effective controls over the control environment, including our internal control over financial reporting. Because we are a small company with only two employees in our finance department, we have retained an outside firm to ensure the ability to have adequate segregation of duties in the financial statement preparation process.

We have designed a disclosure controls and procedures regime pursuant to which our management has, among other things:

(a) identified the definition, objectives, application and scope of our internal control over financial reporting;

(b) delineated the duties of each member of the group responsible for maintaining the adequacy of our internal control over financial reporting. This group consists of:

(i) our Chief Executive Officer; and

(ii) our Chief Financial Officer who was engaged to prepare and assure compliance with both our internal control over financial reporting as well as our disclosure controls and procedures and review our disclosure controls and procedures on a regular basis, subject to our management’s supervision.

We have also acknowledged that as a result of our IPO and the complex financial instruments involved, we do not have adequate inhouse expertise or manpower to manage all aspects of financial reporting internally. As a result, we have hired outside consultants to assist in this process as needed. In November 2018, we consummated our initial public offering, and are now completing our first full quarter as a fully reporting company. We continue to work with our structure in which we have a chief financial officer and will have a full time controller, in order to continue implementation of required key controls, the necessary steps required for procedures to ensure the appropriate communication and review of inputs necessary for the financial statement closing process, as well as for the appropriate presentation of disclosures within the financial statements. With material, complex and non-routine transactions, management continues to seek guidance from third-party experts and/or consultants to gain a thorough understanding of these transactions and assure proper reporting. The remediation steps taken are subject to the Audit Committee oversight. Our management believes there have been significant improvements of internal controls over financial reporting during the year ended December 31, 2018 and quarter ended June 30, 2019, which will ensure adequate segregation of duties which existed as of December 31, 2018 and June 30, 2019, and to assure that complex transactions are properly recorded as the business continues to grow. Our management has been actively engaged in planning for, designing and implementing the corrective steps described above to enhance the effectiveness of our disclosure controls and procedures as well as our internal control over financial reporting. Our management, together with the Audit Committee, is committed to achieving and maintaining a strong control environment, high ethical standards, and financial reporting integrity, and will take further steps to ensure that personnel are adequate in terms of sophistication and quantity to adequately assure that the financial reporting process is efficient and operated with the sufficient level of integrity to meet and surpass all regulatory standards.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

Other than the remediation activities undertaken by us as disclosed above, there have been no changes in our internal control over financial reporting during the quarter ended June 30, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

32

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities.

The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. Other than as described in this Item 1., we are not presently a party to any pending or threatened legal proceedings.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our CEO, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian. The motion was denied on August 29, 2018 as a result of a court hearing held on August 3, 2018. On September 13, 2018, the Company and Mr. Panosian satisfied the Judgments by payment of $252,924.69 (which includes $10,303.48 post judgment interest) to Mr. Minassian and by issuing him shares reflecting a 7% ownership stake in the Company from management-owned shares. On October 18, 2018, the Company and Mr. Panosian filed a Notice of Appeal in the Superior Court of the State of California, Los Angeles County, with respect to the Order denying their motion for relief from the above-referenced judgment. The appeal is still pending.

ITEM 1A. RISK FACTORS.

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this item.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

During the six months ended June 30, 2019 and subsequent thereto through the date of filing this report, we conducted the following transactions, all exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 24, 2019, the Company entered into exchange agreements with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock, for total cash proceeds to the Company of $2,172,680, net of costs of $159,958. Those investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.67, and the warrants are not exercisable until the six-month anniversary of the date of issuance thereof.

33

On April 11, 2019, an investor exchanged its Series A Warrants to purchase up to 1,189,560 shares of common stock of the Company and a Series B Warrant to purchase up to 1,005,760 shares of common stock, which Series B Warrants are subject to certain anti-dilution provisions embedded in such Series B Warrants for 4,268 shares of Company’s Series C Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, filed by the Company with the Secretary of State of Nevada. The shares of Series C Convertible Preferred Stock are convertible into 4,268,000 shares of the Company’s common stock, and rights to convert into common stock are subject to limitations on ownership at any one time of Company common stock up to 9.9% of the issued and outstanding shares of common stock of the Company; otherwise, the Series C Convertible Preferred Stock has no rights not awarded to holders of common stock of the Company.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

We have no disclosure applicable to this item.

ITEM 4. MINE SAFETY DISCLOSURES.

We have no disclosure applicable to this item.

ITEM 5. OTHER INFORMATION.

We have no disclosure applicable to this item.

ITEM 6. EXHIBITS.

(a) Exhibits. The following documents are filed as part of this report:

31.1	Certification of Principal Executive Officer pursuant to Securities Exchange Act rules 13a- 14(a) and 15d-14(a) as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Securities Exchange Act rules 13a- 14(a) and 15d-14(a) as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002

101	Interactive Data Files

101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Label Linkbase Document
101.PRE	XBRL Presentation Linkbase Document

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: August 19, 2019	By:	/s/ Michael Panosian
MICHAEL PANOSIAN
CHIEF EXECUTIVE OFFICER AND CHAIRMAN
(Principal Executive Officer)

35

EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a), AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Panosian, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of ToughBuilt Industries, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 19, 2019

/s/ Michael Panosian
MICHAEL PANOSIAN
CHIEF EXECUTIVE OFFICER AND CHAIRMAN
(PRINCIPAL EXECUTIVE OFFICER)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a), AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jolie Kahn, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of ToughBuilt Industries, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 19, 2019

/s/ Jolie Kahn
JOLIE KAHN
CHIEF FINANCIAL OFFICER
(PRINCIPAL FINANCIAL OFFICER)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ToughBuilt Industries, Inc. (the “Registrant”) on Form 10-Q for the three-month period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof, I, Michael Panosian, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ToughBuilt Industries, Inc.

Dated: August 19, 2019

/s/ Michael Panosian
Michael Panosian
Chief Executive Officer
ToughBuilt Industries, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ToughBuilt Industries, Inc. and will be retained by ToughBuilt Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ToughBuilt Industries, Inc. (the “Registrant”) on Form 10-Q for the three-month period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof, I, Jolie Kahn, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ToughBuilt Industries, Inc.

Dated: August 19, 2019

/s/ Jolie Kahn
Jolie Kahn
Chief Financial Officer
ToughBuilt Industries, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ToughBuilt Industries, Inc. and will be retained by ToughBuilt Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2019, Hillair Capital Investment LP exchanged its ToughBuilt Industries, Inc. (the “Company”) Series A Warrant to purchase up to 1,189,560 shares of common stock of the Company and a Series B Warrant to purchase up to 1,005,760 shares of Common Stock, which Series B Warrants are subject to certain anti-dilution provisions imbedded in such Series B Warrants for 4,268 shares of Company’s Series C Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, filed by the Company with the Secretary of State of Nevada The shares of Series C Convertible Preferred Stock are convertible into 4,268,000 shares of the Company’s common stock, and rights to convert into common stock are subject to limitations on ownership at any one time of Company common stock up to 9.9% of the issued and outstanding shares of common stock of the Company; otherwise, the Series C Convertible Preferred Stock has no rights not awarded to holders of common stock of the Company. Hillair Capital’s right to convert into shares of common stock is subject to daily volume limitations as follows:

Up to 500,000 shares of daily volume, may trade 15% of the volume

From 500,001 shares through 1,000,000 shares of daily volume, may trade 20% of the volume

From 1,000,01 shares of daily volume, may trade 25% of the volume.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01 above.

Item 5.03 Amendment to Articles of Incorporation

See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: April 17, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

ITEM 8.01 Other Information

On May 13, 2019, ToughBuilt Industries, Inc. (“the Company”) issued a press release regarding its First Quarter 2019 financial results. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 Exhibits

99.1	Press Release, dated May 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: May 13, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President

ToughBuilt Announces Revenue of $5 Million for the First Quarter of 2019,
an Increase of 27.9% from the First Quarter of 2018

Lake Forest, CA, May 13, 2019 — ToughBuilt Industries, Inc. (“ToughBuilt”) (NASDAQ: TBLT; TBLTW), a leading designer, manufacturer and distributor of innovative tools and accessories for the building industry, today provided a business update and announced financial results for the quarter ended March 31, 2019.

Michael Panosian, Chief Executive Officer of ToughBuilt, commented, “We are off to a strong start in 2019 with revenue of over $5 million in the first quarter, a 27.9% increase compared to the same period last year. These results reflect our success expanding ToughBuilt’s retail footprint across North America and internationally, on the heels of our November 2018 IPO. In January, we announced we had formally launched sales within Menards®, a mid-western home improvement chain, with more than 300 retail locations. We subsequently announced entering into a distribution agreement with Toolbank, one of Europe’s leading specialist distributors of hand and power tools. We also announced a partnership with Bull Sales, Inc., a third-party logistics and wholesale services company in Canada supplying home improvement chains, independent retailers, as well as the construction, contractor, and automotive markets. We are in discussions with a number of additional major retail chains and international distributors, which we believe will help catapult our business to the next level.”

“In addition to expanding our retail footprint, we recently initiated our e-commerce platform. During the first quarter, we launched our U.S. Amazon storefront, which has become a significant driver of demand for our products. In fact, we achieved a $2.5 million annualized run-rate and over $200,000 worth of sales in the first month —with just our first 10 products. We plan to dramatically expand the number of SKUs and aggressively market our Amazon storefront. Building on this success, we are now preparing to launch our Amazon Canada storefront, as well as a much broader business-to-consumer global e-commerce initiative to expand our online presence.”

“We are also advancing our mobile strategy with the launch of a new subsidiary, ToughBuilt Technologies, Inc., which is focusing on the development of new technologies geared toward ruggedized mobile devices. We were recently awarded two new design patents from the United States Patent and Trademark Office to cover our ruggedized mobile devices. In addition to mobile devices, we are launching a suite of mobile applications that will streamline workflow through trade specific solutions, thereby increasing workforce profitability by cutting time and labor costs across a wide array of industries, although our primary focus continues to be the construction and Do-It-Yourself industries.”

First Quarter 2019 Financial Highlights

Revenues for the three months ended March 31, 2019 and 2018 were $5,022,471 and $3,928,125, respectively. Revenues increased $1,094,346, or 27.9%, primarily due to wide acceptance of our products in the tools industry, receipt of recurring sales orders for metal goods and soft goods from our existing customers and new customers, and introduction and sale of new soft goods products to our customers. Gross profit for the three months ended March 31, 2019 was $1,177,714 compared to $965,434 for the three months ended March 31, 2018. The Company reported net income of $500,213 for the three months ended March 31, 2019, as compared to a net loss of $1,412,686 for the three months ended March 31, 2018.

About ToughBuilt Industries, Inc.

ToughBuilt is a designer, manufacturer and distributor of innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Crescendo Communications, LLC
Email: TBLT@crescendo-ir.com
Tel: (212) 671-1021

(tables follow)

TOUGHBUILT INDUSTRIES, INC.

CONDENSED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(UNAUDITED)
ASSETS
Current Assets
Cash	$2,446,029	$5,459,884
Accounts receivable	2,010,989	985,854
Factor receivables, net of allowance for sales discounts of $13,000 at March 31, 2019 and December 31, 2018, respectively	1,548,567	1,542,835
Inventory	1,713,906	379,915
Prepaid assets	390,237	222,000
Total Current Assets	8,109,728	8,590,488

Property and equipment, net	303,847	224,196
Security deposit	36,014	36,014
Total Assets	$8,449,589	$8,850,698

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$2,160,127	$1,962,901
Accrued liabilities	203,234	717,453
Accrued payroll taxes	30,425	150,559
Other current liabilities	104,340	167,333
Loan payable - Factor	1,206,069	1,304,512
Warrant derivative	15,273,579	23,507,247
Total Current Liabilities	18,977,774	27,810,005

Total Liabilities	18,977,774	27,810,005

Commitments and contingencies (Note 5)

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized, 14,436,978 shares and 9,870,873 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1,443	987
Additional paid in capital	28,082,560	20,152,107
Accumulated deficit	(38,612,188)	(39,112,401)
Total Stockholders’ Deficit	(10,528,185)	(18,959,307)

Total Liabilities and Stockholders’ Deficit	$8,449,589	$8,850,698

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018
Revenues, Net of Allowances
Metal goods	$1,641,272	$2,101,980
Soft goods	3,381,199	1,826,145
Total Revenues, Net of Allowances	5,022,471	3,928,125

Cost of Goods Sold
Metal goods	1,293,671	1,628,577
Soft goods	2,551,086	1,334,114
Total Cost of Goods Sold	3,844,757	2,962,691

Gross Profit	1,177,714	965,434

Operating Expenses
Selling, general and administrative	2,729,542	1,329,065
Research and development	463,595	385,417
Total Operating Expenses	3,193,137	1,714,482

Operating Loss	(2,015,423)	(749,048)

Other Income (Expense)
Change in fair value of warrant derivative	2,597,899	-
Interest expense	(82,263)	(663,638)
Total Other Income (Expense)	2,515,636	(663,638)

Net Income (Loss) Before Income Tax	500,213	(1,412,686)

Income tax	-	-

Net Income (Loss)	$500,213	$(1,412,686)

Basic and Diluted Net Loss Per Share Attributed to Common Stockholders (Note 2):
Basic net loss per common share	$(0.14)	$(0.38)
Basic weighted average common shares outstanding	11,693,381	3,679,500

Diluted Net Loss per Common Share	$(0.25)	$(0.38)
Diluted weighted average common shares outstanding	16,718,998	3,679,500

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2019, ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), held an annual meeting of shareholders (the “Meeting”). At the Meeting, the Company’s stockholders voted as follows on the following proposals:

(i) Election of directors:

Name	Votes For	Votes Against	Abstentions
Michael Panosian	6,147,375	-	252,463
Robert Faught	6,062,503	-	337,335
Frederick D. Furry	6,066,028	-	338,810
Paul Galvin	6,051,927	-	347,911
Joshua Keeler	6,152,153	-	247,685

(ii) Increase in Authorized Shares of Common Stock:

Votes For	Votes Against	Abstentions
8,256,907	3,659,924	60,108

(iii) The authorization of the Board, without further action of the stockholders, to amend the Articles of Incorporation to implement a reverse stock split of our capital stock, at a ratio within the range of 1-for-2 to 1-for-10:

Votes For	Votes Against	Abstentions
8,826,357	3,098,905	51,675

(iv) To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d):

Votes For	Votes Against	Abstentions
5,131,183	1,235,086	26,569

(v) To approve any change of control in non-public offerings following approval of proposal 4:

Votes For	Votes Against	Abstentions
5,135,153	1,161,527	103,158

(vi) To approve amendments to the Company’s 2018 Equity Incentive Plan:

Votes For	Votes Against	Abstentions
5,273,028	1,064,678	62,132

(vii) The ratification of the appointment of Marcum, LLP, as the Company’s independent registered certified public accountant for the fiscal year ended December 31, 2019. The appointment was ratified, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
11,557,951	275,471	319,914

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: June 13, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

Item 5.02 Departure of an Executive Officer; Appointment of an Executive Officer.

Effective June 14, 2019, Manu Ohri has resigned as the Chief Financial Officer of ToughBuilt Industries, Inc. (the “Company”) for personal reasons.

Also effective June 14, 2019, Jolie Kahn has been appointed as the Acting Chief Financial Officer of the Company. Ms. Kahn, age 54, has an extensive background in corporate finance and corporate and securities law. She has been the proprietor of Jolie Kahn, Esq. since 2002. Ms. Kahn has also acted in various corporate finance roles, including extensive involvement of preparation of period filings and financial statements and playing an interal part in public company audits. She also works with companies and hedge funds in complex transactions involving the structuring and negotiation of multi-million dollar debt and equity financings, mergers, and acquisitions. Ms. Kahn has practiced law in the areas of corporate finance, mergers & acquisitions, reverse mergers, and general corporate, banking, and real estate matters. She represents both public and private companies, hedge funds, and other institutional investors in their role as investors in public companies.

There are no family relationships between Ms. Kahn and any officer or director of the Company. Compensation arrangements will be disclosed in a separate 8-K once determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: June 14, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

ITEM 3.01 Notification of Failure to Satisfy a Continued Listing Rule or Standard

On June 25, 2019, ToughBuilt Industries, Inc. (the “Company”) received notice from the Nasdaq Capital Market (the “Capital Market”) that the Company has failed to maintain a minimum of $35,000,000 minimum value of listed securities (“MVLS”) under its Listing Rules (the “Rules”) based upon its review of the Company’s MVLS for the last 30 consecutive business days, as required under Rule 5550(b)(2). However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance, which 180th day is December 23, 2019. In order to regain compliance, the Company must at anytime during this compliance period have an MVLS closing at $35 million or more for a minimum of ten consecutive business days, or it may seek to comply by meeting the minimum shareholders net equity of $2,500,000 during that same timeframe.

On June 26, 2019, the Company received notice from the Capital Market that it has failed to maintain a minimum bid price of at least $1.00 per share for the last 30 consecutive trading days based upon the closing bid price for its common stock as required by Rule 5550(a)(2). However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance during which time it must maintain a minimum closing bid price of at least $1.00 per share for a period of between 10 and 20 consecutive trading days at the discretion of the Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: July 1, 2019	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

ITEM 1.01 Entry into a Material Definitive Agreement

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of promissory notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The first note (the “Series A Note”) has a face amount of $6.72 million for which the investor paid $5 million in cash. The second note (the “Series B Note” and with the Series A Note, collectively referred to as the “Notes”) has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of a full recourse promissory note issued by the investor to the Company (the “Investor Note”) secured by $4.78 million in cash or cash equivalents of the investor (i.e :an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock (the “Common Stock”) until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

The Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Notes will be convertible at $1.00 into a fixed number of shares (the “Conversion Shares”). The Notes are convertible at the Holder’s option, in whole or in part, at any time after closing. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

The Company shall repay the Principal Amount of the Notes in 12 installments, with the first installment starting on February 1, 2020 (each, an “Installment Date”). Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in registered Common Stock or a combination of cash and registered Common Stock. However, if the 30-day volume weighted average price of the Common Stock (the “VWAP”) of the Company falls below 50% of the market price of one share of the Company’s common stock or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment (“Installment Shares”) would be valued at a conversion price calculated as the lesser of (i) 85% of the arithmetic average of the three lowest daily VWAPs of the 20 trading days prior to the payment date or (ii) 85% of the VWAP of the trading day prior to payment date (“Installment Price”) with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

Upon completion of a Change of Control, the Holders may require the Company to purchase any outstanding Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Notes shall also be subject to standard events of default and remedies therefor.

The Company shall file within 20 days of closing and have declared effective within 60 days of closing a registration statement (“Effectiveness Date”) on Form S-1 or S-3 covering the resale of the shares underlying the Series A Note, the Series B Note and Warrants. Beginning on the 21st day and 61st day, respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Ayrton 2.0% of the Principal Amount outstanding in cash as liquidated damages provided no liquidated damages shall be applied if such delay is for reasons outside the Company’s control and not due to an action (or inaction) on the Company’s part.

In connection with the granting of the Notes, the Company shall issue detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Notes and have an exercise price of $1.00 per share. To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Until the 3 year anniversary of the maturity date, the investor shall have the right (but not the obligation) to participate in 50% of any subsequent equity or debt issuance. Consummation of the transaction has been subject to certain conditions precedent, including the Company agrees to procure an approval of this transaction at its annual shareholder meeting scheduled no later than 180 days after the Closing Date and agrees to procure voting agreements from principal shareholders prior to closing of the Company.

Maxim Group LLC acted as lead placement agent on the offering, and Joseph Gunnar acted as co-placement agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.02 above.

Item 9.01 Exhibits

Item	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of A and B Note
10.3	Form of Warrant
10.4	Form of Voting Agreement
10.5	Form of Security Agreement
10.6	Form of Registration Rights Agreement
10.7	Form of Master Netting Agreement
10.8	Form of Intellectual Property Security Agreement
10.9	Form of Investor Securities Purchase Agreement
10.10	Form of Investor Note
10.11	Form of Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: August 19, 2019	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	Chief Financial Officer

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 19, 2019, is by and among Toughbuilt Industries, Inc., a Nevada corporation with offices located at 25371 Commercentre Drive, #200, Lake Forest, CA 92630 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized two new series’ of convertible notes with an aggregate principal amount of $11.5 million as follows: (i) a new series of senior convertible notes of the Company, in the aggregate original principal amount of $6.72 million, substantially in the form attached hereto as Exhibit A-1 (the “Series A Notes”), which Series A Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Series A Notes, including, without limitation, upon conversion of any principal, interest, late charges or additional amount or otherwise thereunder, collectively, the “Series A Conversion Shares”), in accordance with the terms of the Series A Notes; and (ii) a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $4.78 million, substantially in the form attached hereto as Exhibit A-2 (the “Series B Notes”, and together with the Series A Notes, the “Notes”), which Series B Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Series B Notes, including, without limitation, upon conversion of any principal, interest, late charges or additional amount or otherwise thereunder, collectively, the “Series B Conversion Shares”, and together with the Series A Conversion Shares, the “Conversion Shares”), in accordance with the terms of the Series B Notes.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Series A Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) a Series B Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, and (iii) a warrant to initially acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, substantially in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

D. At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

F. Concurrently herewith the Company and each Buyer, separately, have entered into a Note Securities Purchase Agreement in the form attached hereto as Exhibit D (each as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, collectively, the “Note Purchase Agreements”) pursuant to which the Company shall acquire a secured promissory note issued by the applicable Buyer (each, an “Investor Note”, and collectively, the “Investor Notes”) as payment of the Series B Purchase Price (as defined below) hereunder.

G. The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below) the Notes will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect Subsidiaries, including a pledge of all of the capital stock of each of the Subsidiaries, as evidenced by (i) a security agreement in the form attached hereto as Exhibit E (the “Security Agreement”), (ii) account control agreements with respect to certain accounts described in the Note and the Security Agreement, in form and substance acceptable to each Buyer, duly executed by the Company and each depositary bank (each, an “Controlled Account Bank”) in which each such account is maintained (the “Controlled Account Agreements”, and together with the Security Agreement, the Perfection Certificate (as defined below) and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”), and (iii) a guaranty executed by each Subsidiary of the Company, in the form attached hereto as Exhibit F (collectively, the “Guaranties”) pursuant to which each of them guarantees the obligations of the Company under the Transaction Documents (as defined below).

H. Concurrently herewith, the Company and each Buyer, separately, are entering into that certain Master Netting Agreement, in substantially the form attached hereto as Exhibit G (the “Master Netting Agreement”), to provide further clarification of their rights (but not, in the case of each such Buyer only, its obligation) to Net (as defined below) certain Obligations (as defined in the Master Netting Agreement) arising under and across this Agreement, the Investor Note, the Series B Notes and the Note Purchase Agreement (collectively, the “Underlying Agreements”) and to treat the Master Netting Agreement, this Agreement and the other Underlying Agreements as a single agreement for the purposes set forth herein and to treat this Agreement and the Note Purchase Agreement each as a “securities contract” (11 U.S.C. § 741) or other similar agreements.

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AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) (a) a Series A Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (b) a Series B Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (c) Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

(b) Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyers shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Purchase Price. The aggregate purchase price for the Notes and Warrants to be purchased by each Buyer (the “Purchase Price”) shall be (i) the aggregate amount as set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, consisting of (A) a payment in cash of such aggregate amount as set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers (the “Series A Cash Purchase Price”) (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Series A Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (B) the aggregate amount as set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers (the “Series B Purchase Price”) for the Series B Notes to be satisfied, in full, by the issuance by such Buyer of an Investor Note pursuant to the Note Purchase Agreement in the aggregate original principal amount equal to the Series B Purchase Price. In addition, at the Closing, an authorized person of such Buyer shall certify in a written certificate in the form attached hereto as Exhibit H (the “Investor Collateral Certificate”) that as of the Closing Date the bank account described on Schedule I to such Investor Note, which secures such Investor Note in accordance therewith, contains at least the Series B Purchase Price of Eligible Assets (as defined in the Investor Note) as of the Closing Date. For the avoidance of doubt, each Buyer shall pay, in the aggregate, approximately $869.57 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount as mutually agreed by the Company and the Required Holders, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

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(d) Form of Payment. On the Closing Date, (i) each Buyer shall (x) pay its respective Series A Cash Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Series A Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (y) in accordance with the instructions of the Company in the Flow of Funds Letter, maintain physical possession of a duly executed Investor Note of such Buyer, in such original principal amount as is set forth across from such Buyer’s name in column (7) of the Schedule of Buyers, issued pursuant to the Note Purchase Agreement of such Buyer, both as payment for, and as Collateral (as defined in such Buyer’s Series B Note) securing, such Buyer’s Series B Note to be issued and sold to such Buyer at the Closing and (ii) the Company shall deliver to each Buyer (A) a Series A Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, and (B) a Series B Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (C) a Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(e) Securities Contract; Netting Safe Harbor. The Company hereby acknowledges and agrees that the rights and obligations of each Buyer under the Note Purchase Agreement of such Buyer, under the Investor Note of such Buyer, under the Series B Note to be issued hereunder to such Buyer and the rights and obligations of the Company hereunder, under each such Investor Note, under each such Series B Note and under each such Note Purchase Agreement, respectively, arise in a single integrated transaction and constitute related and interdependent obligations within such transaction. The Company and each Buyer, severally, hereby acknowledge and agree that this Agreement and the Note Purchase Agreement each are a “securities contract” as defined in 11 U.S.C. § 741 and that each such Buyer shall have all rights in respect of the Master Netting Agreement, this Agreement and the other Underlying Agreements as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (each, a “Net”, and collectively, “Netting”) as are available under the Master Netting Agreement, this Agreement and the other Underlying Agreements, and all Netting provisions of the Master Netting Agreement, each Series B Note and each Investor Note, including without limitation the provisions set forth in Section 7 of each Investor Note, are hereby incorporated in this Agreement and made a part hereof as if such provisions were set forth herein.

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2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Notes and Warrants, (ii) upon conversion of its Notes will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of its Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

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(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement and Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Transaction Documents (as defined below) to which such Buyer is a party, in each case, have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

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(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary (as defined below), individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents, in any material respect (as defined below). Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their shareholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Guaranties, the Security Documents, the Note Purchase Agreements, the Master Netting Agreement, the Registration Rights Agreement, the Investor Note, the Voting Agreements (as defined below), the Leak-Out Agreements (as defined below), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

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(c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 200% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price (as defined in the Notes) as of the Closing Date, (y) interest on the Notes shall accrue through Maturity Date (as defined in the Notes) and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date (as defined in the Note) as of the Closing Date and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Maxim Group LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities, which are intended to be on the amount of proceeds to the Company at Closing, as opposed to the face amount of the Investor Notes. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

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(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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(l) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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(o) Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. No current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

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(r) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (x) 100,000,000 shares of Common Stock, of which, 25,663,763 are issued and outstanding and [    ] shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (y) (A) 5,000,000 shares of undesignated Preferred Stock, none of which are issued and outstanding, (B) 0 shares of Series A Preferred Stock, none of which are issued and outstanding, (C) 0 hares of Series B Preferred Stock, none of which are issued and outstanding, and (D) 4,268shares of Series C Preferred Stock, 4,268 of which are issued and outstanding, . No shares of Common Stock are held in the treasury of the Company.

(iii) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes and the Warrants) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws).

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(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

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(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(r), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(t) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

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(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i). Except as set forth in Schedule 3(x)(ii), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon a Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Real Property are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

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(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation and/or “pay-for-hold” arrangements of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation and/or “pay-for-hold” arrangement of borrowable shares of Common Stock), if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith and waives the right to make any claims against the Investor resulting from such hedging and/or trading activities in the shares of Common Stock.

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(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(hh) Registration Eligibility. The Company is eligible to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Buyers using Form [S-3] promulgated under the 1933 Act.

(ii) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(nn) Management. Except as set forth in Schedule 3(nn) hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater shareholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

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(qq) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ss) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(tt) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(uu) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(vv) Ranking of Notes. Other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes), if any, no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

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(ww) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to you have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

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(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Registrable Securities, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Buyers on Form S-3.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, but not, directly or indirectly, for (i) except as set forth on Schedule 4(d), the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

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(g) Fees. The Company shall reimburse the lead Buyer for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP, counsel to the lead Buyer, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the lead Buyer from its Purchase Price at the Closing, less $35,000 previously paid by the Company to the lead Buyer; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, Controlled Account Bank fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes, the form of Investor Note, the form of the Warrants, the form of Guaranties, the form of Security Documents, the form of the Registration Rights Agreement, the form of Master Netting Agreement, the form of Voting Agreement, the form of Leak-Out Agreement and the form of Note Purchase Agreement) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

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(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

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(iii) Other Confidential Information. Disclosure Failures; Disclosure Delay Payments. In addition to other remedies set forth in this Section 4(i), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. In the event that the Company fails to effect such Disclosure on or prior to the Required Disclosure Date and such Buyer shall have possessed Confidential Information for at least ten (10) consecutive Trading Days (each, a “Disclosure Failure”), then, as partial relief for the damages to such Buyer by reason of any such delay in, or reduction of, its ability to buy or sell shares of Common Stock after such Required Disclosure Date (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to such Buyer an amount in cash equal to the greater of (I) two percent (2%) of the aggregate principal of Notes purchased by such Buyer hereunder and (II) the applicable Disclosure Restitution Amount, on each of the following dates (each, a “Disclosure Delay Payment Date”): (i) on the date of such Disclosure Failure and (ii) on every thirty (30) day anniversary such Disclosure Failure until the earlier of (x) the date such Disclosure Failure is cured and (y) such time as all such non-public information provided to such Buyer shall cease to be Confidential Information (as evidenced by a certificate, duly executed by an authorized officer of the Company to the foregoing effect) (such earlier date, as applicable, a “Disclosure Cure Date”). Following the initial Disclosure Delay Payment for any particular Disclosure Failure, without limiting the foregoing, if a Disclosure Cure Date occurs prior to any thirty (30) day anniversary of such Disclosure Failure, then such Disclosure Delay Payment (prorated for such partial month) shall be made on the second (2nd) Business Day after such Disclosure Cure Date. The payments to which a Buyer shall be entitled pursuant to this Section 4(l)(iii) are referred to herein as “Disclosure Delay Payments.” In the event the Company fails to make Disclosure Delay Payments in a timely manner in accordance with the foregoing, such Disclosure Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.

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(iv) For the purpose of this Agreement the following definitions shall apply:

(1) “Disclosure Failure Market Price” means, as of any Disclosure Delay Payment Date, the price computed as the quotient of (I) the sum of the five (5) highest VWAPs (as defined in the Warrants) of the Common Stock during the applicable Disclosure Restitution Period (as defined below), divided by (II) five (5) (such period, the “Disclosure Failure Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Disclosure Failure Measuring Period.

(2) “Disclosure Restitution Amount” means, as of any Disclosure Delay Payment Date, the product of (x) difference of (I) the Disclosure Failure Market Price less (II) the lowest purchase price, per share of Common Stock, of any Common Stock issued or issuable to such Buyer pursuant to this Agreement or any other Transaction Documents, multiplied by (y) 40% of the aggregate daily dollar trading volume (as reported on Bloomberg (as defined in the Warrants)) of the Common Stock on the Principal Market for each Trading Day (as defined in the Warrants) either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the Trading Day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the Trading Day immediately prior to such applicable Disclosure Delay Payment Date (such applicable period, the “Disclosure Restitution Period”).

(3) “Required Disclosure Date” means (x) if such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information or (y) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.

(j) Additional Registration Statements. Until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, the Company shall not file a registration statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)). “Applicable Date” means the later of (A) the Stockholder Approval Date and (B) the earlier of (x) the first date on which the resale by the Buyers of all the Registrable Securities required to be filed on the initial Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Buyers pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

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(k) Additional Issuance of Securities. So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of the Required Holders, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the later of (x) February 1, 2020 and (y) the 90th Trading Day after the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than either (x) with respect to Michael Panosian and Josh Keeler, not to exceed 15% of the Common Stock issued and outstanding immediately prior to the date hereof, in the aggregate or (y) with respect to any other employee, officer or director of the Company, not to exceed 5% of the Common Stock issued and outstanding immediately prior to the date hereof, in the aggregate and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares, and (iv) the Warrant Shares (each of the foregoing in clauses (i) through (iv), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

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(l) Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of (i) the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of the applicable date of determination, (y) interest on the Notes shall accrue through the Maturity Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of the applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Variable Securities. . So long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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(o) Participation Right. At any time on or prior to the third anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o). The Company acknowledges and agrees that the right set forth in this Section 4(o) is a right granted by the Company, separately, to each Buyer.

(i) At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 50% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(o) shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

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(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii) The Company shall have three (3) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(o) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(i) above.

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(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(o)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(o) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be designed, in the reasonable opinion of the Buyer, to circumvent the Company’s obligations pursuant to the provisions of this Section 4(o) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(viii) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(o). The Company shall not be permitted to conduct such Subsequent Placement nor deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(o)(ii).

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(ix) The restrictions contained in this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 4(o) by providing terms or conditions to one Buyer that are not provided to all.

(p) Dilutive Issuances. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on or repurchase, any securities of the Company without the prior express written consent of the Buyers.

(s) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(t) Stock Splits. Until the Notes and all notes issued pursuant to the terms thereof are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below) (other than one reverse stock split to regain compliance with the listing maintenance requirements of the Principal Market).

(u) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert the Notes. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

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(v) Collateral Agent. Each Buyer hereby (i) appoints Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(w) Successor Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holders may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 4(w) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

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(iii) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above.

(iv) In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 4(w) that is not a Buyer or an affiliate of any Buyer (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4(w)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(x) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(z) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require shareholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(aa) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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(bb) Subsidiary Guarantee. For so long as any Notes remain outstanding, upon any entity becoming a Subsidiary of the Company, the Company shall cause each such Subsidiary to become party to the Guaranty by executing a joinder to the Guaranty reasonably satisfactory in form and substance to the Required Holders.

(cc) Shareholder Approval. The Company shall provide each shareholder entitled to vote at a special meeting of shareholders of the Company (the “Shareholder Meeting”), which shall be promptly called and held not later than February 19, 2020 (the “Shareholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not exceed $5,000, soliciting each such shareholder’s affirmative vote at the Shareholder Meeting for approval of resolutions (“Shareholder Resolutions”) providing for the approval of the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion or exercise, as applicable, with respect thereto) (the “Shareholder Approval” and the date the Shareholder Approval has been obtained, the “Shareholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its shareholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the shareholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company shall cause an additional Shareholder Meeting to be held on or prior to May 15, 2020. If, despite the Company’s reasonable best efforts the Shareholder Approval is not obtained after such subsequent shareholder meetings, the Company shall cause an additional Shareholder Meeting to be held semi-annually thereafter until such Shareholder Approval is obtained.

(dd) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Kelley Drye & Warren LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(ee) No Waiver of Voting Agreements or Leak-Out Agreements. The Company shall not amend, waive, or modify the Voting Agreements or the Leak-Out Agreements without the written approval of the Required Holders pursuant to Section 9(e).

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

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(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

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[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

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(e) Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of Conversion Shares or Warrant Shares (as the case may be) to which such Buyer is entitled and register such Conversion Shares or Warrant Shares (as the case may be) on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Conversion Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(d) above or (II) if the Registration Statement covering the resale of the Conversion Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Buyer and (y) deliver the Conversion Shares or Warrant Shares, as applicable, electronically without any restrictive legend by crediting such aggregate number of Conversion Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to a Buyer and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of shares of Common Stock to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(d) above or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock submitted for legend removal by such Buyer pursuant to Section 5(d) above that such Buyer is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Warrants) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note or Warrant, as applicable, held by such Buyer.

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(f) FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have duly executed and delivered to the Company an Investor Collateral Certificate and, at the Company’s direction, an Investor Note to the Collateral Agent in such original principal amount as is set forth across from such Buyer’s name in column (7) of the Schedule of Buyers.

(ii) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(iii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Note and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

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(iv) Each Buyer shall have duly executed and delivered to the Company a leak-out agreement in the form of Exhibit I hereof (each, a “Leak-Out Agreement”), each by and between the Company and each such Buyer.

(v) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Note and its related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer (A) a Series A Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers, (B) a Series B Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (C) a Warrants initially exercisable for such aggregate number of Warrant Shares as is set forth across from such Buyer’s name in column (5) of the Schedule of Buyers, in each case, as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Jolie Kahn. Esq., the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

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(vi) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Nevada Secretary of State within ten (10) days of the Closing Date.

(vii) Each Subsidiary shall have delivered to such Buyer a certified copy of its Articles of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Closing Date.

(viii) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at the Closing.

(ix) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and the Warrant Shares.

(xvi) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (A) original certificates (I) representing the Subsidiaries’ shares of capital stock to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document (the “Perfection Certificate”).

(xvii) The Company shall have directed each Buyer to deliver such Buyer’s Investor Note to the Collateral Agent and the Collateral Agent shall have physical possession of each Investor Note at the Closing.

(xviii) Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer and the Collateral Agent (A) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Buyers, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent and the Buyers, shall not show any such Liens; and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xix) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer.

(xx) With respect to the Intellectual Property Rights, if any, of the Company or any of its Subsidiaries, the Company and/or such Subsidiaries, as applicable, shall have duly executed and delivered to such Buyer each Assignment For Security for the Intellectual Property Rights of the Company and its Subsidiaries, in the form attached as Exhibit A to the Security Agreement.

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(xxi) Each Controlled Account Bank (as defined in the Notes) and the Collateral Agent shall have duly executed and delivered to such Buyer a Controlled Account Agreement (as defined in the Notes) with respect to each account of the Company or any of its Subsidiaries held at such Controlled Account Bank.

(xxii) The Company shall have duly executed and delivered to such Buyer the Leak-Out Agreements.

(xxiii) The Company shall have duly executed and delivered to such Buyer the voting agreement in the form of Exhibit J hereof (the “Voting Agreement”), by and between the Company and the stockholders named on schedule 7(a)(xxiii) attached hereto (the “Stockholders”) and the Stockholders shall have duly executed and delivered to such Buyer the Voting Agreements.

(xxiv) Such Buyer shall have received a letter on the letterhead of the Company (the “Flow of Funds Letter”) (x) duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company and (y) directing each Buyer (or its designee) to maintain physical possession of a duly executed Investor Note of such Buyer, in such original principal amount as is set forth across from such Buyer’s name in column (7) of the Schedule of Buyers, issued pursuant to the Note Purchase Agreement of such Buyer, both as payment for, and as Collateral (as defined in such Buyer’s Series B Note) securing, such Buyer’s Series B Note to be issued and sold to such Buyer at the Closing.

(xxv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes and the Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

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(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); and provided further that the provisions of Sections 4(v) and 4(w) above cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes or all holders of the Warrants (as the case may be). From the date hereof and while any Notes or Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Notes or Warrants, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Buyer or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto”) and (II) on or after the Closing Date, (x) if Alto holds any Securities as of such time (or with respect to any waiver or amendment of Section 4(o), whether or not Alto holds any Securities as of such time), Alto or (y) otherwise, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Notes and/or the Warrants.

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(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

The Company:

Toughbuilt Industries, Inc.

25371 Commercentre Drive, #200

Lake Forest, CA 92630

Telephone: 949-424-8005
Facsimile: 800-604-3259
Attention: Chief Executive Officer
E-Mail: michael@toughbuilt.com

With a copy (for informational purposes only) to:

Jolie Kahn, Esq.

12 East 49th Street, 11th floor

New York, NY 10017

Facsimile: (866_) 705-3071
Attention: Jolie Kahn, Esq.
E-Mail: joliekahnlaw@sbcglobal.net

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If to the Transfer Agent:

VStock Transfer, LLC
18 Lafayette Pl, Woodmere

NY 11598
Telephone: (212) 828-8436
Facsimile: 646-536-3179
Attention: Ariel Luna
E-Mail: ariel@vstocktransfer.com

If to a Buyer, to its address or e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: (212) 808-7540
Facsimile: (212) 808-7897
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP shall only be provided copies of notices sent to the lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

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(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, “pay for hold” or any other arrangement to secure or otherwise obtain borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

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(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

54

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

55

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

[OTHER BUYERS]

By:
Title:
Name:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
Buyer	Address and Email Address	Original Principal Amount of Series A Notes	Original Principal Amount of Series B Notes	Aggregate Number of Warrant Shares	Purchase Price	Aggregate Cash Wire Amount	Original Principal Amount of Investor Notes	Legal Representative’s Address and Facsimile Number
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	c/o Ayrton Capital LLC 222 Broadway, 19th Floor New York, NY 10038 Attention Waqas Khatri Marian Freidin E-mail: wk@ayrtonllc.com mfreidin@ayrtonllc.com	$6,720,000	$4,780,000	5,750,000	$9,780,000	$5,000,000	$4,780,000	Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Telephone: (212) 808-7540 Facsimile: (212) 808-7897 Attention: Michael A. Adelstein, Esq.

[FORM OF SERIES [A][B] SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), JOLIE KAHN, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). JOLIE KAHN MAY BE REACHED AT TELEPHONE NUMBER 949-424-8005, EXT. 120.

Toughbuilt Industries, Inc.

Series [A][B] Senior Secured Convertible Note

Issuance Date: [●] 2019 (the “Issuance Date”)	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, Toughbuilt Industries, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of [BUYER] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and, if an Event of Default (as defined below) has occurred and is continuing, to pay interest (“Interest”) on any outstanding Principal at the applicable Default Rate (as defined below) from the Issuance Date until the same becomes due and payable, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Series [A][ B] Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated as of August 19, 2019 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (collectively, the “Notes”, and such other Series A Senior Convertible Notes and Series B Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, collectively, the “Other Notes”). Certain capitalized terms used herein are defined in Section 32.

1. PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash (excluding any amounts paid in shares of Common Stock on the Maturity Date in accordance with Section 8) representing all outstanding Principal, accrued and unpaid Interest t and accrued and unpaid Late Charges (as defined in Section 25(c)) on such Principal, Interest. [INSERT IN SERIES B NOTES ONLY:, except that any Restricted Principal hereunder shall be satisfied on the Maturity Date (in lieu of a cash payment) by Maturity Netting (as defined in the Investor Note)]. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any. [INSERT IN SERIES A NOTES ONLY: Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, First, all accrued and unpaid Interest hereunder and under any other Series A Notes held by such Holder, Second, all accrued and unpaid Late Charges on any Principal and Interest hereunder and under any other Series A Notes held by such Holder, Third, all other amounts (other than Principal) outstanding under any other Series A Notes held by such Holder and, Fourth, all Principal outstanding hereunder and under any other Series A Notes held by such Holder, in each case, allocated pro rata among this Note and such other Series A Notes held by such Holder.]

[INSERT IN SERIES B NOTES ONLY:

(a) Securities Contract. The Company and the Holder hereby acknowledge and agree that the Securities Purchase Agreement and the Note Purchase Agreement (as defined in the Securities Purchase Agreement) each is a “securities contract” as defined in 11 U.S.C. § 741 and that Holder shall have all rights in respect of this Note, the Master Netting Agreement (as defined in the Securities Purchase Agreement), the Investor Note, the Securities Purchase Agreement and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset and/or netting (collectively, “Netting” or “Net”) as are available under this Note, the Master Netting Agreement and the Investor Note and all Netting provisions of this Note, the Investor Note and the Master Netting Agreement, including without limitation the provisions set forth in Section 7 of the Investor Note, are hereby incorporated in this Note and made a part hereof as if such provisions were set forth herein.

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(b) Investor Prepayments; No Share Issuance or Sales until Fully Paid. Upon the consummation of any Investor Prepayment, the aggregate outstanding Restricted Principal under this Note shall automatically become Unrestricted Principal hereunder, on a dollar-for-dollar basis, in an amount equal to the aggregate amount of cash paid in such Investor Prepayment. Notwithstanding anything herein to the contrary, the shares of Common Stock issuable upon conversion of Restricted Principal hereunder shall not be issued by the Company and may not be sold by Holder until such portion of the Investor Note equivalent to the Restricted Principal subject to such conversion (each, an “Investor Prepayment Amount”) has been Fully Paid (as defined below) pursuant to an Investor Prepayment or otherwise upon maturity of the Investor Note (to the Company or to such other Persons as directed by the Company in writing) and such Restricted Principal becomes Unrestricted Principal in accordance with the preceding sentence. “Fully Paid” means, with respect to any applicable Investor Prepayment, that the Holder shall have either (x) delivered evidence to the Company that the Holder instructed its bank or other financial institution, with respect to an account of the Holder (or an affiliate of the Holder) containing at least an amount in cash equal to the applicable Investor Prepayment Amount, to deliver such Investor Prepayment Amount from such account by wire transfer to the Company in accordance with wire instructions set forth in the Flow of Funds Letter (as defined in the Securities Purchase Agreement) (unless modified by the Company prior to the date of such Investor Prepayment by delivery to the Holder of new wire instructions, duly executed by an executive officer of the Company, on letterhead of the Company), or (y) if the Company and the Holder have accounts at the same bank or other financial institution, by an internal “ledger” transfer by such financial institution of such Investor Prepayment Amount, in each case, as evidenced by either an e-mail or other written or oral confirmation by the applicable receiving financial institution that such transfer has been instructed of such Investor Prepayment Amount.

(c) Prohibited Transfer or Severability Reduction. Upon any Prohibited Transfer (as defined in the Investor Note) of, or Severability Event (as defined in the Investor Note) under, the Investor Note, (x) the Investor Note shall be deemed paid in full and shall be null and void, and (y) 75% of the remaining Restricted Principal of this Note shall be automatically cancelled (with the remaining 25% of the Restricted Principal of this Note automatically becoming Unrestricted Principal hereunder).

(d) Investor Netting Right Reduction. Upon any exercise by the Holder of Investor Netting Rights (as defined in the Investor Note), the Restricted Principal hereunder shall automatically and simultaneously be reduced, on a dollar-for-dollar basis, by such portion of the aggregate principal of the Investor Note cancelled pursuant to such Investor Netting Rights (as defined in the Investor Note).

(e) Single Integrated Transaction. The Company hereby acknowledges and agrees that (i) the Holder shall be entitled to exercise the Investor Netting Rights through any means permissible under applicable law, including without limitation, Netting and (ii) the obligations of the Holder under the Investor Note and the obligations of the Company under this Note arise in a single integrated transaction and constitute related and interdependent obligations within such transaction.

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(f) Grant of Security Interest. The Company hereby grants and pledges to the Holder a continuing security interest in the Investor Note of the Holder, including any and all cash, proceeds, funds, credits, rights and other assets therein or arising therefrom, from time to time, and any additions, dividends, profits and interest in the foregoing and any replacements or substitutions therefore (collectively, the “Collateral”) to secure prompt repayment of any and all amounts outstanding hereunder from time to time and to secure prompt performance by the Company of each of its covenants and duties under this Note. Such security interest constitutes a valid, first priority security interest in the Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any filings undertaken related to the Holder’s rights under the Nevada Uniform Commercial Code, the Holder’s Lien (as defined in Section 14(c) below) on the Collateral shall remain in effect for so long as any Restricted Principal remains outstanding.

(g) Order of Conversion and/or Redemption. Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, First, all accrued and unpaid Interest hereunder and under any other Series B Notes held by such Holder, Second, all accrued and unpaid Late Charges on any Principal and Interest hereunder and under any other Series B Notes held by such Holder, Third, all other amounts outstanding (other than Principal) hereunder and under any other Series B Notes held by such Holder and, Fourth, all Principal (other than Restricted Principal) outstanding hereunder and under any other Series B Notes held by such Holder, in each case, prior to any conversion or redemption, as applicable, of any Restricted Principal hereunder, in each case, allocated pro rata among this Note and such other Series B Notes held by such Holder.]

2. DEFAULT INTEREST; DEFAULT RATE. No Interest shall accrue hereunder unless and until an Event of Default (as defined below) has occurred. From and after the occurrence and during the continuance of any Event of Default, Interest shall accrue hereunder at eighteen percent (18.0%) per annum (the “Default Rate”) and shall be computed on the basis of a 360-day year and twelve 30-day months, shall compound each calendar month and shall be payable in arrears on the first Trading Day of each such calendar month in which Interest accrues hereunder (each, an “Interest Date”). Accrued and unpaid Interest, if any, shall also be payable by way of inclusion of such Interest in the Conversion Amount (as defined below) on each Conversion Date (as defined below) in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 12 or any required payment upon any Bankruptcy Event of Default (as defined in Section 4(a) below). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date)), Interest shall cease to accrue hereunder as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

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3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent of the Company (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (w) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (x) all accrued and unpaid Interest with respect to such portion of the Principal amount and (y) accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $1.00, subject to adjustment as provided herein.

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(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 19(b)). On the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, [INSERT IN SERIES B NOTES ONLY: (x)] the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice [INSERT IN SERIES B NOTES ONLY: and (y) the amount of Restricted Principal converted, if any, shall be set forth in the applicable Conversion Notice]. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

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(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) or (II) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

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(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes [INSERT IN SERIES B NOTES ONLY: and Restricted Principal] held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) [INSERT IN SERIES B NOTES ONLY: or Restricted Principal becoming unrestricted] and the dates of such conversions [INSERT IN SERIES B NOTES ONLY:, Investor Prepayments] and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) [INSERT IN SERIES B NOTES ONLY: or Restricted Principal becoming unrestricted] and the dates of such conversions, [INSERT IN SERIES B NOTES ONLY: Investor Prepayment] and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

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(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note (taken together with the issuance of such shares upon the exercise of the Warrants) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes or otherwise pursuant to the terms of this Note or the Warrants (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of the Warrants or otherwise pursuant to the terms of the Notes or the Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes and Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Notes and such holder’s exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes and related Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Notes and related Warrants then held by each such holder of Notes and related Warrants. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(ii) (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such portion of this Note convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(ii) and (ii) to the extent of any Buy-In related thereto, any Buy-In Payment Amount, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (collectively, the “Exchange Cap Share Cancellation Amount”).

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(e) Right of Alternate Conversion Upon an Event of Default.

(i) General. Subject to Section 3(d), at any time during an Event of Default Redemption Right Period (regardless of whether such Event of Default has been cured or if the Holder has delivered an Event of Default Redemption Notice to the Company), the Holder may, at the Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, this Note into shares of Common Stock (such portion of this Note subject to such Alternate Conversion, the “Alternate Conversion Amount”) at the Alternate Conversion Price.

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e).

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (ix), (x) and (xi) shall constitute a “Bankruptcy Event of Default”:

(i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is five (5) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

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(ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

(v) except to the extent the Company is in compliance with Section 11(b) below, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than (A) the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise), and (B) the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(vi) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, solely to extent such failure remains uncured for a period of at least one (1) Trading Day;

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(vii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

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(xii) a final judgment or judgments for the payment of money aggregating in excess of $150,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $150,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $150,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $150,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiv) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than the representations or warranties subject to material adverse effect on materiality limitation, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

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(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xvi) if Michael Panosian ceases to be the chief executive officer of the Company or Jolie Kahn ceases to be an officer of the Company and a qualified replacement, acceptable to the Holder, in its sole discretion, is not appointed in either case within fifteen (15) Business Days;

(xvii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 14 of this Note;

(xviii) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xix) any provision of any Transaction Document (including, without limitation, the Security Documents and the Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(xx) this Note and/or any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Securities Purchase Agreement) on the Collateral (as defined herein and as defined in the Security Documents) in favor of the Holder or any material provision of this Note and/or any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof; or

(xxi) any material damage to, or loss, theft or destruction of, any Collateral (as defined herein and as defined in the Security Documents), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect; or

(xxii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

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(b) Notice of an Event of Default: Event of Default Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the sixtieth (60th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). [INSERT IN SERIES B NOTES ONLY (except, solely if any Restricted Principal is included in such Conversion Amount subject to redemption pursuant to the applicable Event of Default Notice (such amount of Restricted Principal, the “Eligible Event of Default Restricted Principal”) and the Holder elects to effect Event of Default Netting (as defined in the Investor Note) pursuant to the terms of the Investor Note, such Event of Default Redemption Price shall be reduced, on a dollar-for-dollar basis, by such portion of the Eligible Event of Default Restricted Principal subject to such Event of Default Netting (such amount of Eligible Event of Default Restricted Principal, the “Event of Default Restricted Principal Amount”) and such Event of Default Restricted Principal Amount shall be satisfied on such Redemption Date by Event of Default Netting (as defined in the Investor Note) (solely if the applicable Event of Default does not include a Bankruptcy Event of Default) or automatically satisfied on such Redemption Date by Event of Default Bankruptcy Netting (as defined in the Investor Note) (solely if the applicable Event of Default includes a Bankruptcy Event of Default), as applicable, with respect thereto)]. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is satisfied in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, [INSERT IN SERIES B NOTE ONLY: (x)] the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice [INSERT IN SERIES B NOTE ONLY: and (y) the amount of Restricted Principal redeemed, if any, shall be set forth in the applicable Event of Default Redemption Notice]. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

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(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, [INSERT IN SERIES B NOTES ONLY:, except that any Restricted Principal then outstanding hereunder shall be satisfied through Bankruptcy Event of Default Netting (as defined in the Investor Note) (in lieu of such cash payment hereunder)]; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and default rate equal to the principal amounts then outstanding and the default rates of the Notes [INSERT IN SERIES B NOTES ONLY: and, if applicable, a restricted principal equal in amount to the Restricted Principal then outstanding hereunder], respectively, held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 16, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

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(b) Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”) [INSERT IN SERIES B NOTES ONLY (except, solely if any Restricted Principal is included in such Conversion Amount subject to redemption pursuant to the applicable Change of Control Notice (such Restricted Principal, the “Eligible Change of Control Restricted Principal”) and the Holder elects to effect Redemption Netting (as defined in the Investor Note) pursuant to the terms of the Investor Note, such Change of Control Redemption Price shall be reduced, on a dollar-for-dollar basis, by such portion of the Eligible Change of Control Restricted Principal subject to such Redemption Netting (such amount of Eligible Change of Control Restricted Principal, the “Change of Control Restricted Principal Amount”) and such Change of Control Restricted Principal Amount shall be automatically satisfied on such Redemption Date by Redemption Netting (as defined in the Investor Note) with respect thereto)]. Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, [INSERT IN SERIES B NOTE ONLY: (x)] the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice [INSERT IN SERIES B NOTE ONLY: and (y) the amount of Restricted Principal redeemed, if any, shall be set forth in the applicable Change of Control Redemption Notice.] In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

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(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Company grants, issues or sells (or enter into any agreement to grant issue or sell), or in accordance with this Section 7(a) is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(a)), the following shall be applicable:

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(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable (or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

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(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(b) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, each, a “Secondary Security” and each applicable Secondary Security, together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Sections 7(a)(i) or 7(a)(ii) above and (z) the lowest VWAP of the shares of Common Stock on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Note is converted, on any given Conversion Date during any such Adjustment Period, solely with respect to such portion of this Note converted on such applicable Conversion Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6, Section 16 or Section 7(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 4(c) or Section 7(a), if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(c) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into (whether initially or pursuant to any subsequent amendment thereof) any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note. In addition, from and after the date the Company enters into such agreement or issues any such Variable Price Securities, for purposes of calculating the Pre-Installment Conversion Price and Installment Conversion Price as of any time of determination, the “Conversion Price” as used therein shall mean the lower of (x) the Conversion Price as of such time of determination and (y) the Variable Price as of such time of determination.

(d) Stock Combination Event Adjustments. If at any time and from time to time on or after the Subscription Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 7(a) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7(a) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(e) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(e) will increase the Conversion Price as otherwise determined pursuant to this Section 7(e), provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

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(f) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (a “Installment Conversion”); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On the date which is the twenty-sixth (26th) Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, a “Installment Notice” and the date all of the holders receive such notice is referred to as to the “Installment Notice Date”), to each holder of Notes and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. No later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Installment Notice Due Date of such shares of Common Stock issuable pursuant to the applicable Installment Notice) after delivery or deemed delivery (as applicable) of the applicable Installment Notice setting forth an Installment Conversion Amount, the Company shall deliver to the Holder’s account with DTC such number of shares of Common Stock (the “Pre-Installment Conversion Shares”) equal to the quotient of (x) such Installment Conversion Amount divided by (y) the Pre-Installment Conversion Price, and as to which the Holder shall be the owner thereof as of such time of delivery or deemed delivery (as the case may be) of such Installment Notice. Except as expressly provided in this Section 8(a), the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the Other Notes pursuant to the corresponding provisions of the Other Notes in the same ratio of the applicable Installment Amount being converted and/or redeemed hereunder. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c).

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(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the remainder of this Section 8(b) shall apply. The applicable Installment Conversion Amount, if any, shall be converted on the applicable Installment Date at the applicable Installment Conversion Price and the Company shall, on such Installment Date, (A) deliver to the Holder’s account with DTC such shares of Common Stock issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 8(b)), provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note and (B) in the event of the Conversion Floor Price Condition, the Company shall deliver to the Holder the applicable Conversion Installment Floor Amount, provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note. The number of shares of Common Stock to be delivered upon such Installment Conversion shall be reduced by the number of any Pre-Installment Conversion Shares delivered in connection with such Installment Date. If an Event of Default occurs during any applicable Equity Conditions Measuring Period, then, at the option of the Holder designated in writing to the Company, either (i) the Holder shall return to the Company all, or any part, of such Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (ii) the Conversion Amount used to calculate the Event of Default Redemption Price shall be reduced by the product of (x) the Installment Conversion Amount applicable to such Installment Date (as adjusted downward proportionally with respect to any Pre-Installment Conversion Shares returned to the Company pursuant to clause (i) above) multiplied by (y) the Conversion Share Ratio. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within two (2) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which the Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. In addition, if any of the Equity Conditions are not satisfied (or waived in writing by the Holder) on such Installment Date or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the Holder’s option, either (I) the Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) the Installment Conversion Amount applicable to such Installment Date multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the second (2nd) day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iv)). Notwithstanding anything to the contrary in this Section 8(b), but subject to 3(d), until the Company delivers Common Stock representing the Installment Conversion Amount to the Holder, the Installment Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Notwithstanding anything herein to the contrary, if, with respect to an Installment Date, the number of Pre-Installment Conversion Shares delivered to the Holder exceeds the number of Post-Installment Conversion Shares with respect to such Installment Date, then the number of shares of Common Stock equal to such excess shall constitute a credit, at the option of the Holder, against the number of shares of Common Stock to be issued to the Holder either (x) in any conversion of this Note pursuant to Section 4(c)(i) as selected by the Holder or (y) on the Maturity Date, or, if earlier, the last Installment Date. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder.

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(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 12.

(d) Deferred Installment Amount. Notwithstanding any provision of this Section 8(d) to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount and such Deferral Amount shall continue to accrue Interest hereunder. Any notice delivered by the Holder pursuant to this Section 8(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

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(e) Acceleration of Installment Amounts. Notwithstanding any provision of this Section 8 to the contrary, but subject to Section 3(d), if the Company delivers an Installment Notice and confirms, or is deemed to have delivered and confirmed, in whole or in part, an Installment Conversion in accordance with Section 8(a) (each such applicable Installment Date, a “Current Installment Date”), during the period commencing on the Installment Notice Due Date immediately prior to such applicable Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), the Holder may elect, at its option and in its sole discretion, at one or more times in such Installment Period, either (x) if such election is made prior to second (2nd) Trading Day immediately prior to such Current Installment Date (each, a “Pre-Delivery Acceleration Expiration Date”), to increase the Installment Conversion Amount (and related Installment Amount) with respect to such Current Installment Date in which case, such Acceleration Amount(s) (as defined below) shall be added to, and become part of, the Installment Amount as such Installment Amount may have been increased pursuant to the terms hereof, payable on such applicable Installment Date by including such Acceleration Amount(s) in the Installment Amount for the applicable Installment Date and shall be payable in Common Stock by including such Acceleration Amount(s) in the Installment Conversion Amount for the applicable Installment Date and (y) if such election is made on or after the Pre-Delivery Acceleration Expiration Date, to convert other Installment Amounts as of such election date (each, an “Acceleration”, and each such amount of acceleration or conversion, as applicable, an “Acceleration Amount”, and each such election date, an “Acceleration Date”), in whole or in part, at the Installment Conversion Price of such Current Installment Date (with “Installment Conversion Price” replacing “Conversion Price” and the “Acceleration Date” replacing “Conversion Date” for all purposes hereunder with respect to such Acceleration) in accordance with the conversion procedures set forth in Section 3 hereunder, mutatis mutandis. Any such notice delivered by the Holder (each, an “Acceleration Notice”) shall set forth (i) the Acceleration Amount(s), (ii) the applicable Current Installment Date and (iii) the date that such Acceleration Amount(s) should have been paid if not for the Holder’s right to accelerate such Installment Amount(s) pursuant to this Section 8(e). To the extent more than one Installment Period exists as of an Acceleration Date, the Holder shall also elect in such Acceleration Notice which Pre-Installment Conversion Price or Installment Conversion Price, as applicable, that shall apply with respect to such Acceleration. The Company shall deliver Pre-Installment Conversion Shares to the Holder with respect to any Acceleration occurring prior to the Pre-Delivery Acceleration Expiration Date related to, and based on the same Pre-Installment Conversion Price as, the Current Installment Date attributable to such Acceleration as soon as commercially practicable after the applicable Acceleration Date, but no later than the second (2nd) Trading Day after such Acceleration Date. Subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Acceleration Amount to the Holder, such Acceleration Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 8(e). Notwithstanding anything to the contrary in this Section 8(e), with respect to each period commencing on an Installment Notice Due Date (the “Current Installment Notice Due Date”) and ending on the Trading Day immediately prior to the next Installment Notice Due Date (each, an “Acceleration Measuring Period”), the Holder may not elect to effect an Acceleration (the “Current Acceleration”, and such date of determination, the “Current Acceleration Determination Date”) during such Acceleration Measuring Period if the total adjustments to the Installment Conversion Amount with respect to the Installment Date related to such Current Acceleration (as adjusted for any other Accelerations and Deferrals during such Acceleration Measuring Period), exceeds five (5) times the Installment Amount with respect to the Installment Date related to such Current Acceleration (except calculated with a Base Installment Amount from the Third Installment Period and disregarding any Accelerations or Deferrals with respect to the Installment Date related to such Current Acceleration).

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9. REDEMPTIONS AT THE COMPANY’S ELECTION.

(a) Company Optional Redemption. At any time after the later of (x) thirty (30) calendar days after the Applicable Date (as defined in the Securities Purchase Agreement) and (y) the date no Equity Conditions Failure exists, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 125% of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 9(a) [INSERT IN SERIES B NOTES ONLY (except, solely if any Restricted Principal is included in such Conversion Amount subject to redemption pursuant to the applicable Company Optional Redemption (such amount of Restricted Principal, the “Eligible Company Optional Redemption Restricted Principal”) and the Holder elects to effect Redemption Netting pursuant to the terms of the Investor Note, such Company Optional Redemption Price shall be reduced, on a dollar-for-dollar basis, by such portion of the Eligible Company Optional Redemption Restricted Principal subject to such Redemption Netting (such amount of Eligible Company Optional Redemption Restricted Principal, the “Company Optional Redemption Restricted Principal Amount”) and such Company Optional Redemption Restricted Principal Amount shall be automatically satisfied on such Redemption Date by Redemption Netting with respect thereto)]. The Company may exercise its right to require redemption under this Section 9(a) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ninety (90) Trading Days nor more than one hundred and fifty (150) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 9(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void, and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 9(a) shall be made in accordance with Section 12. In the event of the Company’s redemption of any portion of this Note under this Section 9, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 9 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 9(a), then it must simultaneously take the same action with respect to all of the Other Notes.

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10. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

11. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Installment Conversions, Alternate Conversions and Accelerations, of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Alternate Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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12. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise (each, a “Change of Control Redemption Date”). The Company shall deliver the applicable Installment Redemption Price to the Holder in cash on the applicable Installment Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. [INSERT IN SERIES B NOTES ONLY: Notwithstanding the foregoing, if any Restricted Principal is included in such Conversion Amount subject to redemption pursuant to the applicable Redemption Notice (such amount of Restricted Principal, the “Eligible Redemption Restricted Principal”) and the Holder elects to effect Redemption Netting pursuant to the terms of the Investor Note, such Redemption Price shall be reduced, on a dollar-for-dollar basis, by such portion of the Eligible Redemption Restricted Principal subject to redemption pursuant to the applicable Redemption Notice (such amount of Eligible Redemption Restricted Principal, the “Redemption Restricted Principal Amount”) and such Redemption Restricted Principal Amount shall be automatically satisfied on the applicable Redemption Date by either Redemption Netting (if such redemption is pursuant to Section 5(b) or Section 9 above), Event of Default Netting (if such redemption is pursuant to Section 3(e) without regard to the occurrence of any Bankruptcy Event of Default) or Bankruptcy Event of Default Netting (if such redemption is pursuant to Section 3(e) as a result of the occurrence of a Bankruptcy Event of Default)]. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 12, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) the greater of (x) the Floor Price and (y) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

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(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4 or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

13. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, Chapter 78 of the Nevada Revised Statute) and as expressly provided in this Note.

14. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries (other than Permitted Senior Indebtedness solely with respect to Permitted Senior Indebtedness Collateral).

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

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(g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

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(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants.

(o) New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all Security Documents (as defined in the Securities Purchase Agreement) and Guaranties (as defined in the Securities Purchase Agreement) as requested by the Collateral Agent (as defined in the Securities Purchase Agreement) or the Required Holders, as applicable. The Company shall also deliver to the Collateral Agent an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Collateral Agent and the Required Holders covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering the Security Document and the Guaranties and any other matters that the Collateral Agent or the Required Holders may reasonably request. The Company shall deliver, or cause the applicable Subsidiary to deliver to the Collateral Agent, each of the physical stock certificates of such New Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

(p) Change in Collateral; Collateral Records. The Company shall (i) give the Collateral Agent not less than thirty (30) days’ prior written notice of any change in the location of any Collateral (as defined in the Security Documents), other than to locations set forth in the Perfection Certificate (as defined in the Securities Purchase Agreement) hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder and holders of the Other Notes from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent or any Holder may reasonably require, designating, identifying or describing the Collateral.

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(q) Controlled Accounts; Controlled Account Release.

(i) General. The Company shall establish and maintain cash management services of a type and on terms reasonably satisfactory to Holder at and each bank listed on Schedule 14(q)(i) attached hereto (each a “Controlled Account Bank”) and cause all cash and cash equivalents of the Company or any of its Subsidiaries to be held in Accounts (as defined in the Security Agreement) at one or more Controlled Account Banks in accordance therewith. Subject to the foregoing, the Company shall establish and maintain agreements with the Collateral Agent (as each such term is defined in the Security Agreement) and each Controlled Account Bank, in form and substance reasonably acceptable to the Collateral Agent and the Required Holders (each, a “Controlled Account Agreement”), with respect to each account maintained at such bank on behalf of Company and/or its Subsidiaries (each such account a “Controlled Account” and collectively, the “Controlled Accounts”). Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in the Controlled Accounts without further consent by the Company or any such Subsidiaries, (B) the Controlled Account Bank waives, subordinates or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) with respect to each Controlled Account, upon the instruction of Collateral Agent (an “Activation Instruction”), the Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to the Controlled Accounts other than instructions, directions or orders originated by Collateral Agent. The Collateral Agent shall not issue an Activation Instruction with respect to the Controlled Accounts unless an Event of Default has occurred and is continuing at the time such Activation Instruction is issued.

(ii) Additional Controlled Account Agreements. If at any time on or after the Closing Date, the average daily balance of any Account of the Company or any of its Subsidiaries that is not subject to a Controlled Account Agreement in the United States, in form and substance reasonably satisfactory to the Collateral Agent and the Required Holders, in favor of the Collateral Agent exceeds $50,000 (the “Maximum Per Account Free Cash Amount”) during any calendar month (including the calendar month in which the Closing Date occurs), the Company shall either (x) within twenty-one (21) calendar days following the last day of such calendar month, deliver to the Collateral Agent a Controlled Account Agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Company and the depositary bank in which such Account is maintained or (y) within two (2) Business Days following such date, effect a transfer to a Controlled Account of a cash amount sufficient to reduce the amount of the Company’s or the applicable Subsidiary’s cash held in such Account to an amount not in excess of the Maximum Per Account Free Cash Amount.

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(iii) Maximum Free Cash Amount. Notwithstanding anything to the contrary contained in Section 14(q)(ii) above, and without limiting any of the foregoing, if at any time on or after the date that is twenty-one (21) calendar days following the Closing Date, the total aggregate amount of the Company’s and any of its Subsidiaries, in the aggregate, cash that is not held in a Controlled Account exceeds $150,000, in the aggregate, with respect to any Accounts worldwide or exceeds $50,000, in the aggregate, with respect to any Accounts in the United States (the “Maximum Free Cash Amount”), the Company shall within two (2) Business Days following such date, effect a transfer to a Controlled Account of a cash amount sufficient to reduce the total aggregate amount of the Company’s and its Subsidiaries’, as applicable, cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

(r) Financial Test; Announcement of Operating Results.

(i) Financial Tests

(1) Available Cash Test. At any time any Notes remain outstanding, the Company’s Available Cash as of each Fiscal Quarter shall equal or exceed, as applicable: $1,500,000 (the “Available Cash Test”).

(2) Minimum Cash Flow Test. At any time any Notes remain outstanding, the Company’s Free Cash Flow shall not be less than $1,000,000 (the “Free Cash Flow Test”, and together with the Available Cash Test, the “Financial Tests”).

(ii) Operating Results Announcement. Commencing with the Fiscal Quarter ending September 30, 2019, the Company shall publicly disclose and disseminate (such date, the “Announcement Date”), if any Financial Tests have not been satisfied for such Fiscal Quarter or Fiscal Year, as applicable, a statement to that effect no later than (x) the forty-fifth (45th) day after the end of such Fiscal Quarters ending June 30 and December 31, as applicable or (y) the ninetieth (90th) day after the end of the six-month period ending September 30 and such Fiscal Year, as applicable, and such announcement, in each case, shall include a statement to the effect that the Company is (or is not, as applicable) in breach of any Financial Test for such Fiscal Quarter or Fiscal Year, as applicable. On the Announcement Date, the Company shall also provide to the Holders a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that the Company satisfied the Financial Tests for such Fiscal Quarter if that is the case. If the Company has failed to meet any Financial Test for such Fiscal Quarter (a “Financial Covenant Failure”), the foregoing written certification that the Company provides to the Holders shall also state a Financial Test has not been met (a “Financial Covenant Failure Notice”). Concurrently with the delivery of each Financial Covenant Failure Notice to the Holders, the Company shall also make publicly available (as part of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, or otherwise) the Financial Covenant Failure Notice and the fact that an Event of Default has occurred under the Notes.

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(s) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

15. SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, [INSERT IN THE SERIES B NOTE ONLY: this Note,] the Security Agreement, the other Security Documents and the Guaranties).]

16. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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17. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement) shall be required for any change, waiver or amendment to this Note.

18. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

19. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

20. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

21. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

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22. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

23. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 23 shall permit any waiver of any provision of Section 3(d).

24. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, a Pre-Installment Conversion Price, an Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, the Restricted Principal, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such Pre-Installment Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate, the Restricted Principal or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 24 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 24 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 24, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 24 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 24 and (v) nothing in this Section 24 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 24).

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25. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Interest at the Default Rate hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

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26. CANCELLATION. After all Principal and accrued Interest, Late Charges and other amounts at any time owed on this Note have been satisfied in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

27. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

28. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 24 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 24. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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29. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

30. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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32. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Acceleration Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at during the twenty (20) Trading Day period ending on the Trading Day immediately preceding the relevant Conversion Date with respect to such Acceleration and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Acceleration from (II) the quotient obtain by dividing (x) the applicable Acceleration Amount that the Holder has elected to be the subject of the applicable Acceleration, by (y) the applicable Installment Conversion Price without giving effect to clause (x) of such definition.

(d) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7) of shares of Common Stock (other than rights of the type described in Section 6(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(e) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(f) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

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(g) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (ii) the greater of (x) the Floor Price and (y) the lowest of (A) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (B) 80% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice and (C) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(h) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(i) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(j) “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the Cash of the Company and its Subsidiaries (excluding for this purpose cash held in restricted accounts or otherwise unavailable for unrestricted use by the Company or any of its Subsidiaries for any reason) as of such date of determination held in bank accounts of financial banking institutions in the United States of America.

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(k) “Base Installment Amount” means (i) with respect to the first through third Installment Dates hereunder, $[       ]1, (ii) with respect to the fourth through sixth Installment Dates hereunder, $[       ]2, and (iii) with respect to the seventh through twelfth Installment Dates hereunder (the “Third Installment Period”), $[      ]3.

(l) “Bloomberg” means Bloomberg, L.P.

(m) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(n) “Cash” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, the cash, cash equivalents and Eligible Marketable Securities accrued by the Company and its wholly owned Subsidiaries on a consolidated basis on such date.

(o) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(p) “Change of Control Redemption Premium” means 125%.

(q) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

1 Insert 1/36th of the principal amount

2 Insert 1/18th of the principal amount

3 Insert 1/8th of the principal amount

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(r) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(s) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(t) “Consolidated Capital Expenditures” means, for any period, any cash payments to any Person by the Company or any of its Subsidiaries, in the aggregate, for property, plant and equipment during such period, reported in accordance with GAAP.

(u) “Consolidated Lease Expense” means, for any period, any lease payments to any Person by the Company or any of its Subsidiaries, in the aggregate, related to any capital leases and equipment leases made in such period (other than such payments included in Consolidated Capital Expenditures), recorded in accordance with GAAP.

(v) “Consolidated Net Operating Cash” means, for any period, the net Cash provided by (used in) the business of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

(w) “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price or Installment Conversion Price, as applicable, is being determined based on clause (x) of such definitions.

(x) “Conversion Installment Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (i) the higher of (A) the highest price that the Common Stock trades at during the period commencing on the applicable Installment Notice Date (or the applicable Installment Notice Due Date, if such Installment Notice is not delivered hereunder with respect to such Installment Date) and ending on the Trading Day immediately preceding the relevant Installment Date and (B) the applicable Installment Conversion Price and (ii) the difference obtained by subtracting (I) the sum of the aggregate number of Pre-Installment Conversion Shares and Post-Installment Conversion Shares delivered (or to be delivered) to the Holder in connection with such Installment Date from (II) the quotient obtain by dividing (x) the applicable Installment Amount subject to such Installment Conversion, by (y) the applicable Installment Conversion Price without giving effect to clause (x) of such definition.

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(y) “Conversion Share Ratio” means as to any applicable Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares applicable to such Installment Date.

(z) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(aa) “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(bb) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(cc) “Eligible Marketable Securities” as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, and which are permitted under the Company’s investment policies as in effect on the Issuance Date or approved thereafter by the Company’s Board of Directors.

(dd) “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed [INSERT IN SERIES B NOTES ONLY: or amount of Restricted Principal subject to an Investor Prepayment, as applicable,] in the event requiring this determination at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities shall be eligible for sale pursuant to Rule 144 (as defined in the Securities Purchase Agreement) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning thirty Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed [INSERT IN SERIES B NOTES ONLY: or amount of Restricted Principal subject to an Investor Prepayment, as applicable] in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure exists or is continuing; (viii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed [INSERT IN SERIES B NOTES ONLY: or amount of Restricted Principal subject to an Investor Prepayment, as applicable,] in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xiii) no bone fide dispute shall exist, by and between any of holder of Notes or Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document and (xiv) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions (or issuable upon conversion of the Conversion Amount being redeemed [INSERT IN SERIES B NOTES ONLY: or amount of Restricted Principal subject to an Investor Prepayment, as applicable,] in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

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(ee) “Equity Conditions Failure” means, as applicable, that (i) on any day during the period commencing twenty (20) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date, (ii) on any day during the period commencing twenty (20) Trading Days prior to the applicable Installment Notice Date through the later of the applicable Installment Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, or (iii) with respect to any other date of determination, any day during the period commencing twenty (20) Trading Days prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(ff) “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5).

(gg) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than either (x) with respect to Michael Panosian and Josh Keeler, not to exceed 15% of the Common Stock issued and outstanding immediately prior to the Subscription Date, in the aggregate and (y) with respect to any other employee, officer or director of the Company, not to exceed 5% of the Common Stock issued and outstanding immediately prior to the Subscription Date, in the aggregate and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), and (iv) the shares of Common Stock issuable upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

(hh) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on March 31.

(ii) “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes as of the date hereof that ends on December 31.

(jj) “Floor Price” means $0.10 (or such lower amount as permitted, from time to time, by the rules and regulations of the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

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(kk) “Free Cash Flow” means, with respect to any given Fiscal Quarter, the difference of (i) Consolidated Net Operating Cash, less (ii) the sum of (x) Consolidated Capital Expenditures, and (y) Consolidated Lease Expense, in each case, measured as of the last day in such Fiscal Quarter. Free Cash Flow shall be adjusted to the extent that any portion of (x) or (y) is already captured in Consolidated Net Operating Cash. Payments, to the extent captured in (x) or (y) that would otherwise be partially or fully deducted in deriving Consolidated Net Operating Cash, shall be added back to derive Free Cash Flow, and receipts, to the extent captured in (x) or (y) that would otherwise be partially or fully included in deriving Consolidated Net Operating Cash, shall be deducted to derive Free Cash Flow. In addition, Consolidated Capital Expenditures shall be exclusive of any payments or receipts derived from (y). Notwithstanding anything to the contrary in this Note, it is the intent of the Company and the Holder that no amounts will be double counted in the calculation of Free Cash Flow, such that any amounts already captured in any clause (or definition of any defined term in any clause) of the foregoing definition of Free Cash Flow above shall not be counted more than once in such clause (including in any definition of any defined term in such clause) or counted in any other clause of Free Cash Flow (including in any other definition of any defined term referenced therein).

(ll) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(mm) “GAAP” means United States generally accepted accounting principles, consistently applied.

(nn) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(oo) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(pp) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(qq) “Installment Amount” means the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) Base Installment Amount and (y) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or Deferral), (B) any Deferral Amount deferred pursuant to Section 8(d) and included in such Installment Amount in accordance therewith, (C) any Acceleration Amount accelerated pursuant to Section 8(e) (solely to the extent accelerated at least two (2) Trading Days prior to the applicable Installment Date) and included in such Installment Amount in accordance therewith and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

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(rr) “Installment Conversion Price” means, with respect to a particular date of determination, the lowest of (i) the Conversion Price then in effect, (ii) the greater of (x) the Floor Price and (y) 85% of the VWAP of the Common Stock as of the Trading Day immediately preceding the applicable Installment Date and (iii) the greater of (x) the Floor Price and (y) 85% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(ss) “Installment Date” means (i) February 1, 2020, (ii) the first Trading Day of the calendar month immediately following the initial Installment Date, (iii) thereafter, the first Trading Day of the calendar month immediately following the previous Installment Date until the Maturity Date, and (iv) the Maturity Date.

(tt) [INSERT IN SERIES A NOTE ONLY: [INTENTIONALLY OMITTED]] [INSERT IN SERIES B NOTES ONLY: “Investor Note” means that certain promissory note of the Holder issued to the Company at the Closing Date, pursuant to the Securities Purchase Agreement, with an aggregate principal amount outstanding equal to the Restricted Principal outstanding hereunder and secured by a cash amount set forth in a bank account of the Holder (or its affiliates) at least equal to the Restricted Principal outstanding hereunder.]

(uu) [INSERT IN SERIES A NOTE: [INTENTIONALLY OMITTED]] [INSERT IN SERIES B NOTE ONLY: “Investor Notes” means those certain promissory notes of the holders of Series B Notes (including the Investor Note) issued to the Company at the Closing Date, pursuant to the Securities Purchase Agreement.]

(vv) [INSERT IN SERIES A NOTE: [INTENTIONALLY OMITTED]] [INSERT IN SERIES B NOTE ONLY: “Investor Prepayment” means any Prepayment (as defined in the Investor Note) of the Investor Note.]

(ww) “Maturity Date” shall mean December 31, 2020; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

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(xx) “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

(yy) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(zz) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(aaa) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (iv) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of 7% per annum, (v) unsecured Indebtedness incurred by the Company, in an aggregate amount not to exceed $4.2 million, solely with respect to the financing of purchase orders in the ordinary course of business that do not relate to (or otherwise include) any equity or equity-linked Subsequent Placement (as defined in the Securities Purchase Agreement) and (vi) Permitted Senior Indebtedness.

(bbb) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $[50,000], (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(xii) and (viii) Liens with respect to the Permitted Senior Indebtedness Collateral.

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(ccc) “Permitted Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its Subsidiaries under or in connection with any credit facility to be entered into by the Company and/or its Subsidiaries with one or more financial institutions (and on terms and conditions), in form and substance reasonably satisfactory to the Required Holders; provided, however, that the aggregate outstanding amount of such Indebtedness permitted hereunder (taking into account the maximum amounts which may be advanced under the loan documents evidencing such Permitted Senior Indebtedness) does not at any time exceed $[  ].

(ddd) “Permitted Senior Indebtedness Collateral” means any [Excluded Collateral (as defined in the Security Agreement)] secured by Permitted Liens by the holders of Permitted Senior Indebtedness.

(eee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(fff) “Post-Installment Conversion Shares” means that number of shares of Common Stock that would be required to be delivered pursuant to Section 8 on an applicable Installment Date without taking into account the delivery of any Pre-Installment Conversion Shares.

(ggg) “Pre-Installment Conversion Price” means, with respect to a particular date of determination, the lowest of (i) the Conversion Price then in effect, (ii) the greater of (x) the Floor Price and (y) 85% of the VWAP of the Common Stock as of the Trading Day immediately preceding the date of the delivery or deemed delivery of the applicable Installment Notice and (iii) the greater of (x) the Floor Price and (y) 85% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the date of the delivery or deemed delivery of the applicable Installment Notice, divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

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(hhh) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(iii) “Principal Market” means the Nasdaq Capital Market.

(jjj) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Installment Notices with respect to any Installment Redemption, the Company Optional Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(kkk) “Redemption Date” means, as applicable, the Event of Default Redemption Date, the Installment Date in which an Installment Redemption occurs, the Change of Control Redemption Date or Company Optional Redemption Date.

(lll) “Redemption Premium” means 125%.

(mmm) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices, the Company Optional Redemption Prices and the Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(nnn) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and exercise of the Warrants, as may be amended from time to time.

(ooo) [INSERT IN SERIES A NOTE ONLY: [INTENTIONALLY OMITTED]][INSERT IN SERIES B NOTE ONLY: “Restricted Principal” means, initially $4,780,000, subject to reduction as provided herein, including, without limitation, pursuant to Investor Prepayments, Maturity Netting or Investor Netting Rights.]

(ppp) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(qqq) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be amended from time to time.

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(rrr) “Security Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.

(sss) “Series A Notes” shall have the meaning as set forth in the Securities Purchase Agreement.

(ttt) “Series B Notes” shall have the meaning set forth as set forth in the Securities Purchase Agreement.

(uuu) “Subscription Date” means August 19, 2019.

(vvv) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(www) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(xxx) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(yyy) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(zzz) [INSERT IN SERIES A NOTE: [INTENTIONALLY OMITTED]][INSERT IN SERIES B NOTE ONLY: “Unrestricted Principal” means any Principal outstanding under this Note that is not Restricted Principal outstanding under this Note.]

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(aaaa) “Volume Failure” means, with respect to a particular date of determination, (i) solely with respect to a determination as to whether an Equity Conditions Failure exists in connection with a potential Mandatory Prepayment Event, the daily aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $1,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date) or (ii) with respect to any Installment Conversion or any other determination hereunder or pursuant to any other Transaction Document (other than with respect to a determination as to whether an Equity Conditions Failure exists in connection with a potential Mandatory Prepayment Event), either (A) the daily aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the Volume Failure Measuring Period, is less than $375,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date), (B) the daily aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any two Trading Days during the Volume Failure Measuring Period, is less than $600,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date) or (C) the quotient of (x) the sum of the daily aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market of each Trading Day during the Volume Failure Measuring Period, divided by (y) twenty (20), is less than $1,100,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

(bbbb) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(cccc) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

33. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 33 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

Senior Convertible Note - Signature Page

EXHIBIT I

TOUGHBUILT INDUSTRIES, INC.

CONVERSION NOTICE

Reference is made to the Series [A][B] Senior Secured Convertible Note (the “Note”) issued to the undersigned by Toughbuilt Industries, Inc., a Nevada corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:
Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued (the “Shares”)::

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

[INSERT IN SERIES B NOTES ONLY: [  ] Check here if all or any portion of the aggregate Principal being converted includes any Restricted Principal. Please specify the amount Restricted Principal being converted:__________________]

[  ] If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

[  ] If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use _________ as the Pre-Installment Conversion Price or Installment Conversion Price (as applicable) related to the following Installment Date:____________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

[  ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[ ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

Date: _____________ __, _________ _____________________________ Name of Registered Holder

By:
Name:
Title:

Tax ID:
Facsimile:
E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

Toughbuilt Industries, Inc.

Warrant To Purchase Common Stock

Warrant No.: W-1

Date of Issuance: August 19, 2019 (“Issuance Date”)

Toughbuilt Industries, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 5,750,000 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of August 19, 2019 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On the Trading Day on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program.

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(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.00, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a Registration Statement (as defined in the Registration Rights Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                                                                                      D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Stock of each of the twenty (20) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) twenty (20).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D = as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

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If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f) Limitations on Exercises.

(i) Beneficial Ownership. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f)(i). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon the exercise of this Warrant if the issuance of such shares of Common Stock (taken together with the issuance of such shares upon the exercise of the SPA Warrants and the conversion of the Notes or otherwise pursuant to the terms of the Notes or the SPA Warrants) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Notes or the SPA Warrants (as the case may be) of the Warrants and the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of the SPA Warrants or otherwise pursuant to the terms of the Notes or the SPA Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s SPA Warrants, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such SPA Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes and SPA Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Notes and such holder’s exercise in full of such SPA Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes and related SPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Notes and related SPA Warrants then held by each such holder of Notes and related SPA Warrants. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is then prohibited from issuing any shares of Common Stock pursuant to this Section 1(f)(ii) (the “Exchange Cap Shares”), in lieu of issuing and delivering such Exchange Cap Shares to the Holder, the Company shall pay cash to the Holder in exchange for the cancellation of such portion of this Warrant exercisable into such Exchange Cap Shares (the “Exchange Cap Payment Amount”) at a price equal to the sum of (x) the product of (A) such number of Exchange Cap Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this Section 1(f)(ii) and (y) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

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(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 200% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the SPA Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of SPA Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the SPA Warrants based on number of shares of Common Stock issuable upon exercise of SPA Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s SPA Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the remaining holders of SPA Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i), and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 2(b), Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

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(b) [Intentionally Omitted]

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d) Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells or enters into (whether initially or pursuant to any subsequent amendment thereof) any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(e) Stock Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect (after giving effect to the adjustment in clause 2(a) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause 2(a) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.

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(f) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(f) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(g) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS . In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

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(c) Black Scholes Value.

(i) Fundamental Transaction Redemption. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Fundamental Transaction.

(ii) Event of Default Redemption. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time after the occurrence of an Event of Default (as defined in the Notes)(assuming for such purpose that the Notes remain outstanding), the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Event of Default Black Scholes Value.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

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6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of an Event of Default (as defined in the Notes), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders (as defined in the Securities Purchase Agreement). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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13. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, Event of Default Black Scholes Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, Event of Default Black Scholes Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

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(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (iv) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 13).

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

16. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(g) of the Securities Purchase Agreement.

17.CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of shares of Common Stock (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

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(f) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(h) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c)(i) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(i) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c)(i) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable Fundamental Transaction.

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(i) “Bloomberg” means Bloomberg, L.P.

(j) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(k) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(l) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(m) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(o) “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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(p) “Event of Default Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(ii), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the highest Closing Sale Price of the Common Stock during the period beginning on the date of the occurrence of the Event of Default through the date all Events of Default have been cured (assuming for such purpose that the Notes remain outstanding) or, if earlier, the Trading Day of the Holder’s request pursuant to Section 4(c)(ii), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(ii), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(ii) and (2) the remaining term of this Warrant as of the date of the occurrence of such Event of Default, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following later of (x) the date of the occurrence of such Event of Default and (y) the date of the public announcement of such Event of Default.

(q) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date) and (iv) the shares of Common Stock issuable upon exercise of the SPA Warrants; provided, that the terms of the SPA Warrant are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

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(r) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(s) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(t) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(v) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(y) “Principal Market” means the Nasdaq Capital Market.

(z) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and exercise of the SPA Warrants, as may be amended from time to time.

(aa) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(bb) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(cc) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(dd) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ee) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

Toughbuilt Industries, Inc.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

Toughbuilt Industries, Inc.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Toughbuilt Industries, Inc., a Nevada corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

[ ]	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

[ ]	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

[  ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[  ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

Facsimile:__________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 201_, from the Company and acknowledged and agreed to by _______________.

Toughbuilt Industries, Inc.

By:
Name:
Title:

VOTING AGREEMENT

VOTING AGREEMENT, dated as of __, 2019 (this “Agreement”), by and between Toughbuilt Industries, Inc., a Nevada corporation with offices located at [ADDRESS] (the “Company”) and the shareholder signatory hereto (the “Shareholder”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of _______, 2019 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have, severally but not jointly, agreed to purchase (i) the Notes (as defined in the Securities Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Securities Purchase Agreement), and (ii) the Warrants (as defined in the Securities Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Warrants;

WHEREAS, as of the date hereof, the Shareholder owns shares of [        ] (the “Shareholder Shares”), which represent (i) approximately [     ]% of the total issued and outstanding [      ] of the Company, and (ii) approximately [  ]% of the total voting power of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Shareholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, the Shareholder has agreed, to enter into this Agreement with respect to all the Shareholder Shares now owned and which may hereafter be acquired by the Shareholder and any other securities of the Company (the “Other Securities”, and together with the Shareholder Shares, the “Shareholder Securities”), if any, which Shareholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE SHAREHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, the Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities, which Shareholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company: (a) in favor of the Shareholder Approval (as defined in the Securities Purchase Agreement) and the Shareholder Resolutions (as defined in the Securities Purchase Agreement), in each case, as described in Section 4(z) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement) or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. The Shareholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents. The obligations of the Shareholder under this Section 1.01 shall terminate immediately following the occurrence of the Shareholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company and each of the Investors as follows:

SECTION 2.01. Authority Relative to this Agreement. The Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shareholder Securities owned by the Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shareholder Securities owned by the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shareholder Securities owned by the Shareholder is bound.

(b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Shareholder.

SECTION 2.03. Title to the Stock. As of the date hereof, the Shareholder is the owner of the Shareholder Shares, which are entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Shareholder Shares represent on the date hereof approximately [    ]% of the outstanding [       ] and approximately [     ]% of the voting power of the Company. Such Shareholder Shares are all the securities of the Company owned, either of record or beneficially, by the Shareholder. Such Shareholder Shares are owned free and clear of all Encumbrances (as defined below). The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shareholder Securities owned by the Shareholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. The Shareholder hereby covenants and agrees that the Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Shareholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Shareholder Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and the Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Shareholder Securities subject to this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Shareholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Shareholder (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Shareholder with respect to the subject matter hereof.

SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07. Termination. This Agreement shall automatically terminate immediately following the occurrence of the Shareholder Approval.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Shareholder and the Company have duly executed this Voting Agreement as of the date first written above.

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

Address:

SHAREHOLDER:

By:
Name:
Title:

Address:

EXECUTION COPY

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of August 19, 2019 (this “Agreement”), made by Toughbuilt Industries, Inc., a Nevada corporation, with offices located at 25371 Commercentre Drive, Ste 200, Lake Forest, CA 92630 (the “Company”), and each of the undersigned direct and indirect Domestic Subsidiaries of the Company from time to time, if any (each a “Grantor” and together with the Company, collectively, the “Grantors”), in favor of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, in its capacity as collateral agent (in such capacity, the “Collateral Agent” as hereinafter further defined) for the Noteholders (as defined below) party to the Securities Purchase Agreement, dated as of August 19, 2019 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Securities Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached to the Securities Purchase Agreement (each a “Buyer” and collectively, the “Buyers”) are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” and “Warrants” issued pursuant thereto (as such Notes or Warrants may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes” or “Warrants”, respectively);

WHEREAS, certain Grantors (other than the Company) from time to time (each a “Guarantor” and collectively, the “Guarantors”) may execute and deliver one or more guarantees (each, a “Guaranty” and collectively, the “Guaranties”) in form and substance acceptable to and in favor of the Collateral Agent, for the benefit of itself and the Noteholders (as defined below), with respect to the Company’s obligations under the Securities Purchase Agreement, the Notes, the Warrants and the other “Transaction Documents” (as defined in the Securities Purchase Agreement);

WHEREAS, it is a condition precedent to the Buyers’ obligation to purchase the Notes and the Warrants issued pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent, for the benefit of the Noteholders, of a valid, enforceable, and perfected security interest in all personal property of each Grantor to secure all of the Company’s obligations under the Transaction Documents and the Guarantors’ obligations under the Guaranties, as applicable; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Collateral Agent and the Noteholders, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Collateral Agent may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Buyer” or “Buyers” shall have the meaning set forth in the recitals hereto.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Closing Date” means the date the Company initially issues the Notes pursuant to the terms of the Securities Purchase Agreement.

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“Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 2(a) of this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Controlled Account Agreement” means a deposit account control agreement or securities account control agreement with respect to a Pledged Account, in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Controlled Accounts” means the Deposit Accounts, Commodity Accounts, Securities Accounts, and/or Foreign Currency Controlled Account of the Grantors listed on Schedule IV attached hereto.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Event of Default” shall have the meaning set forth in Section 4(a) of the Notes.

“Excluded Collateral” means the voting Capital Stock of any Foreign Subsidiary to the extent that (x) such Capital Stock represents more than 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and (y) pledging more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to a Grantor.

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“Foreign Currency Controlled Accounts” means any Controlled Account of the Company or its Subsidiaries holding non-United States dollar deposits.

“Foreign Subsidiary” means any Subsidiary of a Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of each Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Guaranty” or “Guaranties” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, collectively, the Copyrights, Trademarks and Patents.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement required to be delivered pursuant to Section 5(h)(i) of this Agreement, in the form attached hereto as Exhibit A.

“Licenses” means, collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Notes” shall have the meaning set forth in the recitals hereto.

“Noteholders” means, at any time, the holders of the Notes at such time.

“Obligations” shall have the meaning set forth in Section 3 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Obligations.

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“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirement” or “Perfection Requirements” shall have the meaning set forth in Section 4(j) of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means all of each Grantor’s right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and Foreign Currency Control Accounts).

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person, any right in or interest in or to all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the date hereof.

“Pledged Equity” means all of each Grantor’s right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Securities and/or Capital Stock, the right to receive any certificates representing any of the Securities and/or Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Entities that are limited liability companies, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

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“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Entities that are partnerships, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Grantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

SECTION 2. Grant of Security Interest.

(a) As collateral security for the due and punctual payment and performance all of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, for itself and for the benefit of the Noteholders, and grants to the Collateral Agent, for itself and for the benefit of the Noteholders, a continuing security interest in, all personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(i) all Accounts;

(ii) all Chattel Paper (whether tangible or Electronic Chattel Paper);

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(iii) all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles (including, without limitation, all Payment Intangibles);

(viii) all Goods;

(ix) all Instruments (including, without limitation, all Promissory Notes, each Investor Note (as defined in the Securities Purchase Agreement), and each certificated Security);

(x) all Inventory;

(xi) all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(xii) all Intellectual Property and all Licenses;

(xiii) all Letter-of-Credit Rights;

(xiv) all Pledged Accounts, all cash and other property from time to time deposited therein, and all monies and property in the possession or under the control of the Collateral Agent or any Noteholder or any Affiliate, representative, agent or correspondent of the Collateral Agent or any such Noteholder;

(xv) all Supporting Obligations;

(xvi) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2(a) or are otherwise necessary or helpful in the collection or realization thereof; and

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(xvii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) Notwithstanding anything herein to the contrary, the term “Collateral” shall not include any Excluded Collateral.

(c) Each Grantor agrees not to further encumber, or permit any other Lien to exist that encumbers, any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Grantor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case without the Collateral Agent’s prior written consent (which consent may be withheld or given in the Collateral Agent’s sole discretion).

(d) The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take such actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

(e) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Buyers as aforesaid, each Grantor hereby grants to the Collateral Agent, for itself and for the ratable benefit of the Noteholders, a right of set-off against the property of such Grantor held by the Collateral Agent, for itself and for the ratable benefit of the Noteholders, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

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SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) (i) the payment by the Company and each Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, this Agreement, the Notes and the other Transaction Documents, and (ii) in the case of the Guarantors, the payment by such Guarantors, as and when due and payable of all Guaranteed Obligations under the Guaranties, including, without limitation, in both cases, (A) all principal of, interest, make-whole and other amounts on the Notes (including, without limitation, all interest, make-whole and other amounts that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is enforceable or is allowable in such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement or any of the Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Noteholders under the Notes.

SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name (or operated under any other name), jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that each Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon). Each Grantor’s principal place of business and chief executive office, the place where each Grantor keeps its Records concerning the Collateral and all originals of all Chattel Paper are located and will continue to be located at the addresses specified therefor in Schedule III hereto. None of the Accounts is or will be evidenced by Promissory Notes or other Instruments.

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(e) Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor, (ii) each Pledged Account of each Grantor, together with the name and address of each institution at which each such Pledged Account is maintained, the account number for each such Pledged Account and a description of the purpose of each such Pledged Account and (iii) the name of each Foreign Currency Controlled Account, together with the name and address of each institution at which each such Foreign Currency Controlled Account is maintained and the amount of cash or cash equivalents held in each such Foreign Currency Controlled Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each Person from which each Grantor has acquired any substantial part of the Collateral.

(f) Each Grantor has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses of the Grantors existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its Affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(g) Each Grantor owns and controls, or otherwise possesses adequate rights to use, all of its Intellectual Property, which is the only Intellectual Property necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Intellectual Property and Licenses owned or used by each Grantor as of the date hereof, and applications for grant or registration of Intellectual Property. To the knowledge of each Grantor, all such Intellectual Property of such Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. Except as set forth in Schedule II, no Grantor has any knowledge of any infringement upon or conflict with the Patent, Trademark, Copyright, trade secret rights of others and, each Grantor is not now infringing or in conflict with any Patent, Trademark, Copyright, trade secret or similar rights of others, and to the knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. No Grantor has received any notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

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(h) Each Grantor is and will be at all times the sole and exclusive owner of the Collateral pledged by such Grantor hereunder free and clear of any Liens, except for Permitted Liens thereon. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Noteholders relating to this Agreement or the other Transaction Documents, and (ii) are securing Permitted Liens as of the date hereof and disclosed on Schedule VII hereto.

(i) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to all Pledged Accounts, and all cash and other property from time to time deposited therein, the execution of a Controlled Account Agreement with the depository or other institution with which the applicable Pledged Accounts are maintained, as provided in Section 5(i), (C) with respect to Commodity Contracts, the execution of a control agreement with the commodity intermediary with which such Commodity Contract is carried, as provided in Section 5(i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, the recording of the appropriate Intellectual Property Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Code as in effect in the applicable jurisdiction, (G) with respect to Investment Property constituting uncertificated securities, the applicable Grantor causing the issuer thereof either (i) to register the Collateral Agent as the registered owner of such securities or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (H) with respect to Investment Property constituting certificated securities or instruments, such items to be delivered to and held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, (I) with respect to any action that may be necessary to obtain control of Collateral constituting Commodity Contracts, Electronic Chattel Paper or Letter of Credit Rights, the taking of such actions, and (J) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) through (J) each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

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(k) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such security interest in the Collateral. Such security interest is (or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a first priority, valid, enforceable and perfected security interests in all personal property of each Grantor (other than Excluded Collateral). Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken (and, in the case of Collateral in which any Grantor obtains rights after the date hereof, will be duly taken), except for the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(l) As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for the Commercial Tort Claims described in Schedule VI.

(m) All of the Pledged Equity is presently owned by the applicable Grantor as set forth in Schedule IV, and is presently represented by the certificates listed on Schedule IV hereto (if applicable). As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents. Each Grantor is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable. None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity constitutes 100% or such other percentage as set forth on Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity.

(n) Such Grantor (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(o) The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

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(p) This Agreement and each of the other Transaction Documents to which any Grantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(q) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a) Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest of the Collateral Agent created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security (subject to the limitations set forth in Section 2), Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance reasonably satisfactory to the Collateral Agent, that such Person holds possession of the Collateral for the benefit of the Collateral Agent (for the benefit the Noteholders), (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 5(j) hereof; and (H) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

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(b) Location of Collateral. Each Grantor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that 30 days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, the Grantors shall give the Collateral Agent written notice thereof and deliver to the Collateral Agent a new Schedule III indicating such new locations and such other written statements and schedules as the Collateral Agent may require.

(c) Condition of Equipment. Each Grantor will maintain or cause to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, the Equipment (necessary or useful to its business) and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. Any Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $25,000 per occurrence to any Equipment.

(d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.

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(ii) To the extent requested by the Collateral Agent at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. In addition to and without limiting the foregoing, to the extent requested by the Collateral Agent at any time and from time to time, each such policy shall in addition (A) name the Collateral Agent as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Any Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance (including certificates demonstrating compliance with this Section 5(e)) and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(iii) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, to the extent paragraph (iv) of this Section 5(e) is not applicable, any proceeds of insurance involving such damage shall be paid to the Collateral Agent, and any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) (except as otherwise provided in paragraph (iv) in this Section 5(e)) shall be paid by the Collateral Agent to any Grantor as reimbursement for the reasonable costs of such repairs or replacements.

(iv) Notwithstanding anything to the contrary in subsection 5(e)(iii) above, following and during the continuance of an Event of Default, all insurance payments in respect of each Grantor’s properties and business shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Collateral and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records.

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(ii) Each Grantor will (except as otherwise provided in this subsection (f)), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Collateral Agent’s direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder (for the benefit the Noteholders), shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox (including, without limitation, any Controlled Account) or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such deposit account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 7(b) hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v) Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

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(g) Transfers and Other Liens.

(i) Except as otherwise expressly permitted in the other Transaction Documents, no Grantor shall, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Grantor for value in the ordinary course of business consistent with past practices and (B) sales of Inventory and product in the ordinary course of business.

(ii) Except as permitted under Section 14(e) of the Notes, no Grantor shall, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Capital Stock.

(iii) No Grantor shall, directly or indirectly, without the prior written consent of the Required Holders issue any securities that would cause a breach or default under the Notes or the Securities Purchase Agreement.

(iv) No Grantor shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(v) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

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(h) Intellectual Property.

(i) If applicable, each Grantor shall duly execute and deliver the applicable Intellectual Property Security Agreement. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices, numbers and markings (relating to patent, trademark and copyright rights) and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become abandoned, cancelled or invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that is no longer necessary or material and has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business and consistent with the exercise of reasonable business judgment, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement and does not have a material adverse effect on the business of any Grantor or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement and does not have a material adverse effect on the business of any Grantor. Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property and application for registration of Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which is or hereafter becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon, surrender or otherwise permit any Intellectual Property to become abandoned, cancelled or invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such reasonable action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright or the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until all Obligations are Paid in Full.

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(i) Pledged Accounts.

(A) Each Grantor shall cause each bank and other financial institution which maintains a Controlled Account (each a “Controlled Account Bank”) to execute and deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, a Controlled Account Agreement with respect to such Controlled Account, duly executed by each Grantor and such Controlled Account Bank, pursuant to which such Controlled Account Bank among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, such Controlled Account Bank will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by such Grantor, (ii) such Controlled Account Bank shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, with respect to each such Controlled Account, such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Collateral Agent, (iv) all funds deposited by any Grantor with such Controlled Account Bank shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, and (v) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such Controlled Account Bank shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such funds and other items held by it. No Grantor shall create or maintain any Pledged Account without the prior written consent of the Collateral Agent and complying with the terms of this Agreement.

(B) If at any time after the Closing Date, the average daily balance of any Account in the United States that is not subject to a Controlled Account Agreement exceeds $50,000 during any calendar month (including the calendar month in which the Closing Date occurs), the Company shall, either (x) within two (2) Business Days following such date, transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash in such Account to an amount not in excess of $50,000 or (y) within twenty-one (21) calendar days following the last day of such calendar month, deliver to the Collateral Agent a Controlled Account Agreement with respect to such Account, duly executed by such Grantor and the depositary bank in which such Account is maintained.

(C) Notwithstanding anything to the contrary contained in Section 5(i)(B) above, and without limiting any of the foregoing, if at any time after the Closing Date, the total aggregate amount of the cash of the Company and any of its Subsidiaries, in the aggregate, that is not held in a Controlled Account exceeds $150,000, in the aggregate, with respect to any Accounts worldwide or exceeds $50,000, in the aggregate, with respect to any Accounts in the United States (the “Maximum Free Cash Amount”), the Company shall within two (2) Business Days following such date, either (x) transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount or (y) deliver to the Collateral Agent a Controlled Account Agreement with respect to such Account (or Accounts), duly executed by such Grantor and the depositary bank in which such Account (or Accounts) is maintained, as necessary to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

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(j) Motor Vehicles.

(i) Upon the Collateral Agent’s written request, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for each motor vehicle with a value in excess of $10,000 owned by it, with the Collateral Agent listed as lienholder, for the benefit of the Noteholders.

(ii) Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate Governmental Authorities to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authorities, and (C) executing such other agreements, documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to any Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain “control” in accordance with Sections 9-105 through 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

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(l) Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate (at Grantors’ sole cost and expense) (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such attorneys, accountants or other professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Without limiting the foregoing, the Collateral Agent may, at any time, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and/or obligors in respect of Instruments of such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other receivables.

(m) Future Subsidiaries. If any Grantor hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) deliver to the Collateral Agent updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by such Grantor of a Lien on all Pledged Equity now or hereafter owned by such Grantor), (iii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance acceptable to the Collateral Agent, (iv) deliver to the Collateral Agent the stock certificates representing all of the Capital Stock of such Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable), and (v) duly execute and/or cause to be delivered to the Collateral Agent, in form and substance acceptable to the Collateral Agent, such opinions of counsel and other documents as the Collateral Agent shall request with respect thereto; provided, however, that no Grantor shall be required to pledge any Excluded Collateral. Each Grantor hereby authorizes the Collateral Agent to attach such updated Schedules to this Agreement and agrees that all Pledged Equity listed on any updated Schedule delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral. The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

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Section 6. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

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(c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of any Grantor to dispose of its property, and Section 5(g) and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business and as otherwise expressly permitted by any of the other Transaction Documents. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the Payment in Full of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to any Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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(g) As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Grantor:

(i) Each Grantor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Securities Purchase Agreement or any other Transaction Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Pledged Equity or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Securities Purchase Agreement):

(A) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B) the consolidation or merger of a Pledged Entity with any other Person;

(C) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Collateral Agent;

(D) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E) the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity.

(h) (i) Each Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity to the extent not in violation of the Securities Purchase Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Grantor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Equity and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent (for the benefit the Noteholders), be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).

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SECTION 7. Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Transaction Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Noteholders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Noteholders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

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(b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Securities Purchase Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent (including those described in Section 8 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Noteholders, on a pro rata basis; third to pay interest due under the Notes owing to the Noteholders, on a pro rata basis; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Noteholders, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Noteholders are legally entitled, each Grantor shall be, jointly and severally, liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

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(e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 8. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Noteholders harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

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SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor, to the Company’s address, or if to the Collateral Agent or any Noteholder, to it at its respective address, each as set forth in Section 9(f) of the Securities Purchase Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

Section 10. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes or (2) imposes any obligation or liability on any holder of Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole discretion).

(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right reasonably hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right reasonably preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Noteholder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Noteholder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

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(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until Payment in Full of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Noteholders hereunder, to the benefit of the Collateral Agent and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Noteholders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Noteholder shall mean the assignee of the Collateral Agent or such Noteholder. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without such consent of the Collateral Agent shall be null and void.

(e) Upon the Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

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(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

SECTION 11. Material Non-Public Information. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Collateral Agent and any applicable Noteholder contemporaneously with delivery of such notice, and in the absence of any such indication, the Collateral Agent and each Noteholder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 11 shall limit any obligations of the Company or any rights of the Collateral Agent or any Noteholder, under Section 4(i) of the Securities Purchase Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

TOUGHBUILT INDUSTRIES, INc.

By:
Name:
Title:

TOUGHBUILT TECHNOLOGIES, Inc.

By:
Name:
Title:

ACCEPTED BY:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, as Collateral Agent

By:
Name:
Title:

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated August 19, 2019, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, in its capacity as collateral agent (the “Collateral Agent”) for the Noteholders. All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Toughbuilt Industries, Inc., a Nevada corporation (the “Company”), and each party listed as a “Buyer” therein (collectively, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated August 19, 2019, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” and “Warrants” (each as defined therein) issued pursuant thereto (as such Notes or Warrants may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes” and “Warrants”, respectively);

WHEREAS, it is a condition precedent to the purchase of the Notes and Warrants under the Securities Purchase Agreement that each Grantor has executed and delivered that certain Security and Pledge Agreement, dated August 19, 2019, made by the Grantors to the Collateral Agent (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, the Grantors have determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Noteholders, as follows

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Collateral Agent and the Noteholders a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the Patents and Patent applications set forth in Schedule A hereto;

(ii) the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) all Copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes and the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TOUGHBUILT INDUSTRIES, INc

By
Name:
Title:

Address for Notices:

25371 Commercentre Drive,
Ste 200,
Lake Forest, CA 92630

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TOUGHBUILT TECHNOLOGIES, INC.

By
Name:
Title:

Address for Notices:

Schedule A

Patents

Grantor	Country	Title	Application or Patent No.	Application or Registration Date	Assignees

Schedule B

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Application or Registration Date	Assignees

Schedule C

Copyrights

Grantor	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees

SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Grantor’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.

SCHEDULE II

Intellectual Property

Patents

Grantor	Country	Title	Application or Patent No.	Application or Registration Date	Assignees

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Application or Registration Date	Assignees

Copyrights

Grantor	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees

Licenses

Licensor	Licensee	Type	Scope	Term

SCHEDULE III

Locations

Grantor’s Name	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.

SCHEDULE IV

Promissory Notes, Securities, Deposit Accounts,
Securities Accounts and Commodities Accounts

Securities

Grantor	Name of Issuer / Pledged Entity	Description	Class	Certificate No.(s)

Deposit Accounts, Securities Accounts and Commodities Accounts

Grantor	Name and Address of Institution	Purpose of the Account	Account No.

Foreign Currency Controlled Accounts

Entity	Name and Address of Institution	Amount Held in Account

SCHEDULE V

Financing Statements

Grantor	Jurisdiction for Filing Financing Statement

SCHEDULE VI

Commercial Tort Claims

SCHEDULE VII

Permitted Liens

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 19, 2019, is by and among Toughbuilt Industries, Inc., a Delaware corporation with offices located at 25371 Commercentre Drive, #200, Lake Forest, CA 92630 (the “Company”), and the undersigned buyers (each, a “Buyer,” and collectively, the “Buyers”).

RECITALS

A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of August 19, 2019 (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) the Notes (as defined in the Securities Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Notes and (ii) the Warrants (as defined in the Securities Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Warrants.

B. To induce the Buyers to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(c) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(d) “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) 60th calendar day after the Closing Date and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 60th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(e) “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 20th calendar day after the Closing Date and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

(f) “Investor” means a Buyer or any transferee or assignee of any Registrable Securities, Notes or Warrants, as applicable, to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities, Notes or Warrants, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(h) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(i) “Registrable Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Notes or the Warrants, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock (as defined in the Notes) are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants.

(j) “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities.

(k) “Required Holders” means, as of any given time, the holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time); provided, that such majority must include Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B.

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(l) “Required Registration Amount” means 200% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the initial Conversion Price (as defined in the Notes), (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at an interest conversion price equal to the Interest Conversion Price (as defined in the Notes) assuming an Interest Date (as defined in the Note) as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein), all subject to adjustment as provided in Section 2(d) and/or Section 2(f).

(m) “Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration.

(n) “Rule 415” means Rule 415 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(o) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-3 covering the resale of all of the Registrable Securities, provided that such initial Registration Statement shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC; provided further that if Form S-3 is unavailable for such a registration, the Company shall use such other form as is required by Section 2(c). Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its best efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b) Legal Counsel. Subject to Section 5 hereof, Kelley Drye & Warren LLP, counsel solely to the lead investor (“Legal Counsel”) shall review and oversee any registration, solely on behalf of the lead investor, pursuant to this Section 2.

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(c) Ineligibility to Use Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the SEC and the prospectus contained therein is available for use.

(d) Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(h), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use its best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the applicable Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion, amortization and/or redemption of the Notes ir exercise of the Warrants (and such calculation shall assume (A) that the Notes are then convertible in full into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes), (B) the initial outstanding principal amount of the Notes remains outstanding through the scheduled Maturity Date (as defined in the Notes) and no redemptions of the Notes occur prior to the scheduled Maturity Date and (C) the Warrants are then exercisable in full into shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants)).

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(e) Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(f)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording each Investor and Legal Counsel the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall be deemed to not have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on the Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) in accordance with Section 3(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement (disregarding any reduction pursuant to Section 2(f)) cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market (as defined in the Securities Purchase Agreement) or any other limitations imposed by the Principal Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2%) of such Investor’s original principal amount stated in such Investor’s Note on the Closing Date (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market) with respect to any period during which all of such Investor’s Registrable Securities may be sold by such Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

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(f) Offering. Notwithstanding anything to the contrary contained in this Agreement, but subject to the payment of the Registration Delay Payments pursuant to Section 2(e), in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Investors until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors); provided, that, with respect to such pro rata portion allocated to any Investor, such Investor may elect the allocation of such pro rata portion among the Registrable Securities of such Investor. In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all Registrable Securities other than those issued pursuant to the Securities Purchase Agreement. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within twenty (20) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner acceptable to such Investor, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor or (ii) all Registrable Securities may be resold by such Investor without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Investor multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Investor as contemplated above).

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(g) Piggyback Registrations. Without limiting any obligation of the Company hereunder or under the Securities Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities or the prospectus contained therein is not available for use and the Company shall determine to prepare and file with the SEC a registration statement or offering statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement or offering statement all or any part of such Registrable Securities such Investor requests to be registered; provided, however, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(g) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

(h) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee or assignee (as the case may be) that becomes an Investor shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

(i) No Inclusion of Other Securities. The Company shall in no event include any securities other than Registrable Securities on any Registration Statement filed in accordance herewith without the prior written consent of the Required Holders. Until the Applicable Date (as defined in the Securities Purchase Agreement), the Company shall not enter into any agreement providing any registration rights to any of its security holders, except as otherwise permitted under the Securities Purchase Agreement.

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3. Related Obligations.

The Company shall use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(f)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities. The Company shall submit to the SEC, within one (1) Business Day after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the consent of Legal Counsel is obtained pursuant to Section 3(c) (which consent shall be immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than twenty-four (24) hours after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

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(b) Subject to Section 3(r) of this Agreement, the Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the 1933 Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel and legal counsel for each other Investor to review and comment upon (i) each Registration Statement at least three (3) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel or any legal counsel for any other Investor reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto or to any prospectus contained therein without the prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall promptly furnish to Legal Counsel and legal counsel for each other Investor, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement), (ii) after the same is prepared and filed with the SEC, one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel and legal counsel for each other Investor in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall promptly furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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(e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel, legal counsel for each other Investor and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel, legal counsel for each other Investor and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, may include an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to Legal Counsel, legal counsel for each other Investor and each Investor (or such other number of copies as Legal Counsel, legal counsel for each other Investor or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel, legal counsel for each other Investor and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel, legal counsel for each other Investor and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto (it being understood and agreed that the Company’s response to any such comments shall be delivered to the SEC no later than fifteen (15) Business Days after the receipt thereof).

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(g) The Company shall (i) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and (ii) notify Legal Counsel, legal counsel for each other Investor and each Investor who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, at the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, upon the written request of such Investor, the Company shall make available for inspection by (i) such Investor, (ii) legal counsel for such Investor and (iii) one (1) firm of accountants or other agents retained by such Investor (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Investor) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement). Such Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Investor, if any) shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the 1933 Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) Without limiting any obligation of the Company under the Securities Purchase Agreement, the Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on an Eligible Market (as defined in the Securities Purchase Agreement), or (iii) if, despite the Company’s best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall cooperate with each Investor and any broker or dealer through which any such Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(k).

(l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.

(m) If requested by an Investor, the Company shall as soon as practicable after receipt of notice from such Investor and subject to Section 3(r) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or prospectus contained therein if reasonably requested by an Investor holding any Registrable Securities.

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(n) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(p) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within one (1) Business Day after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r) Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(r)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”), provided that the Company shall promptly notify the Investors in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of the Investors) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that (I) no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period all such Grace Periods shall not exceed an aggregate of thirty (30) days, (II) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period and (III) no Grace Period may exist during the sixty (60) Trading Day period immediately following the Effective Date of such Registration Statement (provided that such sixty (60) Trading Day period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso during which such Registration Statement is not effective or the prospectus contained therein is not available for use) (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(r), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to such Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

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(s) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investors of its Registrable Securities pursuant to each Registration Statement.

(t) Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Buyer being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

(u) Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Buyers in this Agreement or otherwise conflicts with the provisions hereof.

4. Obligations of the Investors.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

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(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Investor has not yet settled.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall reimburse Legal Counsel for its fees and disbursements in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000 for each such registration, filing or qualification.

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6. Indemnification.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Investor within the meaning of the 1933 Act or the 1934 Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), such Investor will reimburse an Indemnified Party any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, provided further that such Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.

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(c) Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood and agreed that nothing herein shall limit any obligations of the Company under the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

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(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

All or any portion of the rights under this Agreement shall be automatically assignable by each Investor to any transferee or assignee (as the case may be) of all or any portion of such Investor’s Registrable Securities, Notes or Warrants if: (i) such Investor agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Notes and the Warrants (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that any such amendment or waiver that complies with the foregoing, but that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of Registrable Securities or (2) imposes any obligation or liability on any Investor without such Investor’s prior written consent (which may be granted or withheld in such Investor’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

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11. Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns, or is deemed to own, of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Toughbuilt Industries, Inc.

25371 Commercentre Drive, #200

Lake Forest, CA 92630

Telephone: 949-424-8005

Facsimile: 800-604-3259

Attention: Chief Executive Officer

E-Mail: michael@toughbuilt.com

With a copy (for informational purposes only) to:

Jolie Kahn, Esq.

12 East 49th Street, 11th floor

New York, NY 10017

Facsimile: (866_) 705-3071
Attention: Jolie Kahn, Esq.
E-Mail: joliekahnlaw@sbcglobal.net

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If to the Transfer Agent:

VStock Transfer, LLC
18 Lafayette Pl, Woodmere

NY 11598
Telephone: (212) 828-8436
Facsimile: 646-536-3179
Attention: Ariel Luna
E-Mail: ariel@vstocktransfer.com

If to Legal Counsel:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: (212) 808-7540
Facsimile: (212) 808-7897
Attention: Michael A. Adelstein, Esq.
Email: madelstein@kelleydrye.com

If to a Buyer, to its address, facsimile number and/or email address set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number, and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP shall only be provided notices sent to the lead investor. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number or email address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and each Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party hereto and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which any party may be entitled by law or equity.

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(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto and thereto solely with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto solely with respect to the subject matter hereof and thereof; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Investor has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Investor in the Company, (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries or any rights of or benefits to any Investor or any other Person in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Investor and all such agreements shall continue in full force and effect or (iii) limit any obligations of the Company under any of the other Transaction Documents.

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(g) Subject to compliance with Section 9 (if applicable), this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns and the Persons referred to in Sections 6 and 7 hereof.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(i) This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party. Notwithstanding anything to the contrary set forth in Section 10, terms used in this Agreement but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by each Investor.

(l) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the outstanding Notes then held by the Investors have been converted for Registrable Securities without regard to any limitations on redemption, amortization and/or conversion of the Notes and the outstanding Warrants then held by Investors have been exercised for Registrable Securities without regard to any limitations on exercise of the Warrants.

(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

[signature page follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

By:
Name:
Title:

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

______________________
______________________
______________________
Attention: _____________

Re: Toughbuilt Industries, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Toughbuilt Industries, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders senior secured convertible notes (the “Notes”) convertible into the Company’s shares of common stock, $0.001 par value per share (the “Common Stock”), and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form [S-1][S-3] (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that [a member of the SEC’s staff has advised [us][me] by telephone that [the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS]] [an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS]] has been posted on the web site of the SEC at www.sec.gov] and [we][I] have no knowledge, after a review of information posted on the website of the SEC at http://www.sec.gov/litigation/stoporders.shtml, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the shares of Common Stock underlying the Notes and Warrants are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of such shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated _________ __, 20__.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

EXHIBIT B

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the notes and exercise of the warrants. For additional information regarding the issuance of the notes and the warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the notes and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, notes and warrants, as of ________, 2019, assuming conversion of the notes and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, this prospectus generally covers the resale of 200% of the sum of (i) the maximum number of shares of common stock issued or issuable pursuant to the Series A Notes, including payment of interest on the notes through [DATE], and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding notes (including interest on the notes through [DATE]) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at a conversion price [, interest conversion price] or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price [and the interest conversion price] of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock of Owned After Offering
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (1)

(1)	[ ]

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants to permit the resale of these shares of common stock by the holders of the notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXECUTION COPY

MASTER NETTING AGREEMENT

MASTER NETTING AGREEMENT (the “Agreement”), dated as of August 19, 2019, by and among Toughbuilt Industries, Inc., a Nevada corporation with offices located at 25371 Commercentre Drive, #200, Lake Forest, CA 92630 (the “Company”) and the investor signatory hereto (the “Investor”, and together with the Company, the “Parties” and each a “Party”).

WHEREAS, prior to the date hereof, (i) the Parties and certain other investors have entered into that certain Securities Purchase Agreement, dated August 19, 2019, pursuant to which, among other things, the Investor shall, among other things, acquire a senior secured convertible note (the “Series B Note”) issued by the Company (the “Securities Purchase Agreement”), which is secured by a first priority perfected lien in the Investor Note (as defined below) and (ii) the Parties have entered into that certain Note Purchase Agreement, dated August 19, 2019, pursuant to which, among other things, the Company shall acquire certain secured promissory note (the “Investor Note”) issued by the Investor (the “Note Purchase Agreement”), which is secured by certain Eligible Assets (as defined in the Investor Note), as payment of the purchase price of the Series B Note pursuant to the Securities Purchase Agreement. The Note Purchase Agreement, the Investor Note, the Series B Notes and the Securities Purchase Agreement are collectively referred to herein as the “Underlying Agreements”;

WHEREAS, each Party desires to provide in this Master Netting Agreement for, among other things, further clarification of its right (but not, in the case of Investor only, its obligation) to Net (as defined below) all Obligations (as defined below) arising under the Underlying Agreements upon the occurrence of (i) with respect to Investor, at the Investor’s option from and after the occurrence of either (A) a Minimum Price Failure (as defined in the Investor Note), an Investor Note Acceleration (as defined in the Investor Note, a Redemption Netting (as defined in the Investor Note), an Event of Default (as defined in the Series B Note) or a Change of Control (as defined in the Series B Note) (in each case, whether or not the Investor has effected an Acceleration (as defined below)) or, if after February 19, 2020, an Equity Conditions Failure (as defined in the Series B Note) that is continuing or (B) any date on or after the Eligible Optional Netting Date (as defined in the Investor Note) (whether or not a Default then exists or the Investor has effected an Acceleration) or (ii) automatically upon the occurrence of Maturity Netting (as defined in the Investor Note), Bankruptcy Event of Default Netting (as defined in the Investor Note) or any Prohibited Transfer (as defined in the Investor Note), in each case, and recover against the other Party under and across the Underlying Agreements as herein specified and to treat this Agreement and the Underlying Agreements as a single agreement for the purposes set forth herein and the Note Purchase Agreement and the Securities Purchase Agreement each as a “securities contract” (11 U.S.C. § 741), or other similar agreements; and

WHEREAS, the Parties desire that the provisions of each Underlying Agreement remain in force under each applicable Underlying Agreement to the extent such provisions are not expressly superseded or amended hereby.

NOW THEREFORE, in consideration of the mutual agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party agrees as follows:

1. Single Agreement. This Agreement is entered into in reliance on the Parties’ agreement that for the purposes set forth herein this Agreement and the Underlying Agreements form a single integrated agreement between the Parties, and the Parties would not otherwise enter into this Agreement and the Underlying Agreements. The Company and the Investor hereby acknowledge and agree (a) that the Note Purchase Agreement and the Securities Purchase Agreement each are a “securities contract” as defined in 11 U.S.C. § 741 and that Investor shall have all rights in respect of the Underlying Agreements as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), and (b) that this Agreement is a “master netting agreement” as that term is used in 11 U.S.C. § 362(b)(27) and 11 U.S.C. § 561 and is a “master agreement” as that term is used in 11 U.S.C. § 362(b)(6) and that Investor shall have all rights in respect of this Agreement (and in respect of the Underlying Agreements as incorporated herein) as are set forth in 11 U.S.C. § 362(b)(27), 11 U.S.C. § 561, and 11 U.S.C. § 362(b)(6), including in respect of both the foregoing clause (a) and the foregoing clause (b), without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, “Netting” or “Net”) as set forth in this Agreement, the Investor Note and the Series B Note.

2. Definitions. Terms capitalized herein but not defined herein shall have the meanings given to such terms in the Securities Purchase Agreement. In the event of any conflict or inconsistency between a term defined herein and in any of the Underlying Agreements, such term as used in this Agreement shall govern and have the meaning ascribed to it in this Agreement for the purposes of this Agreement. All references to “$” shall be to lawful currency of the United States of America, unless otherwise specified. All references to Sections, Exhibits, and other provisions are to Sections, Exhibits and other provisions of this Agreement unless otherwise expressly stated. The following terms used in this Agreement are defined as follows:

“Acceleration” means the acceleration, exercise of redemption rights, required redemption, exercise of prepayment rights or the occurrence of the Maturity Date (as defined in the Series B Note or Investor Note, as applicable), in whole or in part, of the Series B Note or the Investor Note, as applicable, in accordance with this Agreement or the applicable Underlying Agreement.

“Bankruptcy Code” means Title 11 of the U.S. Bankruptcy Code.

“Default” means, as applicable, a Default (as defined in the Investor Note) or an Event of Default (as defined in the Series B Note).

“Netting Party” means the Party exercising the right to effect any Netting hereunder or under the applicable Underlying Agreement.

“Other Party” means the Party other than the Netting Party.

“Obligation” or “Obligations” means, with respect to a Party, each and every present or future payment or performance obligation or liability of such Party under this Agreement or an Underlying Agreement, whether fixed, matured, unmatured, liquidated, or unliquidated.

“Unpaid Amounts” means, as of any date of determination, the Obligations owed by one Party to the other under such Underlying Agreements that have not been paid as of the date of determination, whether or not such amounts are then due and payable and without regard to the fair market value of the Series B Note or the Investor Note at such time, as applicable.

3. Netting.

(a) Optional Netting. Upon the occurrence of (i)(A) a Minimum Price Failure, a Redemption Netting, an Investor Note Acceleration, an Event of Default or a Change of Control (in each case, whether or not the Investor has effected an Acceleration) or (B) if after February 19, 2020, an Equity Conditions Failure that is continuing (each, a “Default Netting Event”, and all the principal of the Investor Note then outstanding, the “Default Optional Permitted Amount”) or (ii) any date on or after the Eligible Optional Netting Date (whether or not a Default then exists or the Investor has effected an Acceleration) (as applicable, each an “Eligible Optional Permitted Amount”, and together with any Default Optional Permitted Amount, each a “Permitted Amount”), the Investor may, without further notice to the Company, Net (each, an “Optional Netting”) any Permitted Amount of any Unpaid Amount owed by the Investor to the Company under the Investor Note or any other Underlying Agreement against (across or within each or all of the Underlying Agreements) (x) any Unpaid Amounts owed by the Company to the Investor under the Series B Notes or (y) any Unpaid Amounts owed by the Company to the Investor under any other Underlying Agreement.

(b) Automatic Netting. Upon the occurrence of an Acceleration either occurring in connection with (i) a Bankruptcy Event of Default Netting, (ii) Maturity Netting or (iii) any Prohibited Transfer, in each case, with respect to any Unpaid Amounts then owed by the Investor to the Company under the Investor Note and subject to such applicable Netting pursuant to the terms of the Investor Note (such related aggregate amount of Restricted Principal (as defined in the Series B Note) of the Series B Note subject to such applicable Netting, each an “Acceleration Amount”), the Company shall, without further notice to the Investor, Net an Acceleration Amount of Restricted Principal owed by the Company to the Investor under the Series B Note against an amount of Principal (as defined in the Investor Note) then outstanding under the Investor Note equal to such Acceleration Amount.

(c) Miscellaneous.

(i) If an Unpaid Amount is unascertainable, the Investor may, acting in a commercially reasonable manner, estimate the Unpaid Amount thereof and Net in respect of the estimate, subject to accounting to the Company when the Unpaid Amount is ascertained. For the avoidance of doubt, except with the written consent of the Investor to a different application of Netting against any Unpaid Amounts, in the event of Optional Netting pursuant to paragraph (a) above, if Unpaid Amounts exist with respect to both the Series B Notes and other Underlying Agreements, the Netting shall be applied first to obligations under such other Underlying Agreements (until such obligations are satisfied in full) and thereafter to obligations under the Series B Notes.

(ii) All Netting provisions of the Investor Note, including without limitation the provisions set forth in Section 7 of the Investor Note, are hereby incorporated in this Agreement and made a part hereof as if such provisions were set forth herein.

(iii) The right of Netting provided for in this Section 3 is in addition to but without duplication of, and not in limitation of, any other right or remedy available to the Parties, whether arising under this Agreement or any Underlying Agreement, the Guaranty or other Security Document, or any other agreement, under applicable law, in equity, or otherwise. The Netting provided in this Section 3 shall be permitted without regard to fair market value of the Series B Note or the Investor Note at any given time of determination and without giving effect to equitable subordination or any other condition effecting the rank or priority of any Obligations under any Underlying Agreement.

(iv) The Netting Party shall give the Other Party notice of any Netting pursuant to this Section 3, as soon as practicable thereafter, provided that failure to give such notice shall not affect the validity of the Netting.

4. Representations and Warranties. As of the later of (x) the Closing Date (as defined in the Securities Purchase Agreement) and (y) the Closing Date (as defined in the Note Purchase Agreement) (such later date, the “Effective Date”), each Party represents and warrants to the other Party that (i) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization and any other jurisdictions where its activities so require, has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary actions to authorize such execution, delivery, and performance; (ii) the person signing this Agreement on its behalf was duly authorized to do so on its behalf on the Effective Date; (iii) this Agreement and the Underlying Agreements to which it is a party constitute its legal, valid, and binding obligations, enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium, or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); (iv) its execution and delivery of this Agreement does not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, any order, decree, judgment, injunction, or other judicial or governmental restriction applicable to such Party or any portion of its assets) or of the organizational documents of such Party, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Party or result in the creation or imposition of any lien on any asset of such Party other than as provided herein; and (v) the jurisdiction of the Company’s incorporation, formation, or organization and the location of its chief executive office are correctly set forth in the Underlying Agreements.

5. Interpretation. The Parties intend that (a) this Agreement constitute and be deemed to be a “master netting agreement” (or any substantially similar term) and that the Parties be deemed to be “master netting agreement participants” (or any substantially similar term) within the meaning of, and as such terms are used in, any law, rule, regulation, statute, or order applicable to the Parties’ rights herein, whether now or hereafter enacted or made applicable, including, but not limited to, the Bankruptcy Code at 11 U.S.C. §§ 101(25), 101(47), 101(53B), 741(7) and 761(4); and (b) all Netting effectuated pursuant to this Agreement or any Underlying Agreement, be governed by the following Bankruptcy Code sections in the event of the bankruptcy of either Party: (i) Sections 555, 556, 559 and 560; (ii) Section 362(b)(6), (7) and/or (17); (iii) Sections 546(e)-(g); and (iv) Section 548(d)(2). The Parties also agree that such Netting contemplated hereunder or under any Underlying Agreement arise under “securities contracts” and constitute “settlement payments” as set forth in Sections 101 and 741 of the Bankruptcy Code. The Parties further intend that the Underlying Agreements constitute “securities contracts” as such term is defined in the Bankruptcy Code. Moreover, with respect to any Underlying Agreement, each Party thereto constitutes a “stockbroker”, “financial institution” or “securities clearing agency” within the meaning of, and as such terms are used in the Bankruptcy Code and/or any law, rule, regulation, statute, or order applicable to the Parties’ rights herein, whether now or hereafter enacted or made applicable.

6. Conflicts and Inconsistencies. In the event of any conflict or inconsistency between any provision of this Agreement and any provision of any Underlying Agreement concerning the matters set forth in this Agreement, the provisions of this Agreement shall govern.

7. Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The Parties intend that this Agreement be construed to give full effect to the intent of the Parties with respect to the Netting provisions contained herein. If any portion of the Netting contemplated herein shall be in any respect deemed or held to be invalid, illegal, or unenforceable, all other provisions of this Agreement shall survive.

(e) Amendments. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Investor.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be governed by the provisions of Section [9(f)] of the Securities Purchase Agreement.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Effective Date. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) No Waiver. A failure or delay in exercising any right, power, or privilege in respect of any Underlying Agreement or this Agreement will not be presumed to operate as a waiver of that right, power, or privilege, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege, or the exercise of any other right, power, or privilege.

(m) Term. This Agreement shall continue in effect from the Effective Date until terminated by agreement of the Parties or, if earlier, such time as no Investor Note remains outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Master Netting Agreement to be duly executed as of the date first written above.

COMPANY:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Master Netting Agreement to be duly executed as of the date first written above.

INVESTORS:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

By:
Name:
Title:

EXECUTION COPY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated August 19, 2019, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, in its capacity as collateral agent (the “Collateral Agent”) for the Noteholders. All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Toughbuilt Industries, Inc., a Nevada corporation (the “Company”), and each party listed as a “Buyer” therein (collectively, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated August 19, 2019, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” and “Warrants” (each as defined therein) issued pursuant thereto (as such Notes or Warrants may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes” and “Warrants”, respectively);

WHEREAS, it is a condition precedent to the purchase of the Notes and Warrants under the Securities Purchase Agreement that each Grantor has executed and delivered that certain Security and Pledge Agreement, dated August 19, 2019, made by the Grantors to the Collateral Agent (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, the Grantors have determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Noteholders, as follows

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Collateral Agent and the Noteholders a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the Patents and Patent applications set forth in Schedule A hereto;

(ii) the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) all Copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes and the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TOUGHBUILT INDUSTRIES, INc

By
Name:
Title:

Address for Notices:

25371 Commercentre Drive,
Ste 200,
Lake Forest, CA 92630

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TOUGHBUILT Technologies, INc

By
Name:
Title:

Address for Notices:

25371 Commercentre Drive,
Ste 200,
Lake Forest, CA 92630

Schedule A

Patents

Grantor	Country	Title	Application or Patent No.	Application or Registration Date	Assignees

Schedule B

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Application or Registration Date	Assignees

Schedule C

Copyrights

Grantor	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees

EXECUTION COPY

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of August 19, 2019, by and among Toughbuilt Industries, Inc., a Delaware corporation with offices located at 25371 Commercentre Drive, #200, Lake Forest, CA 92630 (the “Company”) and the investor signatory hereto (the “Investor”).

WHEREAS:

A. Concurrently herewith, the Company, the Investor and certain other investors (the “Other Investors”, and together with the Investor, the “Investors”) have entered into that certain Securities Purchase Agreement, dated August 19, 2019, pursuant to which, among other things, the Investor shall acquire a senior secured convertible note (the “Series B Note”) of the Company (the “Securities Purchase Agreement”).

B. The Company and the Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C. The Investor has authorized the issuance of a new secured promissory Investor Note in substantially the form attached hereto as Exhibit A, pursuant to the terms set forth herein (collectively, the “Investor Note”).

D. The Investor wishes to purchase the Series B Note from the Company pursuant to the Securities Purchase Agreement and to issue the Investor Note in full satisfaction, of the purchase price of the Series B Note (the “Series B Purchase Price”), and the Company wishes to (x) sell the Series B Note to the Investor, (y) acquire the Investor Note in full satisfaction of the Series B Purchase Price and (z) pledge the Investor Note to the Investor as collateral for its obligations under the Series B Note.

E. The Investor Note will be secured by a first priority security interest in certain Eligible Assets (as defined in the Investor Note) (collectively, the “Collateral”) held in the collateral account of the Investor described in the Investor Note (the “Collateral Account”).

F. Concurrently herewith, each of the Company and the Investor are entering into that certain Master Netting Agreement, in substantially the form attached hereto as Exhibit B (the “Master Netting Agreement”), to provide further clarification of its right (but not, in the case of Investor only, its obligation) to Net (as defined below) certain Obligations (as defined in the Netting Agreement) arising under and across this Agreement, the Investor Note, the Series B Notes and the Securities Purchase Agreement (collectively, the “Underlying Agreements”) and to treat the Master Netting Agreement, this Agreement and the other Underlying Agreements as a single agreement for the purposes set forth herein and this Agreement and the Securities Purchase Agreement each as a “securities contract” (11 U.S.C. § 741), or other similar agreements.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. PURCHASE AND SALE OF INVESTOR NOTE.

(a) Investor Note. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Investor agrees to issue and sell to the Company, and the Company agrees to purchase from the Investor on the Closing Date (as defined below), such aggregate principal amount of Investor Note as is set forth on the signature page of the Investor attached hereto in full satisfaction of the Series B Purchase Price under the Securities Purchase Agreement (the “Closing”).

(b) Closing. The Closing of the purchase of the Investor Note by the Company shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such other date or time as is mutually agreed to by the Company and the Investor). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Delivery of Investor Note in Satisfaction of Series B Purchase Price; Securities Contract; Netting Safe Harbor. On the Closing Date, the Investor shall duly execute the Investor Note, registered in the name of the Company, in full satisfaction of the Series B Purchase Price pursuant to the Securities Purchase Agreement, and, in accordance with the instructions of the Company in the Flow of Funds Letter (as defined in the Securities Purchase Agreement), the Investor shall maintain physical possession of the Investor Note as Collateral (as defined in the Series B Note) securing the Series B Note. For the avoidance of doubt, the Investor Note is deemed simultaneously delivered (x) by the Investor to the Company at the Closing hereunder and (y) delivered by the Company to the Investor at the Closing (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement, as Collateral for the Series B Note purchased by the Investor thereunder. Other than the issuance of the Series B Note to the Investor pursuant to the Securities Purchase Agreement, the Company shall not be required to pay any additional consideration for the issuance of the Investor Note hereunder. The Company hereby acknowledges and agrees that the rights and obligations of the Investor under the Master Netting Agreement, hereunder and under the other Underlying Agreements and the rights and obligations of the Company under the Master Netting Agreement, hereunder and under the other Underlying Agreements arise in a single integrated transaction and constitute related and interdependent obligations within such transaction. The Company and the Investor hereby acknowledge and agree that this Agreement and the Securities Purchase Agreement each is a “securities contract” as defined in 11 U.S.C. § 741 and that Investor shall have all rights in respect of the Master Netting Agreement, this Agreement and the other Underlying Agreements as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, “Netting”) as are available under the Master Netting Agreement, this Agreement and the other Underlying Agreements, and all Netting provisions of the Series B Note, the Master Netting Agreement and the Investor Note, including without limitation the provisions set forth in Section 7 of the Investor Note, are hereby incorporated in this Agreement and made a part hereof as if such provisions were set forth herein.

2. COMPANY’S REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants, as of the date hereof and as of the Closing Date in which the Company is purchasing the Investor Note hereunder, that:

(a) Securities Purchase Agreement. The representations and warranties of the Company set forth in the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

(b) No Sale or Distribution. The Company is acquiring the Investor Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Company does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in the Securities Purchase Agreement) to distribute any of the Investor Note.

(c) Sophisticated Investor. The Company is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D), and has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Investor Note.

(d) Reliance on Exemptions. The Company understands that the Investor Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Investor is relying in part upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to acquire the Investor Note.

(e) Information. The Company and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Investor and materials relating to the offer and sale of the Investor Note that have been requested by the Company. The Company and its advisors, if any, have been afforded the opportunity to ask questions of the Investor. Neither such inquiries nor any other due diligence investigations conducted by the Company or its advisors, if any, or its representatives shall modify, amend or affect the Company’s right to rely on the Investor’s representations and warranties contained herein. The Company understands that its investment in the Investor Note involves a high degree of risk. The Company has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Investor Note.

(f) No Governmental Review. The Company understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Investor Note or the fairness or suitability of the investment in the Investor Note nor have such authorities passed upon or endorsed the merits of the offering of the Investor Note.

(g) Transfer or Resale. The Company understands that: (i) the Investor Note has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without the consent of the Investor (and any Prohibited Transfer (as defined in the Investor Note) shall be subject to certain recoupment rights and netting against the Series B Note to be issued to the Investor concurrently with the Closing hereunder) and (ii) neither the Investor nor any other Person is under any obligation to register the Investor Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Legends. The Company understands that the certificates or other instruments representing the Investor Note shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE, TO THE EXTENT APPLICABLE HERETO.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a) Securities Purchase Agreement. The representations and warranties of the Investor set forth in the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

(b) Authorization; Enforcement; Validity. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Investor Note and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Investor Note in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Investor Note has been duly authorized by the Investor’s board of directors, investment manager or other governing body and no further filing, consent, or authorization is required by the Investor. This Agreement and the other Transaction Documents have been duly executed and delivered by the Investor, and constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Investor Note. The issuance of the Investor Note is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect to the issue thereof. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Investor of the Investor Note is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Investor Note) will not (i) result in a violation of the Investor’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor is bound or affected, except, in the case of clause (ii) and (iii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, or accelerations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined below). “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Investor, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) to perform any of their respective obligations under any of the Transaction Documents.

(e) Consents. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (a “Governmental Authority”) or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Investor is unaware of any facts or circumstances that might prevent the Investor from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) No General Solicitation. The Investor has not engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Investor Note.

(g) No Integrated Offering. Neither the Investor nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Investor Note under the 1933 Act, whether through integration with prior offerings or otherwise. Neither the Investor nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Investor Note under the 1933 Act.

(h) Sufficient Collateral. As of the Closing Date the bank account described on Schedule I to the Investor Note, which Collateral secures the Investor Note in accordance therewith, contains at least the Series B Purchase Price of Eligible Assets as of the Closing Date.

(i) Full Recourse. The Investor Note is a full recourse obligation of the Investor.

4. COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents or the Securities Purchase Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Investor Note to the Investors.

(c) Taxes. The Company will pay, and save and hold the Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Investor Note.

5. CONDITIONS TO THE INVESTOR’S OBLIGATION TO SELL. The obligation of the Investor hereunder to issue and sell the Investor Note to the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Investor.

(b) All conditions to the Investor’s closing of the transactions contemplated by the Securities Purchase Agreement shall have been satisfied (except for such conditions waived by the Investor) and the Investor Note is being issued hereunder in full satisfaction of the Series B Purchase Price.

(c) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO PURCHASE. The obligation of the Company hereunder to purchase the Investor Note at the Closing in satisfaction, in full, of the Series B Purchase Price is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall have duly executed and delivered to the Company (A) each of the Transaction Documents and (B) the Investor Note.

(b) All conditions to the Company’s closing of the transactions contemplated by the Securities Purchase Agreement shall have been satisfied (except for such conditions waived by the Company) and the Investor Note is being issued hereunder in full satisfaction of the Series B Purchase Price.

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(d) The Investor shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Investor Note.

7. TERMINATION.

In the event that the Closing shall not have occurred on or prior to the termination of the Securities Purchase Agreement, this Agreement shall automatically terminate.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement, the Securities Purchase Agreement, the other Transaction Documents (as defined herein) and the Transaction Documents (as defined in the Securities Purchase Agreement) and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Investors, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents (as defined herein) and the Transaction Documents (as defined in the Securities Purchase Agreement), the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document or the Transaction Documents (as defined in the Securities Purchase Agreement) shall (or shall be deemed to) (i) have any effect on any agreements the Investor has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Investor in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Investor and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company, the Investor and the Required Holders.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be governed by the provisions of Section 9(f) of the Securities Purchase Agreement.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive each Closing. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

INVESTORS:

ALTO OPPORTUNITY FUND spc – SEGREGATED MASTER PORTFOLIO B

By:
Name:
Title:

Aggregate Principal Amount of Investor Note:

$4,780,000

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE, TO THE EXTENT APPLICABLE HERETO.

SECURED PROMISSORY NOTE

New York, New York
$4,780,000.00	August 19, 2019

FOR VALUE RECEIVED, Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (the “Investor”) hereby promises to pay to Toughbuilt Industries, Inc., a Nevada corporation (the “Company”), on the date set forth below, (i) the principal amount of Four Million Seven Hundred Eighty Thousand Dollars ($4,780,000) and (ii) interest on the unpaid principal balance hereof at the rate set forth herein (collectively, the “Obligations”). This Promissory Note (this “Note”) has been issued pursuant to the Note Purchase Agreement, dated as of August 19, 2019 (the “Subscription Date”), by and among the Company and the Investor (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Note Purchase Agreement”) as payment of the purchase price of that certain Series B Senior Secured Convertible Note of the Company, with an initial aggregate principal amount of $4,780,000 (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Series B Note”), issued pursuant to that certain Securities Purchase Agreement, dated as of August 19, 2019 by and among the Company and the investors party thereto (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Securities Purchase Agreement”). Capitalized terms not defined herein shall have the meaning as set forth in the Series B Note. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, WHETHER BY THE COMPANY, OPERATION OF LAW, COURT ORDER OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE INVESTOR. ANY SUCH PURPORTED ASSIGNMENT OR TRANSFER WITHOUT SUCH CONSENT SHALL BE NULL AND VOID.

1. Payment of Principal. The principal amount of this Note (the “Principal”), together with all unpaid interest accrued thereon and any other Obligations payable hereunder, shall be due and payable in full upon the fortieth (40th) anniversary of the Scheduled Series B Note Maturity Date (as defined below) (the “Maturity Date”); provided, that the Maturity Date shall be automatically extended by one (1) calendar day for each calendar day after December 31, 2020 (the “Scheduled Series B Note Maturity Date”), if any, that all, or any part, of the Series B Note remains outstanding.

2. Payment of Interest. The unpaid Principal balance due hereunder shall bear interest (the “Interest”) at an annual rate equal to 2.33% (the “Interest Rate”). Subject to Sections 3 and 7 below, Interest shall be payable and due upon the Maturity Date. All interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

3. Prepayment Prior to the Maturity Date.

(a) Optional Prepayment. The Investor may, at its option at any time on or after the date hereof, prepay, in whole or in part, without premium or penalty, the Obligations under this Note (each, an “Optional Prepayment”).

(b) Mandatory Prepayment. Upon any Mandatory Prepayment Event (as defined below), the Investor shall promptly prepay such aggregate outstanding Principal of this Note equal to the applicable Mandatory Prepayment Amount (as defined below) with respect to such Mandatory Prepayment Event (each, a “Mandatory Prepayment”, and together with each Optional Prepayment, each a “Prepayment”).

(c) Mechanics of Prepayments. All Prepayments hereunder shall be made in cash, by wire transfer, in U.S. dollars and immediately available funds, in accordance with the wire instructions delivered to the Investor by the Company on or prior to such date of such Prepayment. At the option of the Company, prepayments may be made directly to the Company or to such other Persons as the Company may direct in its wire instructions.

(d) Cancellation of Interest upon Prepayment. Notwithstanding anything herein to the contrary, upon any Prepayment prior to the Maturity Date (including, without limitation, any Mandatory Prepayment), the aggregate cash amount in such Prepayment shall be applied entirely to and against any outstanding Principal under this Note, and any accrued and unpaid Interest with respect to the Principal prepaid shall be automatically cancelled as of the date of such prepayment.

(d) Definitions. For the purpose of this Note, the following definitions shall apply:

(i) “Mandatory Prepayment Amount” means, as applicable, any Mandatory Prepayment Conversion Amount (as defined below) or the Forced Mandatory Prepayment Amount (as defined below).

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(ii) “Mandatory Prepayment Event” means, as applicable, (a) receipt by the Company of irrevocable Shareholder Approval (as defined in the Securities Purchase Agreement), and (b) (i) with respect to any Restricted Principal of the Series B Note designated to be converted in a Conversion Notice (such aggregate amount of Principal then outstanding hereunder equal to such Restricted Principal of the Series B Note designated to be converted in such Conversion Notice, each, a “Mandatory Prepayment Conversion Amount”), both (A) the Company’s receipt of such Conversion Notice thereunder executed by the Investor in which all, or any part, of the principal of the Series B Note to be converted includes any Restricted Principal and (B) the Investor’s receipt from the Company of written confirmation that the Company’s transfer agent (the “Transfer Agent”) has been irrevocably instructed by the Company to deliver to the Investor (or its designee) the shares of Common Stock to be issued pursuant to such Conversion Notice in accordance with Section 3(c) of the Series B Note (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Investor, whether pursuant to Section 3(c)(ii) of the Series B Note or otherwise), or (ii) with respect to any Principal outstanding hereunder on the Mandatory Prepayment Date (as defined below) (the “Forced Mandatory Prepayment Amount”), the occurrence of the forty-fifth Trading Day after the Eligible Resale Date (the “Mandatory Prepayment Date”), so long as (v) the Shareholder Approval Date (as defined in the Securities Purchase Agreement) shall have occurred, (w) the quotient of (1) the sum of (I) the aggregate principal of the Series A Note outstanding as of the applicable Mandatory Prepayment Date and (II) the aggregate Unrestricted Principal (as defined in the Series B Note) of the Series B Note that would be outstanding after giving effect to such proposed Mandatory Prepayment on such Mandatory Prepayment Date, divided by (2) the Alternate Conversion Price (as defined in the Series B Note) as of such Mandatory Prepayment Date, does not exceed 35% of the aggregate number of shares of Common Stock of the Company outstanding on each of the forty five Trading Days prior to and ending and including such Mandatory Prepayment Date, (x) no Equity Conditions Failure (as defined in the Series A Note or Series B Note) exists as of such Mandatory Prepayment Date, (y) as of the Mandatory Prepayment Date, the quotient of (A) the sum of the VWAP of the Common Stock for each Trading Day during the twenty (20) consecutive Trading Day period ending as of the Trading Day immediately prior to the Mandatory Prepayment Date, divided by (y) twenty (20) is greater than $1.00 (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events) (the failure of the Company to satisfy this clause (y) as of the Mandatory Prepayment Date, if any, a “Minimum Price Failure”) and (z) no Event of Default (as defined in the Series A or Series B Note) then exists and is continuing. Notwithstanding the foregoing, the Investor (or its designee) shall not commence a Deposit/Withdrawal at Custodian with respect to such shares of Common Stock to be issued upon conversion of Restricted Principal unless and until the Investor shall have either (x) delivered the Mandatory Prepayment Amount to the Company or (y) delivered instructions to the Investor’s bank, broker or other financial institution to wire the Mandatory Prepayment Amount to the Company from an account with at least an amount of cash or other Eligible Assets (as defined below) equal to the Mandatory Prepayment Amount). “Eligible Resale Date” means later of (i) the Shareholder Approval Date as defined in Section 4(cc) of the Securities Purchase Agreement, or (ii) the earlier of (x) the first date on which the resale by the Buyers (as defined in the Securities Purchase Agreement) of all the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to one or more registration statements filed with the SEC has been declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Buyers pursuant to Rule 144 (or, if a Current Public Information Failure (as defined in the Registration Rights Agreement) has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

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4. Defaults.

(a) the Investor shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):

(i) Failure to Pay Principal or Interest. The failure of the Investor to pay, when due, all or any part of any Principal or Interest required to be made hereunder; or

(ii) Bankruptcy, etc. The Investor shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Investor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for the Investor or for any substantial part of the Investor’s property, or the winding up or liquidation of the Investor’s affairs shall have been ordered; or the Investor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the Investor shall consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days; or the Investor shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for the Investor or for any substantial part of the Investor’s property, or make any general assignment for the benefit of creditors.

(b) Consequence of Default. Upon the occurrence of a Default, the outstanding Obligations hereunder shall, at the option of the Company, become immediately due and payable (each, an “Investor Note Acceleration”), subject to the Investor’s right to elect to effect Default Netting (as defined below) with respect to all, or any portion, of this Note as elected by the Investor in a written notice to the Company. Notwithstanding the foregoing, if there shall occur a Default under Section 4(a)(ii) above, the entire outstanding Obligations hereunder, shall automatically become immediately due and payable without any action on the part of the Company and the Investor shall be deemed to have elected Default Netting with respect to the maximum amount of its obligations outstanding hereunder as permitted pursuant to Section 7(h) below. Upon the occurrence of a Default, the Company shall also have all the rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code of the State of New York with respect to the Collateral (as hereinafter defined).

5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows as of the date hereof: (a) the Investor has the power and authority to execute, deliver and perform all obligations in accordance herewith; (b) the execution, delivery and performance by the Investor of this Note are within the Investor’s legal powers, and do not contravene any law or any contractual restriction binding on or affecting the Investor; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Investor of this Note; (d) this Note constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; and (e) there is no pending or, to the Investor’s knowledge, threatened action or proceeding affecting the Investor before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of the Investor.

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6. Security.

(a) Grant of Security Interest. As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), the Investor hereby pledges and grants a security interest to the Company in all of the Investor’s right, title, and interest in and to, initially at least $4,780,000, in the aggregate, (i) in cash, (ii) cash equivalents (including but not limited to term deposit accounts), (iii) any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country and (iv) any securities of a special purpose acquisition company (each, a “SPAC”) that are redeemable for cash held in escrow by such SPAC (with a deemed fair market value, for purposes hereof, equal to the amount of cash held in such escrow for redemption of such applicable security of such SPAC) (collectively, the “Eligible Assets”), in each case, held by the Investor in the bank or brokerage accounts described on Schedule I attached hereto (the “Collateral”, and such account or accounts, as applicable, collectively, the “Collateral Account”), subject to reduction upon any reduction, offset or cancellation of this Note. So long as any Restricted Principal (as defined in the Series B Note) remains outstanding under the Series B Note, the Investor shall keep Collateral in the Collateral Account with a fair market value of at least the amount of Restricted Principal then outstanding.

(b) Change in Collateral Account. The Investor may, with at least five (5) Trading Days’ notice to the Company, move the Collateral from an account or accounts of the Investor to a new account or accounts (the “New Collateral Account”) at a financial institution selected by the Investor, (but if such financial institution is not listed as a permitted financial institution on Schedule II attached hereto, subject to the consent of the Company, not to be unreasonably withheld), and upon such move, such New Collateral Account shall be the Collateral Account for all purposes hereunder.

7. Netting Rights.

(a) Securities Contract. The Company and the Investor hereby acknowledge and agree that the Securities Purchase Agreement and the Note Purchase Agreement each is a “securities contract” as defined in 11 U.S.C. § 741 and that Investor shall have all rights in respect of the Investor Note, the Series B Note, the Master Netting Agreement, the Securities Purchase Agreement and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, “Netting” or “Net”) as are available under this Note, the Series B Note and the Master Netting Agreement.

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(b) Investor Optional Netting. Notwithstanding anything herein to the contrary, the Investor may, (I) on or after the March 19, 2019 (such date, the “Eligible Optional Netting Date”) or (II) at any time on or after the occurrence of a Minimum Price Failure, an Event of Default (as defined in the Series B Note) or a Change of Control (as defined in the Series B Note) (in each case, whether or not a Redemption Notice (as defined in the Series B Note) has been delivered by the Investor to the Company with respect thereto) or, (III) after February 19, 2019, as long as an Equity Conditions Failure exists and is continuing, in each case, at its option and at its sole discretion, by written notice to the Company (each, an “Investor Optional Netting Election Notice”), Net, in whole or in part, any Permitted Amount (as defined in the Master Netting Agreement) of any Unpaid Amount (as defined in the Master Netting Agreement) owed by the Investor to the Company under this Note or any other Underlying Agreement (as defined in the Master Netting Agreement) against (across or within each or all of the Underlying Agreements) (x) any Unpaid Amounts owed by the Company to the Investor under the Series B Notes or (y) any Unpaid Amounts (subject to the limitations contained in the Master Netting Agreement regarding an Equity Conditions Failure) owed by the Company to the Investor under any other Underlying Agreement, as set forth in such written notice (each, an “Investor Optional Netting”); provided, that no Investor Optional Netting shall occur hereunder with respect to any Mandatory Prepayment Amount that the Investor fails to properly prepay hereunder in violation of this Note. Each Investor Optional Netting shall occur on such applicable date as set forth by the Investor in the Investor Optional Netting Election Notice. Upon any Investor Optional Netting, (x) such portion of Principal subject to such Investor Optional Netting shall be deemed surrendered and concurrently cancelled as of the date of such Investor Optional Netting and (y) any accrued and unpaid Interest hereunder with respect to such portion of Principal subject to such Investor Optional Netting shall be automatically cancelled as of the date of such Investor Optional Netting. Each Investor Optional Netting shall be effective upon the date the Investor delivers written notice to the Company of the Investor’s election to effect such Investor Optional Netting.

(c) Netting at Redemption Date. Notwithstanding anything herein to the contrary, with respect to any required redemption of all, or any part, of the Series B Note, solely to the extent such portion of the Conversion Amount (as defined in the Series B Note) subject to such redemption includes Restricted Principal (such aggregate amount of Restricted Principal, each, a “Redemption Restricted Amount”), the Investor, at its sole discretion, by written notice (each, a “Redemption Netting Election Notice”) to the Company, may Net (each, a “Redemption Netting”) such part of the outstanding obligations under the Series B Note equal to such Redemption Restricted Amount by the cancellation of the Redemption Restricted Amount of the outstanding obligations under the Series B Note in exchange for the surrender and concurrent cancellation of such portion of this Note with an amount of aggregate Principal then outstanding hereunder equal to such Redemption Restricted Amount (each a “Redemption Netting Principal Amount”). Upon any Redemption Netting, any accrued and unpaid Interest hereunder with respect to such Redemption Netting Principal Amount being cancelled in such Redemption Netting shall be automatically cancelled as of the date of such Redemption Netting and, thereafter, such Redemption Netting Principal Amount of this Note shall be deemed to be paid in full and shall be null and void. Each Redemption Netting shall occur on such applicable date as set forth by the Investor in the Redemption Netting Election Notice. For the avoidance of doubt, if prior to the date of the applicable Redemption Netting all, or any portion, of a Redemption Restricted Amount is converted (whether by Acceleration (as defined in the Series B Note) or otherwise in accordance with the terms of the Series B Note) or, with respect to an Installment Amount, subject to a Deferral (as defined in the Series B Note) or a waiver of an Equity Conditions Failure or such other event occurs whereafter such portion of the Redemption Restricted Amount is not required to be redeemed on the Redemption Date in accordance with the terms of the Series B Note (as amended, modified or waived on or prior to such date)(each a “Reversed Redemption Restricted Amount”), solely with respect to such Redemption Date, no Redemption Netting shall occur with respect to such Reversed Redemption Restricted Amount.

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(d) Automatic Netting at Maturity. Notwithstanding anything herein to the contrary, at the Maturity Date (as defined in the Series B Note), if any amounts remain outstanding under the Series B Note and hereunder, the Investor shall automatically Net such part of the outstanding obligations under the Series B Note equal to the aggregate Principal then outstanding hereunder (the “Remaining Principal Amount”) by the cancellation of the Remaining Principal Amount of the outstanding obligations under the Series B Note in exchange for the surrender and concurrent cancellation of the aggregate Principal then outstanding hereunder (the “Maturity Netting”). Upon any Maturity Netting, any accrued and unpaid Interest hereunder with respect to such portion of Principal being cancelled in such Maturity Netting shall be automatically cancelled as of the date of such Maturity Netting and, thereafter, this Note shall be deemed to be paid in full and shall be null and void. The Maturity Netting shall automatically occur on the Maturity Date (as defined in the Series B Note).

(e) Event of Default Netting. Notwithstanding anything herein to the contrary, Investor may, at any time on or after the occurrence of any Event of Default under the Series B Note, but prior to the related Event of Default Right Expiration Date (as defined in the Series B Note, at its sole discretion, by written notice to the Company, Net all, or any part, of the outstanding obligations under the Series B Note by the cancellation of such portion of the outstanding obligations under the Series B Note as set forth in such written notice in exchange for the surrender and concurrent cancellation of an equal amount of Principal hereunder (each, an “Event of Default Netting”). Upon any Event of Default Netting, any accrued and unpaid Interest hereunder with respect to such portion of Principal being satisfied in such Event of Default Netting shall be automatically cancelled as of the date of such Event of Default Netting. Each Event of Default Netting shall be effective upon the date the Investor delivers notice to the Company of the Investor’s election to effect such Event of Default Netting.

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(f) Automatic Netting Upon any Bankruptcy Event of Default. Notwithstanding anything herein to the contrary, upon any Bankruptcy Event of Default under the Series B Note, the Investor shall automatically Net such part of the outstanding obligations under the Series B Note equal to the Remaining Principal Amount by the cancellation of the Remaining Principal Amount of the outstanding obligations under the Series B Note in exchange for the surrender and concurrent cancellation of the aggregate Principal then outstanding hereunder (each, a “Bankruptcy Event of Default Netting”, and together with the Investor Optional Netting, Redemption Netting, Maturity Netting and Event of Default Netting, collectively, the “Investor Netting Rights”). Upon any Bankruptcy Event of Default Netting, any accrued and unpaid Interest hereunder with respect to such portion of Principal being satisfied in such Bankruptcy Event of Default Netting shall be automatically cancelled as of the date of such Bankruptcy Event of Default Netting and, thereafter, this Note shall be deemed to be paid in full and shall be null and void. Each Bankruptcy Event of Default Netting shall be effective upon the date of the earliest occurrence of a Bankruptcy Event (as defined in the Series B Note) under the Series B Note.

(g) Automatic Netting Upon Prohibited Transfers of this Note. If for any reason, this Note or any interest herein is pledged, assigned or transferred to any Person other than the Company without the prior written consent of the Investor, whether by contract, operation of law, court order or otherwise (each, a “Prohibited Transfer”), the Investor shall automatically Net such part of the outstanding obligations under the Series B Note equal to 75% of the remaining Restricted Principal then outstanding under the Series B Note (with the remaining 25% of the Restricted Principal of the Series B Note automatically becoming unrestricted principal thereunder) in exchange for the surrender and concurrent cancellation of the aggregate Principal then outstanding hereunder. Upon any Prohibited Transfer, any accrued and unpaid Interest hereunder shall be automatically cancelled as of the date of such Prohibited Transfer and, thereafter, this Note shall be deemed to be paid in full and shall be null and void.

(h) Default Netting. Notwithstanding anything herein to the contrary, Investor may, at any time on or after the occurrence of any Investor Note Acceleration, by written notice to the Company (each, a “Default Netting Electing Notice”), in lieu of making any payment under this Note in cash, Net all, or any part, of the outstanding obligations under the Series B Note by the cancellation of such portion of the outstanding obligations under the Series B Note as set forth in such written notice in exchange for the surrender and concurrent cancellation of an equal amount of Principal hereunder (each, a “Default Netting”). Each Default Netting shall occur on such applicable date as set forth by the Investor in the Default Netting Election Notice. Upon any Default Netting, any accrued and unpaid Interest hereunder with respect to such portion of Principal being satisfied in such Default Netting shall be automatically cancelled as of the date of such Default Netting. Each Default Netting shall be effective upon the date the Investor delivers notice to the Company of the Investor’s election to effect such Netting.

(i) Investor Netting Rights; Single Integrated Transaction. The Company hereby acknowledges and agrees that (i) the Investor shall be entitled to exercise the Investor Netting Rights through any means permissible under applicable law, including without limitation, set-off and Netting and (ii) the Obligations of the Investor hereunder and the obligations of the Company under the Series B Note issued pursuant to the Securities Purchase Agreement arise in a single integrated transaction and constitute related and interdependent obligations within such transaction.

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8. Miscellaneous.

(a) Full Recourse. The parties hereby acknowledge and agree that this Note is a full recourse obligation of the Investor.

(b) No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by the Company and the Investor.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) No Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority (a “Severability Event”), this entire Note shall be automatically terminated and shall thereafter be null and void and all remaining payment obligations hereunder of the Investor to the Company shall be automatically cancelled, ab initio.

(e) Currency. Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to the Company at the address of the Company, or at such other address as may be specified in a written notice to the Investor given by the Company. The Company has provided the Investor with wire transfer instructions pursuant to which payments may be made under this Note and such wire transfer instruction shall be valid for the entire period of this Note.

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(f) Weekend; Holidays. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the State of New York, such payment shall be made on the next succeeding business day in the State of New York.

(g) Usury. If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the Principal balance of this Note and applied to the same and not to the payment of Interest.

(h) Remedies.

(i) No failure on the part of the Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Company at law or equity or under this Note shall not be deemed to be an election of Company’s rights or remedies under this Note or at law or equity.

(ii) No failure on the part of the Investor to exercise, and no delay in exercising, any right, power or remedy hereunder (including, without limitation, any Netting permitted hereunder) shall operate as a waiver thereof; nor shall any single or partial exercise by the Investor of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of the Investor at law or equity or under this Note shall not be deemed to be an election of Investor’s rights or remedies under this Note or at law or equity.

(i) Waiver of Presentment. The Investor hereby waives presentment, diligence, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B

By:
Name:
Title:

Agreed and accepted as of

this 19th day of August, 2019 by:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

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Schedule I

Collateral Account

Bank:
Bank Address:

Account Number:
Account Name:

Schedule II

Permitted Financial Institutions

Pershing LLC or any of their affiliates

HSBC NA, or any of their affiliates

BNP Paribas, or any of their affiliates

Wells Fargo Bank or any of their affiliates

Cowen & Co. or any of their affiliates

UBS AG or any of their affiliates

Citibank NA or any of their affiliates

Bank of America Merrill Lynch or any of their affiliates

Deutsche Bank, AG or any of their affiliates

Fidelity Investments, FMR LLC or any of their affiliates

Morgan Stanley or any of their affiliates

First Republic Bank or any of their affiliates

EXECUTION COPY

GUARANTY

This GUARANTY, dated as of August 19, 2019 (this “Guaranty”), is made by each of the undersigned (each a “Guarantor”, and collectively, the “Guarantors”), in favor of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, in its capacity as collateral agent (in such capacity, the “Collateral Agent” as hereinafter further defined) for the “Buyers” party to the Securities Purchase Agreement (each as defined below).

W I T N E S S E T H :

WHEREAS, Toughbuilt Industries, Inc., a Nevada corporation (the “Company”), and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (collectively, the “Buyers”) are parties to the Securities Purchase Agreement, dated as of August 19, 2019 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” and “Warrants” issued pursuant thereto (as such Notes or Warrants may be amended, restated, extended, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes” or “Warrants”, respectively);

WHEREAS, the Securities Purchase Agreement requires that the Guarantors execute and deliver to the Collateral Agent, (i) a guaranty guaranteeing all of the obligations of the Company under the Securities Purchase Agreement, the Notes and the other Transaction Documents (as defined below); and (ii) a Security and Pledge Agreement, dated as of August 19, 2019, granting the Collateral Agent a lien on and security interest in all of their assets and properties (the “Security Agreement”); and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Guarantor hereby agrees with each Buyer as follows:

Section 1. Definitions. Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Guaranty and the recitals hereto which are defined in the Securities Purchase Agreement or the Notes, and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, the following terms when used in the Guaranty shall have the meanings set forth below:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Buyer” or “Buyers” shall have the meaning set forth in the recitals hereto.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Collateral” means all assets and properties of the Company and each Guarantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the collateral described in Section 2 of the Security Agreement.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of this Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Indemnified Party” shall have the meaning set forth in Section 13(a) of this Guaranty

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 3 of the Security Agreement.

“Other Taxes” shall have the meaning set forth in Section 12(a)(iv) of this Guaranty.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Guaranteed Obligations.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

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“Security Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Guarantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Taxes” shall have the meaning set forth in Section 12(a) of this Guaranty.

“Transaction Party” means the Company and each Guarantor, collectively, “Transaction Parties”.

“Warrants” shall have the meaning set forth in the recitals hereto.

Section 2. Guaranty.

(a) The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty to the Collateral Agent, for the benefit of the Collateral Agent and the Buyers, the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations, including, without limitation, all interest, make-whole and other amounts that accrue after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest, make-whole and/or other amounts are enforceable or are allowable in such Insolvency Proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (all of the foregoing collectively being the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under this Guaranty or any other Transaction Document. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Collateral Agent or any Buyer under the Securities Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Collateral Agent and each Buyer, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial, state, or other applicable law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the Buyers and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

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Section 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any Buyer with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be as a primary obligor (and not merely as a surety) and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Transaction Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or extension of the maturity of any Guaranteed Obligations or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral;

(iv) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party;

(vi) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Transaction Party under the Transaction Documents or any other assets of any Transaction Party or any of its Subsidiaries;

(vii) any failure of the Collateral Agent or any Buyer to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to the Collateral Agent or any Buyer (each Guarantor waiving any duty on the part of the Collateral Agent or any Buyer to disclose such information);

(viii) taking any action in furtherance of the release of any Guarantor or any other Person that is liable for the Obligations from all or any part of any liability arising under or in connection with any Transaction Document without the prior written consent of the Collateral Agent; or

(ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any Buyer that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

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(b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Buyer, or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(c) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the respective Maturity Date of each Note (other than Payment in Full of the Guaranteed Obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Collateral Agent, the Buyers, and their respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Collateral Agent or any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent or such Buyer (as applicable) herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Transaction Document.

Section 4. Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, protest, notice of acceptance and any other notice or formality of any kind with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, to the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent or any Buyer that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person or any Collateral, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Collateral Agent or any Buyer to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by the Collateral Agent or a Buyer.

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Section 5. Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent or any Buyer against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Payment in Full of the Guaranteed Obligations. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to Payment in Full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Collateral Agent of all or any part of the Guaranteed Obligations, and (b) there has been Payment in Full of the Guaranteed Obligations, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 6. Representations, Warranties and Covenants.

(a) Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i) such Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform its obligations under this Guaranty and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified (individually or in the aggregate) would not result in a Material Adverse Effect.

(ii) The execution, delivery and performance by such Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter, articles, certificate of formation or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Guarantor or its properties do not and will not result in or require the creation of any lien, security interest or encumbrance (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

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(iii) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any of the other Transaction Documents to which such Guarantor is a party (other than expressly provided for in any of the Transaction Documents).

(iv) This Guaranty has been duly executed and delivered by each Guarantor and is, and each of the other Transaction Documents to which such Guarantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v) There is no pending or, to the best knowledge of such Guarantor, threatened action, suit or proceeding against such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby.

(vi) Such Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Buyer, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties.

(vii) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b) Each Guarantor covenants and agrees that until Payment in Full of the Guaranteed Obligations, it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Section 4 of the Securities Purchase Agreement as if such Guarantor were a party thereto.

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Section 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and any Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any Buyer to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Collateral Agent or any Buyer shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. The Collateral Agent and each Buyer agrees to notify the relevant Guarantor promptly after any such set-off and application made by the Collateral Agent or such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or any Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Buyer may have under this Guaranty or any other Transaction Document in law or otherwise.

Section 8. Limitation on Guaranteed Obligations.

(a) Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the amount of all Guaranteed Obligations, plus interest thereon at the applicable Interest Rate as specified in the Note; and

(ii) the amount which could be claimed by the Collateral Agent from any Guarantor under this Guaranty without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Guarantor’s right of contribution and indemnification.

(b) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty hereunder or affecting the rights and remedies of the Collateral Agent or any Buyer hereunder or under applicable law.

(c) No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Buyer from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Paid in Full.

Section 9. Notices, Etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Guaranty must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. All notices and other communications provided for hereunder shall be sent, if to any Guarantor, to the Company’s address and/or facsimile number, or if to the Collateral Agent or any Buyer, to it at its respective address and/or facsimile number, each as set forth in Section 9(f) of the Securities Purchase Agreement

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Section 10. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, obligation or defense that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Buyers from bringing suit or taking other legal action against any Guarantor in any other jurisdiction to collect on a Guarantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Buyer.

Section 11. WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 12. Taxes.

(a) All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, withholding, deduction or other defense. Without limiting the foregoing, all such payments shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Collateral Agent or any Buyer by the jurisdiction in which the Collateral Agent or such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

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(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Collateral Agent or any Buyer pursuant to this sentence) the Collateral Agent or each Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) such Guarantor shall make such deduction or withholding,

(iii) such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, such Guarantor shall send the Collateral Agent or each Buyer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent, as the case may be) showing payment. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, “Other Taxes”).

(b) Each Guarantor hereby indemnifies and agrees to hold each Indemnified Party harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which the Collateral Agent or such Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If any Guarantor fails to perform any of its obligations under this Section 12, such Guarantor shall indemnify the Collateral Agent and each Buyer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 12 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

Section 13. Indemnification.

(a) Without limitation of any other obligations of any Guarantor or remedies of the Collateral Agent or the Buyers under this Guaranty or applicable law, except to the extent resulting from such Indemnified Party’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Collateral Agent and each Buyer and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Transaction Party enforceable against such Transaction Party in accordance with their terms.

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(b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) or any fiduciary duty or obligation to any of the Guarantors or any of their respective affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential, incidental or punitive damages arising out of or otherwise relating to the facilities, the actual or proposed use of the proceeds of the advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

Section 14. Miscellaneous.

(a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent or each Buyer, at such address specified by the Collateral Agent or such Buyer from time to time by notice to the Guarantors.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor, the Collateral Agent and each Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Collateral Agent or any Buyer to exercise, and no delay in exercising, any right or remedy hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent and the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Collateral Agent and the Buyers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Buyer to exercise any of their respective rights or remedies under any other Transaction Document against such party or against any other Person.

(d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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(e) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the respective Maturity Date of each Note (other than Payment in Full of the Guaranteed Obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of and be enforceable by the Collateral Agent, the Buyers, and their respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Collateral Agent or any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent or such Buyer (as applicable) herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Transaction Document. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer.

(f) This Guaranty and the other Transaction Documents reflect the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

Section 15. Currency Indemnity.

If, for the purpose of obtaining or enforcing judgment against Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 15 referred to as the “Judgment Currency”) an amount due under this Guaranty in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of courts of the jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 15 being hereinafter in this Section 15 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Guarantors shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of’ the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Guarantors under this Section 15 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

GUARANTORS:
TOUGHBUILT TECHNOLOGIES, INC.

By:
Name:
Title:

[Signatures continue on following page]

ACCEPTED BY:

ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B, as Collateral Agent

By:
Name:
Title: